Exhibit 99.1
ITEM 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
To the Shareholders and Board of Directors of Nortel Networks Limited
We have audited the accompanying consolidated balance sheets of Nortel Networks Limited and subsidiaries (“Nortel”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of Nortel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Nortel as of December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
As described in Note 4 to the consolidated financial statements, the accompanying consolidated financial statements of Nortel as of December 31, 2005 and for the years ended December 31, 2005 and 2004 have been restated. We therefore withdraw our previous report dated April 28, 2006 on those financial statements, as originally filed.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Nortel’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 15, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of Nortel’s internal control over financial reporting and an adverse opinion on the effectiveness of Nortel’s internal control over financial reporting because of a material weakness.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
March 15, 2007, except as to notes 5, 6, 7 and 22, which are as of September 7, 2007
COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCE
The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Company’s financial statements, such as the changes described in Note 3 to the financial statements. Our report to the Shareholders and Board of Directors of Nortel dated March 15, 2007 (except as to notes 5, 6, 7 and 22, which are as of September 7, 2007) with respect to the consolidated financial statements is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
March 15, 2007, except as to notes 5, 6, 7 and 22, which are as of September 7, 2007

NORTEL NETWORKS LIMITED
Consolidated Statements of Operations for the years ended December 31

	2006	2005	2004
		As restated*	As restated*
	(Millions of U.S. dollars)

Revenues:
Products	$10,158	$9,338	$8,511
Services	1,260	1,171	967

Total Revenues	11,418	10,509	9,478

Cost of revenues:
Products	6,276	5,629	5,023
Services	712	641	519

Total Cost of revenues	6,988	6,270	5,542

Gross profit	4,430	4,239	3,936
Selling, general and administrative expense	2,491	2,417	2,131
Research and development expense	1,940	1,874	1,975
Amortization of intangibles	26	17	9
In-process research and development expense	22	—	—
Special charges	105	169	181
(Gain) loss on sale of businesses and assets(a)	(206)	47	(91)

Operating earnings (loss)	52	(285)	(269)
Other income — net	199	295	222
Interest expense
Long-term debt	(187)	(124)	(108)
Other	(22)	(6)	(8)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	42	(120)	(163)
Income tax benefit (expense)	(60)	81	20

	(18)	(39)	(143)
Minority interests — net of tax	(21)	(12)	(11)
Equity in net earnings (loss) of associated companies — net of tax	(2)	3	—

Net earnings (loss) from continuing operations	(41)	(48)	(154)
Net earnings from discontinued operations — net of tax	—	1	49

Net earnings (loss) before cumulative effect of accounting change	(41)	(47)	(105)
Cumulative effect of accounting change — net of tax (note 3)	9	—	—

Net earnings (loss)	(32)	(47)	(105)
Dividends on preferred shares	38	26	22

Net earnings (loss) applicable to common shares	$(70)	$(73)	$(127)

(a)	Includes related costs.

*	See note 4
The accompanying notes are an integral part of these consolidated financial statements

NORTEL NETWORKS LIMITED
Consolidated Balance Sheets as of December 31

	2006	2005
		As restated*
	(Millions of U.S. dollars, except for share amounts)
ASSETS
Current assets
Cash and cash equivalents	$3,487	$2,876
Restricted cash and cash equivalents	44	77
Accounts receivable — net	3,709	3,130
Inventories — net	1,989	2,080
Deferred income taxes — net	276	377
Other current assets	512	569

Total current assets	10,017	9,109
Investments	204	244
Plant and equipment — net	1,526	1,555
Goodwill	2,351	2,406
Intangible assets — net	241	172
Deferred income taxes — net	3,863	3,664
Other assets	680	782

Total assets	$18,882	$17,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$1,124	$1,179
Payroll and benefit-related liabilities	637	801
Contractual liabilities	243	348
Restructuring liabilities	97	99
Other accrued liabilities	3,756	3,398
Long-term debt due within one year	18	1,446

Total current liabilities	5,875	7,271
Long-term debt	2,646	639
Deferred income taxes — net	97	104
Other liabilities	4,128	4,038

Total liabilities	12,746	12,052

Minority interests in subsidiary companies	243	247
Guarantees, commitments and contingencies (notes 13, 14 and 20)
SHAREHOLDERS’ EQUITY
Preferred shares, without par value — Authorized shares: unlimited; Issued and outstanding shares: 30,000,000 for 2006 and 30,000,000 for 2005	536	536
Common shares, without par value — Authorized shares: unlimited; Issued and outstanding shares: 1,460,978,638 for 2006 and 1,460,978,638 for 2005	1,211	1,211
Additional paid-in capital	22,298	22,193
Accumulated deficit	(17,544)	(17,474)
Accumulated other comprehensive loss	(608)	(833)

Total shareholders’ equity	5,893	5,633

Total liabilities and shareholders’ equity	$18,882	$17,932

*	See note 4
The accompanying notes are an integral part of these consolidated financial statements

NORTEL NETWORKS LIMITED
Consolidated Statements of Changes in Equity and Comprehensive Income (Loss)

	2006	2005	2004
		As restated*	As restated*
	(Millions of U.S. dollars)
Preferred shares
Balance at the beginning of the year	$536	$536	$536

Balance at the end of the year	536	536	536

Common shares
Balance at the beginning of the year	1,211	1,211	1,211

Balance at the end of the year	1,211	1,211	1,211

Additional paid-in capital
Balance at the beginning of the year	22,193	22,107	22,032
Stock option compensation	93	84	76
Restricted stock unit expense	8	1	—
Performance stock unit expense	2	—	—
Other	2	1	(1)

Balance at the end of the year	22,298	22,193	22,107

Accumulated deficit
Balance at the beginning of the year	(17,474)	(17,401)	(17,272)
Adjustment as of January 1, 2004 due to restatement*	—	—	(2)
Net earnings (loss)	(32)	(47)	(105)
Dividends on preferred shares	(38)	(26)	(22)

Balance at the end of the year	(17,544)	(17,474)	(17,401)

Accumulated other comprehensive loss
Balance at the beginning of the year	(833)	(504)	(537)
Adjustment as of January 1, 2004 due to restatement*	—	—	(66)
Foreign currency translation adjustment	282	(147)	189
Unrealized gain (loss) on investments — net	8	(2)	(63)
Unrealized derivative gain (loss) on cash flow hedges — net	(17)	(11)	6
Minimum pension liability adjustment — net	94	(169)	(33)

Other comprehensive income (loss)	367	(329)	99
Adoption of FASB Statement No. 158 — net (see note 3)	(142)	—	—

Balance at the end of the year	(608)	(833)	(504)

Total shareholders’ equity	$5,893	$5,633	$5,949

Total comprehensive income (loss) for the year
Net earnings (loss)	$(32)	$(47)	$(105)
Other comprehensive income (loss)	367	(329)	99

Total comprehensive income (loss) for the year	$335	$(376)	$(6)

*	See note 4
The accompanying notes are an integral part of these consolidated financial statements

NORTEL NETWORKS LIMITED
Consolidated Statements of Cash Flows for the years ended December 31

	2006	2005	2004
		As restated*	As restated*
	(Millions of U.S. dollars)
Cash flows from (used in) operating activities
Net earnings (loss)	$(32)	$(47)	$(105)
Adjustments to reconcile net earnings (loss) from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	290	301	341
Non-cash portion of special charges and related asset write downs	3	38	6
Non-cash portion of in-process research and development expense	22	—	—
Equity in net (earnings) loss of associated companies	2	(3)	—
Stock based compensation expense	112	86	75
Deferred income taxes	31	(114)	(47)
Net (earnings) from discontinued operations	—	(1)	(49)
Cumulative effect of accounting change	(9)	—	—
Pension and other accruals	345	299	219
(Gain) loss on sale or write down of investments, businesses and assets	(200)	(20)	(110)
Minority interests	21	12	11
Other — net	127	119	269
Change in operating assets and liabilities	(995)	(842)	(775)

Net cash from (used in) operating activities of continuing operations	(283)	(172)	(165)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(316)	(256)	(275)
Proceeds on disposals of plant and equipment	143	10	10
Change in restricted cash and cash equivalents	36	3	(11)
Acquisitions of investments and businesses — net of cash acquired	(146)	(651)	(5)
Proceeds on sale of investments and businesses	600	470	150

Net cash from (used in) investing activities of continuing operations	317	(424)	(131)

Cash flows from (used in) financing activities
Dividends paid by subsidiaries to minority interests	(60)	(43)	(33)
Increase in notes payable	105	70	92
Decrease in notes payable	(79)	(83)	(84)
Proceeds from issuance of long-term debt	3,300	—	—
Repayments of long-term debt	(2,725)	—	(107)
Debt issuance cost	(42)	—	—
Increase in capital leases payable	1	—	—
Decrease in capital leases payable	(17)	(9)	(9)

Net cash from (used in) financing activities of continuing operations	483	(65)	(141)

Effect of foreign exchange rate changes on cash and cash equivalents	94	(102)	88

Net cash from (used in) continuing operations	611	(763)	(349)
Net cash from (used in) operating activities of discontinued operations	—	33	22

Net increase (decrease) in cash and cash equivalents	611	(730)	(327)
Cash and cash equivalents at beginning of year	2,876	3,606	3,933

Cash and cash equivalents at end of year	$3,487	$2,876	$3,606

*	See note 4
The accompanying notes are an integral part of these consolidated financial statements

NORTEL NETWORKS LIMITED
Notes to Consolidated Financial Statements
(millions of U.S. dollars, except per share amounts, unless otherwise stated)
1. Nortel Networks Limited
Nortel Networks Limited (“Nortel”) is a global supplier of end-to-end networking products and solutions serving both service providers and enterprise customers. Nortel’s technologies span access and core networks, support multimedia and business-critical applications. Nortel’s networking solutions consist of hardware, software and services. Nortel’s business activities include the design, development, assembly, marketing, sale, licensing, installation, servicing and support of these networking solutions.
Nortel is the principal direct operating subsidiary of Nortel Networks Corporation (“NNC”). NNC holds all of Nortel Networks Limited’s outstanding common shares but none of Nortel Networks Limited’s outstanding preferred shares. NNC’s common shares are publicly traded on the New York Stock Exchange (“NYSE”) and Toronto Stock Exchange (“TSX”) under the symbol “NT”. Nortel Networks Limited’s Cumulative Redeemable Class A Preferred Shares Series 5 and Non-cumulative Redeemable Class A Preferred Shares Series 7 are traded on the TSX under the symbols “NTL.PR.F” and “NTL.PR.G”, respectively. Acquisitions involving any share consideration are completed by NNC, while acquisitions involving only cash consideration are generally completed by Nortel.
2. Significant accounting policies
Basis of presentation
The consolidated financial statements of Nortel have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for the preparation of financial statements. Although Nortel is headquartered in Canada, the consolidated financial statements are expressed in U.S. dollars as the greater part of the financial results and net assets of Nortel are denominated in U.S. dollars. Certain prior year amounts have been reclassified to conform to Nortel’s current presentation.
In conjunction with the establishment of Nortel’s Global Services operating segment in the third quarter of 2006, Nortel has disclosed the revenues and related cost of revenues from both its products and services in its audited consolidated statements of operations.
(a) Principles of consolidation
The financial statements of entities which are controlled by Nortel through voting equity interests, referred to as subsidiaries, are consolidated into Nortel’s results. Entities which are controlled jointly with another entity, referred to as joint ventures, and entities which are not controlled by Nortel but over which Nortel has the ability to exercise significant influence, referred to as associated companies, are accounted for using the equity method. Variable Interest Entities (“VIEs”) (which include, but are not limited to, special purpose entities, trusts, partnerships, certain joint ventures and other legal structures), as defined by the Financial Accounting Standards Board (“FASB”) in FASB Interpretation No. (“FIN”) 46 (revised December 2003), “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51” (“FIN 46R”), are entities in which equity investors generally do not have the characteristics of a “controlling financial interest” or there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. VIEs are consolidated by Nortel when it is determined that it will, as the primary beneficiary, absorb the majority of the VIEs’ expected losses and/or expected residual returns. Intercompany accounts and transactions are eliminated upon consolidation and unrealized intercompany gains and losses are eliminated when accounting under the equity method.
(b) Use of estimates
Nortel makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used when accounting for items and matters such as revenue recognition and accruals for losses on contracts, allowances for uncollectible accounts receivable and customer financing, receivables sales, inventory obsolescence, product warranty, amortization, asset valuations, asset retirement obligations, impairment assessments, employee benefits including pensions, taxes and related valuation allowances and provisions, research and development provisions, restructuring and other provisions, stock-based compensation and contingencies.

(c) Translation of foreign currencies
The consolidated financial statements of Nortel are presented in U.S. dollars. The financial statements of Nortel’s operations whose functional currency is not the U.S. dollar (except for highly inflationary economies as described below) are translated into U.S. dollars at the exchange rates in effect at the balance sheet dates for assets and liabilities, and at average rates for the period for revenues and expenses. The unrealized translation gains and losses on Nortel’s net investment in these operations, including long-term intercompany advances considered to form part of the net investment, are accumulated as a component of other comprehensive income (loss) (“OCI”).
Transactions and financial statements for Nortel’s operations in countries considered to have highly inflationary economies use the U.S. dollar as their functional currency. Resulting translation gains or losses are reflected in net earnings (loss).
When appropriate, Nortel may hedge a designated portion of the exposure to foreign exchange gains and losses incurred on the translation of specific foreign operations. Derivative instruments used by Nortel can include foreign currency-denominated debt, foreign currency swaps and foreign currency forward and option contracts that are denominated in the same currency as the hedged foreign operations. The translation gains and losses on the effective portion of the cash flow hedging instruments that qualify for hedge accounting are recorded in OCI; other translation gains and losses not related to cash flow hedges are recorded in net earnings (loss).
(d) Revenue recognition
Nortel’s products and services are generally sold pursuant to a contract and the terms of the contract, taken as a whole, determine the appropriate revenue recognition methods to be applied. Product revenue includes revenue from arrangements that include services such as installation, engineering and network planning where the services could not be separated from the arrangement because the services are essential or fair value could not be established. Services revenue reported in the audited consolidated statements of operations is comprised of revenue from Nortel’s Global Services segment (excluding services bundled with product sales).
Depending upon the terms of the contract and types of products and services sold, Nortel recognizes revenue under American Institute of Certified Public Accountants Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”), SOP 97-2, “Software Revenue Recognition” (“SOP 97-2”), and SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition” (“SAB 104”), which was preceded by SAB 101, “Revenue Recognition in Financial Statements” (“SAB 101”), prior to December 2003. Revenue is recognized net of cash discounts and allowances.
Effective July 1, 2003, for contracts involving multiple deliverables, where the deliverables are governed by more than one authoritative accounting standard, Nortel generally applies the FASB Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”), and evaluates each deliverable to determine whether it represents a separate unit of accounting based on the following criteria: (a) whether the delivered item has value to the customer on a stand-alone basis, (b) whether there is objective and reliable evidence of the fair value of the undelivered item(s), and (c) if the contract includes a general right of return relative to the delivered item, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of Nortel. If objective and reliable evidence of fair value exists for all units of accounting in the arrangement, revenue is allocated to each unit of accounting or element based on relative fair values. In situations where there is objective and reliable evidence of fair value for all undelivered elements, but not for delivered elements, the residual method is used to allocate the contract consideration. Under the residual method, the amount of revenue allocated to delivered elements equals the total arrangement consideration less the aggregate fair value of any undelivered elements. Each unit of accounting is then accounted for under the applicable revenue recognition guidance. So long as elements otherwise governed by separate authoritative accounting standards cannot be treated as separate units of accounting under the guidance in EITF 00-21, the elements are combined into a single unit of accounting for revenue recognition purposes. In this case, revenue allocated to the unit of accounting is deferred until all combined elements have been delivered or, once there is only one remaining element to be delivered, based on the revenue recognition guidance applicable to the last delivered element within the unit of accounting.
For arrangements that include hardware and software where software is considered more than incidental to the hardware, provided that the software is not essential to the functionality of the hardware and the hardware and software represent separate units of accounting, revenue related to the software element is recognized under SOP 97-2 and revenue related to the hardware element is recognized under SOP 81-1 or SAB 104. For arrangements where the software is considered more than incidental and essential to the functionality of the hardware, or where the hardware is not considered a separate unit of accounting from the software deliverables, revenue is recognized for the software and the hardware as a single unit of accounting pursuant to SOP 97-2 for off-the-shelf products and pursuant to SOP 81-1 for customized products.

Prior to July 1, 2003, for contracts involving multiple elements, Nortel allocated revenue to each element based on the relative fair value or the residual method, as applicable. Provided none of the undelivered elements were essential to the functionality of the delivered elements, revenue related to the software element was recognized under SOP 97-2 and revenue related to the hardware element was recognized under SOP 81-1 or SAB 101.
For elements related to customized network solutions and certain network build-outs, revenues are recognized under SOP 81-1, generally using the percentage-of-completion method. In using the percentage-of-completion method, revenues are generally recorded based on a measure of the percentage of costs incurred to date on a contract relative to the estimated total expected contract costs. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. Generally, the terms of long-term contracts provide for progress billing based on completion of certain phases of work. Contract revenues recognized, based on costs incurred toward the completion of the project, that are unbilled are accumulated in the contracts in progress account included in accounts receivable — net. Billings in excess of revenues recognized to date on long-term contracts are recorded as advance billings in excess of revenues recognized to date on contracts within other accrued liabilities. In circumstances where reasonably dependable cost estimates cannot be made for a customized network solution or build-out element and there is no assurance that a loss will not be incurred on the element, all revenues and certain costs are deferred until completion of the element (“completed contract accounting”).
Revenue for hardware that does not require significant customization, and where any software is considered incidental, is recognized under SAB 104, provided, however, that revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured.
For hardware, delivery is considered to have occurred upon shipment provided that risk of loss, and legal title in certain jurisdictions, have been transferred to the customer.
For arrangements where the criteria for revenue recognition have not been met because legal title or risk of loss on products does not transfer to the customer until final payment has been received or where delivery has not occurred, revenue is deferred to a later period when legal title or risk of loss passes either on delivery or on receipt of payment from the customer. For arrangements where the customer agrees to purchase products but Nortel retains possession until the customer requests shipment (“bill and hold arrangements”), revenue is not recognized until delivery to the customer has occurred and all other revenue recognition criteria have been met.
Services revenue is generally recognized according to the proportional performance method. The proportional performance method is used when the provision of services extends beyond an accounting period with more than one performance act, and permits the recognition of revenue ratably over the services period when no other pattern of performance is discernable. The nature of the service contract is reviewed to determine which revenue recognition method best reflects the nature of services performed. Provided all other revenue recognition criteria have been met, the revenue recognition method selected reflects the pattern in which the obligations to the customers have been fulfilled. Engineering and installation revenues are generally recognized as the services are performed.
Nortel makes certain sales through multiple distribution channels, primarily resellers and distributors. These customers are generally given certain rights of return. For products sold through these distribution channels, revenue is recognized from product sale at the time of shipment to the distribution channel when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is reasonably assured. Accruals for estimated sales returns and other allowances are recorded at the time of revenue recognition and are based on contract terms and prior claims experience.
Software revenue is generally recognized under SOP 97-2. For software arrangements involving multiple elements, Nortel allocates revenue to each element based on the relative fair value or the residual method, as applicable, and using vendor specific objective evidence of fair values, which is based on prices charged when the element is sold separately. Software revenue accounted for under SOP 97-2 is recognized when persuasive evidence of an arrangement exists, the software is delivered in accordance with all terms and conditions of the customer contracts, the fee is fixed or determinable and collectibility is reasonably assured. Revenue related to post-contract support (“PCS”), including technical support and unspecified when-and-if available software upgrades, is recognized ratably over the PCS term.
Under SAB 104 or SOP 97-2, if fair value does not exist for any undelivered element, revenue is not recognized until the earlier of (i) the undelivered element is delivered or (ii) fair value of the undelivered element exists, unless the undelivered element is a service, in which case revenue is recognized as the service is performed once the service is the only undelivered element.

(e) Research and development
Research and development (“R&D”) costs are charged to net earnings (loss) in the periods in which they are incurred. However, costs incurred pursuant to specific contracts with third parties for which Nortel is obligated to deliver a product are charged to cost of revenues in the same period as the related revenue is recognized. Related global investment tax credits are deducted from the income tax provision.
(f) Income taxes
Nortel provides for income taxes using the asset and liability method. This approach recognizes the amount of taxes payable or refundable for the current year as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the consolidated financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of changes in tax laws or enacted tax rates.
In establishing the appropriate income tax valuation allowances, Nortel assesses its net deferred tax assets quarterly and based on all available evidence, both positive and negative, determines whether it is more likely than not that the remaining net deferred tax assets or a portion thereof will be realized.
(g) Cash and cash equivalents
Cash and cash equivalents consist of cash on hand, balances with banks and short-term investments. All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The amounts presented in the consolidated financial statements approximate the fair value of cash and cash equivalents.
(h) Restricted cash and cash equivalents
Cash and cash equivalents are considered restricted when they are subject to contingent rights of a third party customer under bid, performance related, and other bonds associated with contracts that Nortel is not able to unilaterally revoke. Cash and cash equivalents collateral may be provided, often in addition to the payment of fees to the other party, as a result of the general economic and industry environment and of Nortel’s and NNC’s credit ratings.
(i) Provision for doubtful accounts
The provision for doubtful accounts for trade, notes and long-term receivables due from customers is established based on an assessment of a customer’s credit quality, as well as subjective factors and trends, including the aging of receivable balances. Generally, these credit assessments occur prior to the inception of the credit exposure and at regular reviews during the life of the exposure.
Customer financing receivables include receivables from customers with deferred payment terms. Customer financing receivables are considered impaired when they are classified as non-performing, payment arrears exceed 90 days or a major credit event such as a material default has occurred, and management determines that collection of amounts due according to the contractual terms is doubtful. Provisions for impaired customer financing receivables are recorded based on the expected recovery of defaulted customer obligations, being the present value of expected cash flows, or the realizable value of the collateral if recovery of the receivables is dependent upon a liquidation of the assets. Interest income on impaired customer finance receivables is recognized as the cash payments are collected.
(j) Inventories
Inventories are valued at the lower of cost (calculated generally on a first-in, first-out basis) or market value. The cost of finished goods and work in process is comprised of material, labor and manufacturing overhead. Provisions for inventory are based on estimates of future customer demand for products, including general economic conditions, growth prospects within the customer’s ultimate marketplaces and market acceptance of current and pending products. In addition, full provisions are generally recorded for surplus inventory in excess of one year’s forecast demand or inventory deemed obsolete.

Inventory includes certain direct and incremental deferred costs associated with arrangements where title and risk of loss was transferred to customers but revenue was deferred due to other revenue recognition criteria not being met.
(k) Receivables sales
Transfers of accounts receivable that meet the criteria for surrender of control under FASB Statement of Financial Accounting Standard (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, are accounted for as sales. Generally, Nortel retains servicing rights and, in some cases, provides limited recourse when it sells receivables. A gain or loss is recorded as an operating expense (recovery) within selling, general and administrative (“SG&A”), at the date of the receivables sale and is based upon, in part, the previous carrying amount of the receivables involved in the transfer allocated between the assets sold and the retained interests based on their relative fair values at the date of the transfer. Fair value is generally estimated based on the present value of the estimated future cash flows expected under management’s assumptions, including discount rates assigned commensurate with risks. Retained interests are classified as available-for-sale securities.
Nortel, when acting as the servicing agent, generally does not record an asset or liability related to servicing as the annual servicing fees are equivalent to those that would be paid to a third party servicing agent.
Nortel reviews the fair value assigned to retained interests at each reporting date subsequent to the date of the transfer to determine if there is an other-than-temporary impairment. Fair value is reviewed using similar valuation techniques as those used to initially measure the retained interest and, if a change in events or circumstances warrants, the fair value is adjusted and any other-than-temporary impairments are recorded in other income (expense) — net.
(l) Investments
Investments in publicly traded equity securities of companies over which Nortel does not exert significant influence are accounted for at fair value and are classified as available for sale. Unrealized holding gains and losses related to these securities are excluded from net earnings (loss) and are included in OCI until such gains or losses are realized or an other-than-temporary impairment is determined to have occurred.
Investments in equity securities of private companies over which Nortel does not exert significant influence are accounted for using the cost method. Investments in associated companies and joint ventures are accounted for using the equity method. An impairment loss is recorded when there has been a loss in value of the investment that is other-than-temporary.
Nortel monitors its investments for factors indicating other-than-temporary impairment and records a charge to net earnings (loss) when appropriate.
(m) Plant and equipment
Plant and equipment are stated at cost less accumulated depreciation. Depreciation is generally calculated on a straight-line basis over the expected useful lives of the plant and equipment. The expected useful lives of buildings are twenty to forty years, and of machinery and equipment are three to ten years. Capitalized software is amortized over three years.
(n) Software development and business reengineering costs
Software development costs
Costs to develop, acquire or modify software solely for Nortel’s internal use are capitalized pursuant to SOP No. 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). SOP 98-1 requires qualified internal and external costs (related to such software) incurred during the application development stage to be capitalized and any preliminary project costs (related to such software) and post-implementation costs to be expensed as incurred.
Business reengineering costs
Internal and external costs of business process reengineering activities are expensed pursuant to EITF Issue No. 97-13, “Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation” (“EITF 97-13”). Information technology transformation projects typically involve implementation of enterprise software packages whereby entities must reengineer their business processes to connect into the software rather than modify the software to connect into their existing business processes. Software development costs relating to the information technology transformation are capitalized under SOP 98-1 as described above.
(o) Impairment or disposal of long-lived assets (plant and equipment and acquired technology)
Long-lived assets held and used
Nortel tests long-lived assets or asset groups held and used for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; the accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its previously estimated useful life.
Recoverability is assessed based on the carrying amount of the asset and the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset or asset group. An impairment loss is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss is measured as the amount by which the carrying amount exceeds fair value.
Long-lived assets held for sale
Long-lived assets are classified as held for sale when certain criteria are met, which include: management’s commitment to a plan to sell the assets; the assets are available for immediate sale in their present condition; an active program to locate buyers and other actions to sell the assets have been initiated; the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; the assets are being actively marketed at reasonable prices in relation to their fair value; and it is unlikely that significant changes will be made to the plan to sell the assets or that the plan will be withdrawn.
Nortel measures long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. These assets are not depreciated.
Long-lived assets to be disposed of other than by sale
Nortel classifies assets that will be disposed of other than by sale as held and used until the disposal transaction occurs. The assets continue to be depreciated based on revisions to their estimated useful lives until the date of disposal or abandonment.
Recoverability is assessed based on the carrying amount of the asset and the sum of the undiscounted cash flows expected to result from the remaining period of use and the eventual disposal of the asset or asset group. An impairment loss is recognized when the carrying amount is not recoverable and exceeds the fair value of the asset or asset group. The impairment loss is measured as the amount by which the carrying amount exceeds fair value.
Fair value for the purposes of measuring impairment or a planned disposal of long-lived assets is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.
(p) Goodwill
Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed. Nortel tests for impairment of goodwill on an annual basis as of October 1, and at any other time if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount.
Circumstances that could trigger an impairment test include: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; the loss of key personnel; a change in reportable segments; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of; the results of testing for recoverability of a significant asset group within a reporting unit; and the recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

The impairment test for goodwill is a two-step process. Step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to the reporting unit. Measurement of the fair value of a reporting unit is based on one or more fair value measures including present value techniques of estimated future cash flows and estimated amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties. Nortel also considers its market capitalization as of the date of the impairment test. If the carrying amount of the reporting unit exceeds the fair value, step two requires the fair value of the reporting unit to be allocated to the underlying assets and liabilities of that reporting unit, resulting in an implied fair value of goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss equal to the excess is recorded in net earnings (loss).
(q) Intangible assets
Intangible assets consist of acquired technology and other intangible assets. Acquired technology represents the value of the proprietary know-how which was technologically feasible as of the acquisition date and is charged to net earnings (loss) on a straight-line basis over its estimated useful life. Other intangible assets are amortized into net earnings (loss) based on their expected pattern of benefit to future periods using estimates of undiscounted cash flows.
(r) Warranty costs
As part of the normal sale of product, Nortel provides its customers with product warranties that extend for periods generally ranging from one to six years from the date of sale. A liability for the expected cost of warranty-related claims is established when the product is delivered and completed. In estimating warranty liability, historical material replacement costs and the associated labor costs to correct the product defect are considered. Revisions are made when actual experience differs materially from historical experience. Warranty related costs incurred before revenue is recognized are capitalized and recognized as an expense when the related revenue is recognized. Known product defects are specifically accrued for as Nortel becomes aware of such defects.
(s) Pension, post-retirement and post-employment benefits
Pension expense, based on management’s assumptions, consists of: actuarially computed costs of pension benefits in respect of the current year’s service; imputed returns on plan assets and imputed interest on pension obligations; and straight-line amortization under the corridor approach of experience gains and losses, assumption changes and plan amendments over the expected average remaining service life of the employee group.
The expected costs of post-retirement and certain post-employment benefits, other than pensions, for active employees are accrued in the consolidated financial statements during the years employees provide service to Nortel. These costs are recorded based on actuarial methods and assumptions. Other post-employment benefits are recognized when the event triggering the obligation occurs.
The over-funded or under-funded status of defined benefit pension and post-retirement plans is recognized as an asset or liability, respectively, on the balance sheet.
(t) Derivative financial instruments
Nortel records derivatives as assets and liabilities measured at fair value. The accounting for changes in the fair value depends on whether a derivative has been designated as a hedge under hedge accounting, and the type of hedging relationship designated. For a derivative designated as a fair value hedge, changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in net earnings (loss) in the period in which the changes occur. For a derivative designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in OCI and are recognized in net earnings (loss) when the hedged item affects net earnings (loss). Ineffective portions of changes in the fair value of the derivative in a cash flow hedge are recognized in other income (expense) — net in the period in which the changes occur. If the derivative has not been designated as an accounting hedge relationship or if a designated hedging relationship is no longer highly effective, changes in the fair value of the derivative are recognized in net earnings (loss) in the period in which the changes occur.
When a fair value hedging relationship is terminated because the derivative is sold, terminated or the hedge relationship is de-designated the fair value basis adjustment recorded on the hedged item is recognized in the same manner as the other components of the hedged item. For a cash flow hedge that is terminated because the derivative is sold, expired, or the relationship is de-designated, the amount in OCI continues to be recognized when the hedged item affects net earnings (loss). If a cash flow or fair value hedging relationship is terminated because the underlying hedged item is repaid or is sold, or it is no longer probable that the hedged forecasted transaction will occur, the accumulated balance in OCI or the fair value basis adjustment recorded on the hedged item is recorded immediately in net earnings (loss).

Nortel’s policy is to formally document all material relationships between derivative instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. Where hedge accounting will be applied, this process includes linking all derivatives to specific assets and liabilities on the consolidated balance sheet or to specific firm commitments or forecasted transactions. Nortel also formally assesses, both at the hedge’s inception and on an ongoing basis, as applicable, whether the derivatives that are used in designated hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.
Nortel generally classifies cash flows resulting from its derivative financial instruments in the same manner as the cash flows from the item that the derivative is hedging. Typically, this is within cash flows from (used in) operating activities in the consolidated statements of cash flows, or, for derivatives designated as hedges relating to the cash flows associated with settlement of the principal component of long-term debt, within cash flows from (used in) financing activities.
Nortel may also invest in warrants to purchase securities of other companies as a strategic investment or receive warrants in various transactions. Warrants that relate to publicly traded companies or that can be net share settled are deemed to be derivative financial instruments. Such warrants, however, are generally not eligible to be designated as hedging instruments as there is no corresponding underlying exposure. In addition, Nortel may enter into certain commercial contracts containing embedded derivative financial instruments. Generally, for these embedded derivatives, for which the economic characteristics and risks are not clearly and closely related to the economic characteristics and risks of the host contract, the changes in fair value are recorded in net earnings (loss).
(u) Stock-based compensation
Nortel employees participate in a number of stock-based compensation plans that are described in note 18. Nortel directors participate in director stock unit plans.
Effective January 1, 2006, Nortel adopted SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”) which revises SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Nortel adopted SFAS 123R using the modified prospective transition method and, accordingly, the results of prior periods have not been restated. This method requires that the provisions of SFAS 123R are generally applied only to share-based awards granted, modified, repurchased or cancelled on January 1, 2006 and thereafter. Nortel voluntarily adopted fair value accounting for share-based awards effective January 1, 2003 (under SFAS 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123”). Using the prospective method, Nortel measured the cost of share-based awards granted or modified on or after January 1, 2003, using the fair value of the award and began recognizing that cost in the consolidated statements of operations over the vesting period. Nortel will recognize the remaining cost of these awards over the remaining service period following the provisions of SFAS 123R. For those share-based awards granted prior to January 1, 2003 and not subsequently modified, that were nonvested and outstanding as of January 1, 2006, Nortel will recognize the remaining cost of these awards over the remaining service period as required by SFAS 123R.
The accounting for Nortel’s stock-based compensation plans under the fair value based method is as follows:
Stock Options
The fair value at grant date of stock options is estimated using the Black-Scholes-Merton option-pricing model. Compensation expense is recognized on a straight-line basis over the stock option vesting period based on the estimated number of stock options that are expected to vest.
Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”), Deferred Stock Units (“DSUs”) and Stock Appreciation Rights (“SARs”)
RSUs that are settled with common shares are valued using the grant date market price of the underlying shares. This valuation is not subsequently adjusted for changes in the market price of the shares prior to settlement of the award. Compensation expense is recognized on a straight-line basis over the vesting period based on the estimated number of RSU awards that are expected to vest. All RSUs granted have been classified as equity instruments based on the settlement provisions of the stock-based compensation plans.

PSUs that are settled with common shares are valued using the grant date market price of the underlying shares. The extent to which PSUs vest and settle at the end of a three year performance period will depend upon the level of achievement of certain performance criteria based on the relative total shareholder return on the common shares of Nortel compared to the total shareholder return on the common shares of a comparative group of companies included in the Dow Jones Technology Titans Index (the “Technology Index”). The number of common shares to be issued for the vested PSUs are determined based on Nortel’s ranking within the Technology Index and can range from 0% to 200%. The estimate of the number of common shares to be issued upon the settlement of vested PSUs is determined using a Monte Carlo simulation model. Compensation expense is recognized on a straight-line basis over the vesting period based on the estimated number of PSU awards that are expected to vest. All PSUs granted have been classified as equity instruments based on the settlement provisions of the stock-based compensation plans.
Grants of SARs that are settled in cash at the option of employees are accounted for as liability awards. Grants of SARs that are settled in stock are accounted for as equity awards.
Grants of DSUs that are settled with stock purchased on the open market are accounted for as liabilities. The value of the liability is remeasured each period based on the cumulative compensation expense recognized for the awards at each period end. This is determined based on the current market price of the underlying stock at period end, the estimated number of DSU awards that are expected to vest calculated in the same manner as equity settled RSUs and the portion of the vesting period that has elapsed. Subsequent to vesting and prior to settlement of the award, changes in Nortel’s payment obligations are based on changes in the stock price and are recorded as compensation expense each period. The payment obligation is established for DSUs on the later of the date of termination of employment and/or directorship.
Stock-based awards, which are substantively discretionary in nature, are measured and recorded fully as compensation expense in the period that the issuance and settlement of the award is approved.
Employee Stock Purchase Plans (“ESPPs”)
Nortel has stock purchase plans for eligible employees in eligible countries, and a stock purchase plan for eligible unionized employees in Canada (collectively, the “ESPPs”), to facilitate the acquisition of common shares of Nortel
Networks Corporation at a discount. The discount is such that the plans are considered compensatory under the fair value based method. Nortel’s contribution to the ESPPs is recorded as compensation expense on a quarterly basis as the obligation to contribute is incurred.
Pro forma disclosure required due to a change in accounting policy
Had Nortel applied the fair value based method to all stock-based awards in all periods, reported net earnings (loss) and earnings (loss) per common share would have been adjusted to the pro forma amounts indicated below for the following years ended December 31:

	2005	2004
Net earnings (loss) — reported	$(47)	$(105)
Stock-based compensation — reported	89	116
Stock-based compensation — pro forma(a)	(96)	(166)

Net earnings (loss) — pro forma	$(54)	$(155)

(a)	Stock-based compensation — pro forma expense for both years ended December 31, 2005 and 2004 was net of tax of nil.
(v) Recent accounting pronouncements
(i)	In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment to FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 simplifies the accounting for certain hybrid financial instruments containing embedded derivatives. SFAS 155 allows fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS 133. In addition, it amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”), to eliminate certain restrictions on passive derivative financial instruments that a qualifying special-purpose entity can hold. SFAS 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Nortel will adopt the provisions of SFAS 155 on January 1, 2007. The implementation of SFAS 155 is not expected to have a material impact on Nortel’s results of operations and financial condition.

(ii)	In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 simplifies the accounting for assets and liabilities arising from loan servicing contracts. SFAS 156 requires that servicing rights be valued initially at fair value and subsequently either (i) accounted for at fair value or (ii) amortized over the period of estimated net servicing income (loss), with an assessment for impairment or increased obligation each reporting period. SFAS 156 is effective for fiscal years beginning after September 15, 2006. Nortel will adopt the provisions of SFAS 156 on January 1, 2007. The implementation of SFAS 156 is not expected to have a material impact on Nortel’s results of operations and financial condition.

(iii)	In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” (“SFAS 109”). The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides accounting guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The evaluation of tax positions under FIN 48 will be a two-step process, whereby (1) Nortel determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, Nortel would recognize the largest amount of tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement with the related tax authority. FIN 48 is effective for fiscal years beginning after December 15, 2006. Nortel will adopt the provisions of FIN 48 on January 1, 2007. Nortel is currently in the process of assessing the impact of FIN 48. Based on Nortel’s preliminary analysis, it does not expect a significant adjustment to opening accumulated deficit as a result of the adoption of FIN 48. For additional information, see note 8.

(iv)	In June 2006, the EITF reached a consensus on EITF Issue No. 06-2 “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for Compensated Absences” (“EITF 06-2”). EITF 06-2 provides clarification surrounding the accounting for benefits in the form of compensated absences, whereby an employee is entitled to paid time off after working for a specified period of time. EITF 06-2 is effective for fiscal years beginning after December 15, 2006. Nortel will adopt the provisions of EITF 06-2 on January 1, 2007. Nortel does not expect the adoption of EITF 06-2 to have a material impact on its results of operations and financial condition.

(v)	In June 2006, the EITF reached a consensus on EITF Issue No. 06-3 “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation)” (“EITF 06-3”). EITF 06-3 provides guidance on how taxes directly imposed on revenue producing transactions between a seller and customer that are remitted to governmental authorities should be presented in the income statement (i.e. gross versus net presentation). EITF 06-3 is effective for interim and annual reporting periods beginning after December 15, 2006. Nortel will adopt the provisions of EITF 06-3 on January 1, 2007. Nortel does not expect the adoption of EITF 06-3 to have a material impact on the presentation of its results of operations and financial condition.

(vi)	In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides accounting guidance on the definition of fair value and establishes a framework for measuring fair value in U.S. GAAP and requires expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Nortel plans to adopt the provisions of SFAS 157 on January 1, 2008. Nortel is currently assessing the impact of the adoption of SFAS 157 on its results of operations and financial condition.

(vii)	In September 2006, the EITF reached a consensus on EITF Issue No. 06-1 “Accounting for Consideration Given by a Service Provider to Manufacturers or Resellers of Equipment Necessary for an End-Customer to Receive Service from the Service Provider” (“EITF 06-1”). EITF 06-1 provides accounting guidance on the consideration given by a service provider to a manufacturer or reseller of specialized equipment for the reduction of the price of such equipment to an end-customer which is necessary for an end-customer to receive service from the service provider. EITF 06-1 is effective for fiscal years beginning after June 15, 2007. Nortel will adopt the provisions of EITF 06-1 on January 1, 2008. Nortel does not expect the adoption of EITF 06-1 to have a material impact on its results of operations and financial condition.

3. Accounting changes
(a) Implicit Variable Interests
In March 2005, the FASB issued FASB Staff Position (“FSP”), FIN No. 46(R)-5, “Implicit Variable Interests under FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities” (“FSP FIN 46R-5”). FSP FIN 46R-5 provides guidance for a reporting enterprise on determining whether it holds an implicit variable interest in VIEs or potential VIEs when specific conditions exist. This FSP became effective in the first period beginning after March 3, 2005 in accordance with the transition provisions of FIN 46. The adoption of FSP FIN 46R-5 had no material impact on Nortel’s results of operations and financial condition.
(b) Accounting for Electronic Equipment Waste Obligations
In June 2005, the FASB issued FSP FAS No. 143-1, “Accounting for Electronic Equipment Waste Obligations” (“FSP FAS 143-1”). FSP 143-1 provides guidance on how commercial users and producers of electronic equipment should recognize and measure asset retirement obligations associated with the European Union (“EU”) Directive 2002/96/EC on Waste Electrical and Electronic Equipment. FSP FAS 143-1, along with the EU Directive, effectively obligates a commercial user to accrue costs associated with the retirement of a specified asset that qualifies as historical waste equipment. FSP FAS 143-1 directs the commercial user to apply the provisions of FASB SFAS No. 143, “Accounting for Asset Retirement Obligations”, and the related FASB FIN No. 47, “Accounting for Conditional Asset Retirement Obligations”, to an obligation associated with historical waste. FSP FAS 143-1 applies to the later of Nortel’s fiscal quarter ended June 30, 2005, or the date of the adoption of the law by the applicable EU-member country. In the second, third and fourth quarters of 2005, Nortel adopted FSP FAS 143-1 with respect to those EU-member countries that enacted the directive into country specific laws. The adoption of FSP FAS 143-1 did not have a material impact on Nortel’s results of operations and financial condition for the fiscal years ended December 31, 2006 and 2005. Due to the fact that certain EU-member countries have not yet enacted country-specific laws, Nortel cannot estimate the impact of applying this guidance in future periods.
(c) The Meaning of Other-than-Temporary Impairment and its Application to Certain Investments
As of January 1, 2006, Nortel adopted EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-1”), re-titled FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP FAS 115-1 and FAS 124-1”). The adoption of FSP FAS 115-1 and FAS 124-1 did not have a material impact on Nortel’s results of operations and financial condition.
(d) Inventory Costs
As of January 1, 2006, Nortel adopted SFAS No. 151, “Inventory Costs” (“SFAS 151”). The adoption of SFAS 151 did not have a material impact on Nortel’s results of operations and financial condition.
(e) Share-Based Payment
In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair values. SFAS 123R also modifies certain measurement and expense recognition provisions of SFAS 123 that have an impact on Nortel, including the requirement to estimate employee forfeitures each period when recognizing compensation expense and requiring that the initial and subsequent measurement of the cost of liability-based awards each period be based on the fair value (instead of the intrinsic value) of the award. This statement is effective for Nortel as of January 1, 2006. Nortel previously elected to expense employee stock-based compensation using the fair value method prospectively for all awards granted or modified on or after January 1, 2003, in accordance with SFAS No. 148, “Accounting for Stock Based Compensation — Transition and Disclosure” (“SFAS 148”). SAB 107, “Share-Based Payment” (“SAB 107”), was issued by the SEC in March 2005 and provides supplemental SFAS 123R application guidance based on the views of the SEC. As a result of the adoption of SFAS 123R in the first quarter of 2006, Nortel recorded a gain of $9 as a cumulative effect of an accounting change. There were no other material impacts on Nortel’s results of operations and financial condition as a result of the adoption of SFAS 123R. For additional disclosure related to SFAS 123R, see note 18.

(f) Accounting Changes and Error Corrections
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — an Amendment of APB Opinion No. 28”. SFAS 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections. SFAS 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principles and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS 154 also requires certain disclosures for restatements due to correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Nortel has adopted SFAS 154 as of January 1, 2006. The impact that the adoption of SFAS 154 will have on Nortel’s consolidated results of operations and financial condition will depend on the nature of future accounting changes adopted by Nortel and the nature of transitional guidance provided in future accounting pronouncements. As of December 31, 2006, Nortel adopted the provisions of SFAS 154 on Nortel’s results of operations and financial condition.
(g) Accounting for Purchases and Sales of Inventory with the same Counterparty
As of April 1, 2006, Nortel adopted EITF Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“EITF 04-13”). The adoption of EITF 04-13 did not have a material impact on Nortel’s results of operations and financial condition.
(h) Determining the Variability to be Considered in Applying FASB Interpretation No. 46(R)
As of July 1, 2006, Nortel adopted FSP FIN No. 46(R)-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46(R)” (“FSP FIN 46(R)-6”). The adoption of FSP FIN 46(R)-6 did not have a material impact on Nortel’s results of operations and financial condition.
(i) Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106, and 132(R)
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and post-retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Nortel is required to initially recognize the funded status of its defined benefit pension and post-retirement plans, and to provide the required disclosures as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for Nortel for its fiscal year ending December 31, 2008. Nortel uses a measurement date of September 30 to measure plan assets and benefit obligations annually for the pension plans and other post-retirement benefit plans that make up the majority of plan assets and obligations. Based on the funded status of Nortel’s pension and post-retirement benefit plans as of the measurement date, the adoption of SFAS 158 has had the effect of increasing Nortel’s net liabilities for pension and post-retirement benefits and decreasing shareholders’ equity by approximately $142, net of taxes, as of December 31, 2006. For additional information on Nortel’s pension and post-retirement plans, see note 9.
(j) SAB 108 An Interpretation by the SEC Regarding the Process of Quantifying Financial Statement Misstatements
In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements” (“SAB 108”). There are two recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” and “iron curtain” methods. The roll-over method, the method previously used by Nortel, focuses primarily on the material impact of a misstatement on the statement of operations, which can lead to the accumulation of misstatements on the balance sheet that may become material to the balance sheet. The iron curtain method focuses primarily on the effect of correcting for the accumulated misstatements as at the balance sheet date, essentially correcting the balance sheet with less emphasis on the reversing effects of prior year errors on the statement of operations. SAB 108 requires quantification of financial statement misstatements under both the roll-over and iron curtain approaches, referred to as the “dual-approach”. SAB 108 permits companies to initially adopt its provisions by adjusting for the cumulative effect of misstatements related to prior years, previously deemed to be immaterial, in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of accumulated deficit. During the year of adoption, SAB 108 also provides the option of prospective correction of immaterial errors in previously reported quarterly financial statements, that would be reported as comparative information in future filings with the SEC. SAB 108 does not require financial statement reports previously filed with the SEC to be amended. SAB 108 became effective for Nortel’s fiscal year ended December 31, 2006. The provisions of SAB 108 had no material impact to Nortel’s results of operations and financial condition for the year ended December 31, 2006.
4. Restatement of previously issued financial statements
In the course of the preparation of Nortel’s 2006 financial statements, management identified certain errors primarily through discussions with the Company’s North American pension and post-retirement actuaries and through its ongoing remediation efforts with respect to its material weakness related to revenue recognition and its other previously reported material weaknesses and other internal control deficiencies. As a result, Nortel has restated its consolidated balance sheet as of December 31, 2005 and consolidated statements of operations, changes in equity and comprehensive income (loss) and cash flows for each of the years ended December 31, 2005 and 2004. The adjustments relate to:
•	Pension and post-retirement benefits errors;

•	Revenue recognition errors;

•	A prior year tax error; and

•	Other errors
The impact of the restatement to periods prior to 2004 was a net increase of $2 to opening accumulated deficit as of January 1, 2004, which was comprised of a decrease of $2, an increase of $22 and a decrease of $18 related to pension and post-retirement errors, revenue recognition errors and other errors, respectively; and a cumulative increase of $59 to accumulated other comprehensive loss related to the pension and post-retirement benefit errors discussed below. The following tables present the impact of the restatement on Nortel’s previously issued consolidated statements of operations for the years ended December 31, 2005 and 2004. The effects of the restatement on the consolidated balance sheet as of December 31, 2005 are shown following the discussion below.
Consolidated Statement of Operations for the year ended December 31, 2005

	As Previously
	Reported(a)	Adjustments	As Restated
Revenues:
Products	$9,349	$(11)	$9,338
Services	1,174	(3)	1,171

Total Revenues	10,523	(14)	10,509

Cost of revenues:
Products	5,615	14	5,629
Services	641	—	641

Total cost of revenues	6,256	14	6,270

Gross profit	4,267	(28)	4,239
Selling, general and administrative expense	2,401	16	2,417
Research and development expense	1,856	18	1,874
Amortization of intangibles	17	—	17
Special charges	170	(1)	169
(Gain) loss on sale of businesses and assets	47	—	47

Operating earnings (loss)	(224)	(61)	(285)
Other income — net	305	(10)	295
Interest expense
Long-term debt	(123)	(1)	(124)
Other	(6)	—	(6)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(48)	(72)	(120)

	As Previously
	Reported(a)	Adjustments	As Restated
Income tax benefit (expense)	55	26	81

	7	(46)	(39)
Minority interests — net of tax	(12)	—	(12)
Equity in net earnings (loss) of associated companies — net of tax	4	(1)	3

Net earnings (loss) from continuing operations	(1)	(47)	(48)
Net earnings from discontinued operations — net of tax	1	—	1

Net earnings (loss)	—	(47)	(47)
Dividends on preferred shares	38	(12)	26

Net earnings (loss) applicable to common shares	$(38)	$(35)	$(73)

(a)	Commencing in the third quarter of 2006, Nortel disclosed revenues and cost of revenues from both its products and services. Previous years have been updated to reflect this presentation change.
Consolidated Statement of Operations for the year ended December 31, 2004

	As Previously
	Reported(a)	Adjustments	As Restated
Revenues:
Products	$8,548	$(37)	$8,511
Services	968	(1)	967

Total Revenues	9,516	(38)	9,478

Cost of revenues:
Products	5,041	(18)	5,023
Services	519	—	519

Total cost of revenues	5,560	(18)	5,542

Gross profit	3,956	(20)	3,936
Selling, general and administrative expense	2,118	13	2,131
Research and development expense	1,960	15	1,975
Amortization of intangibles	9	—	9
Special charges	181	—	181
(Gain) loss on sale of businesses and assets	(91)	—	(91)

Operating earnings (loss)	(221)	(48)	(269)
Other income — net	217	5	222
Interest expense
Long-term debt	(108)	—	(108)
Other	(8)	—	(8)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(120)	(43)	(163)
Income tax benefit (expense)	30	(10)	20

	(90)	(53)	(143)
Minority interests — net of tax	(13)	2	(11)

Net earnings (loss) from continuing operations	(103)	(51)	(154)
Net earnings from discontinued operations — net of tax	49	—	49

Net earnings (loss)	(54)	(51)	(105)
Dividends on preferred shares	33	(11)	22

Net earnings (loss) applicable to common shares	$(87)	$(40)	$(127)

(a)	Commencing in the third quarter of 2006, Nortel disclosed revenues and cost of revenues from both its products and services. Previous years have been updated to reflect this presentation change.

The following table summarizes the restatement adjustments to revenues, cost of revenues, and net earnings (loss).

	Revenues		Cost of revenues		Net earnings (loss)
	2005	2004	2005	2004	2005	2004
As previously reported	$10,523	$9,516	$6,256	$5,560	$—	$(54)
Adjustments:
Pension and post-retirement benefits errors		—	15	12	(48)	(40)
Revenue recognition errors	(14)	(38)	(2)	(26)	(9)	(9)
Prior period tax error	—	—	—	—	36	—
Other errors	—	—	1	(4)	(26)	(2)

As restated	$10,509	$9,478	$6,270	$5,542	$(47)	$(105)

Pension and post-retirement benefit errors:
As a result of the previously announced pension plan changes (see note 9 for additional details), third party actuarial firms retained by Nortel performed re-measurements of the U.S. and Canadian pension and post-retirement benefit plans in the third quarter of 2006, at which time one of the firms discovered potential errors (generally originating in the late 1990s) in the historical actuarial calculations they had originally performed for the U.S. pension plan assets. Throughout the fourth quarter of 2006 and into 2007, Nortel investigated these potential errors, including initiating a comprehensive review by Nortel and its third party actuaries of each of its significant pension and post-retirement benefit plans.
As a result, Nortel determined that the accounting for the U.S. pension plan contained a historical adjustment that overstated the actuarial calculation of the market-related value of assets, resulting in a cumulative understatement of pension expense which increased pension and post-retirement benefit expense by $24 for each of 2005 and 2004. In addition, Nortel discovered an error in the Canadian pension plan accounting related to the amortization of unrealized gains within the actuarial calculation of the market-related value of assets over a longer period than permitted under SFAS No. 87, “Employers’ Accounting for Pensions” (“SFAS 87”). This error resulted in a cumulative overstatement of pension expense resulting in a $16 and $19 increase in pension and post-retirement benefit expense for 2004 and 2005, respectively. Additionally, as a result of the comprehensive review, errors were identified in the U.S. post-retirement plan. The actuarial valuation omitted certain U.S. retirees in the calculation of post-retirement benefit obligations resulting in a $5 understatement of 2005 pension and post-retirement benefit expense.
The correction of the pension and post-retirement benefit errors, in aggregate, resulted in a net increase in pension and post-retirement benefit expense of $48 and $40 for the years ended December 31, 2005 and 2004, respectively. The $48 increase in pension and post-retirement benefit expense increased cost of revenues, SG&A, and R&D by $15, $16, and $17, respectively for the year ended December 31, 2005. The $40 increase in pension and post-retirement benefit expense increased cost of revenues, SG&A, and R&D by $12, $13, and $15, respectively for the year ended December 31, 2004. The net impact for periods prior to 2004 resulted in a cumulative $2 decrease in pension expense. As a result of the pension and post-retirement errors, Nortel recorded a cumulative $59 increase to other comprehensive loss as of January 1, 2004. The impact of the increase in 2004 and 2005 pension and post-retirement benefit expense, resulted in reductions to the minimum pension liability — net and other comprehensive income of $84 and $41 for 2004 and 2005, respectively.
Revenue recognition errors:
As a result of the significant ongoing remedial efforts to address Nortel’s internal control material weaknesses and other deficiencies, throughout 2006, Nortel identified a number of individually immaterial revenue recognition errors it has now corrected as a result of this restatement.
These errors related principally to complex arrangements with multiple deliverables in which the timing of revenue recognition was determined to be incorrect. For certain of Nortel’s multiple element arrangements where certain elements such as PCS, specified upgrade rights and/or non-essential hardware or software products or services remained undelivered, Nortel determined that the undelivered element could not be treated as a separate unit of accounting because fair value could not be established. Accordingly, Nortel should have deferred revenue, and related costs, until the earlier of the point in time that fair value of the undelivered element could be established or all the remaining elements have been delivered. These corrections resulted in a reduction of revenue of $37 and $27 for 2005 and 2004, respectively, and a decrease to cost of revenues of $4 and $32 for 2005 and 2004, respectively.
Additionally, as part of this restatement, Nortel corrected other revenue recognition errors the most significant of which are described below.

Previous misapplication of SOP 81-1 resulted in errors in revenues recognized in an arrangement between 2003 and 2005. The misapplication related to the calculation of liquidated damages estimated to be incurred as a result of contractual commitments for network outages. Prior to the second quarter of 2006, Nortel estimated its liquidated damages based on a quarterly network outage estimate. In the second quarter of 2006, Nortel determined that it should have been recognizing product credits based on an estimate of the total expected outages for the arrangement. Nortel had previously corrected the resulting revenue errors in the second quarter of 2006 and, as a result of this restatement, has now recorded the correction in the appropriate periods, resulting in an increase in both revenue and gross profit of $16 for 2005 and decreases of $8 and $10 for 2004 and 2003, respectively.
During the fourth quarter of 2005, and throughout 2006, Nortel deferred revenue related to Enterprise products sold by LG-Nortel due to the fact that it believed that LG-Nortel had a practice of providing implicit PCS for which they did not have fair value. A subsequent detailed review of the Enterprise products sold by LG-Nortel led to a conclusion in the second half of 2006 that LG-Nortel did not have a practice of providing implicit PCS for certain Enterprise products. As a result, revenue should have been recognized upon delivery. Nortel has corrected these errors, resulting in an increase in 2005 revenues and cost of revenues of $10, and $6, respectively.
In 2004, Nortel entered into a software arrangement where the customer had the right to suspend payments until delivery of certain future products; therefore, the arrangement fee was not fixed or determinable. Pursuant to SOP 97-2, if at the outset of the arrangement the fee is not fixed or determinable, once all other revenue recognition criteria have been satisfied, revenue should be recognized as payments become due. Previously, the fee was recognized ratably over the term. Due to the lack of a fixed or determinable fee, the amount recognized ratably should have been capped at the amount that was due and payable from the customer. The correction of this error resulted in a decrease in each of 2004 revenues and gross profit of $5, and an increase in 2005 revenues and gross profit of $7.
An error related to the classification between inventories — net and other assets was identified in the fourth quarter of 2006. Nortel identified certain deferred costs that were classified as long-term and included in other assets but that related to arrangements where the associated deferred revenue was recorded as a current liability. Nortel has corrected this error and reclassified these deferred costs as a component of inventory — net, included in current assets. This correction resulted in an increase in inventory — net of $253, and a corresponding decrease of $253 in other assets as at December 31, 2005.
Prior year tax error:
Nortel incorrectly recorded a $36 tax expense in the fourth quarter of 2005 as a consequence of the comparison of tax returns to provisions for prior years. The error was discovered during an internal review of prior period tax returns, and as a result, Nortel’s fourth quarter 2005 tax expense has been restated to reflect the correction of this error, resulting in a $36 increase in the 2005 income tax benefit and a corresponding increase in the 2005 deferred tax asset.
Other errors:
Other errors relate primarily to foreign exchange, certain expenses and misclassifications in the statement of operations and resulted in increases of $26 and $2 to net loss for 2005 and 2004, respectively. The most significant items are discussed in detail below.
In the first quarter of 2006, Nortel identified a foreign exchange translation error in which incorrect foreign exchange rates had been used to record a specific revenue arrangement, resulting in an overstatement of other income — net in 2005 and an understatement in 2004. The correction was made initially in the first quarter of 2006, and, as a result of this restatement, has been recorded in the appropriate periods, resulting in a decrease to other income-net in 2005 of $6, and increases to other income — net in 2004 and 2003 of $3 and $10, respectively.
Nortel previously recorded the impact of a property tax assessment reduction of $6 to special charges in 2006 which related to 2005. As a result of this restatement, this error is being corrected and reported as a decrease to 2005 special charges with a corresponding decrease to the real estate restructuring provision. Additionally, Nortel corrected changes in real estate restructuring provisions related to properties in EMEA and severance provisions which related to 2005 but had previously been recorded in the first quarter of 2006. As a result of this restatement, these changes have been recorded in 2005 resulting in a $5 increase in 2005 special charges.

Prior to the fourth quarter of 2006, the preferred share dividends paid by Nortel, including the related Canadian taxes, were included as a component of Nortel’s dividends on preferred shares. Nortel has determined that these taxes should have been recorded as a component of income tax expense. As a result, Nortel has reclassified $11 from dividends on preferred shares to income tax expense for each of 2005 and 2004.
In 2006, classification errors related to lease expenses were corrected and are now being reversed in the correct reporting periods. These errors involved lease costs that were originally recorded in other income — net and should have been charged to SG&A. The correction of the classification error resulted in an increase of $7 to SG&A for the first quarter of 2006, a reduction of $2 and $2 in 2005 and 2004, respectively, and the remaining correction of $3 to 2003 with offsetting adjustments to other income-net in each period.
Statements of cash flows
Nortel corrected an error related to the classification of cash attributable to an employee trust that should have been classified as restricted cash and cash equivalents. This balance sheet correction resulted in an increase in 2004 cash used in operating activities of $6 for 2004 and a $1 decrease in 2005 cash used in operating activities, with offsetting adjustments to cash flows used in investing activities.
Other than this error, there were no other errors in the cash flow statements for the years ended December 31, 2005 and 2004 other than conforming changes to the components of the reconciliation to net cash used in operating activities related to other restatement adjustments.
Balance sheet
The following table presents the impact of the restatement adjustments on Nortel’s previously reported consolidated balance sheet as of December 31, 2005.
Consolidated Balance Sheet as of December 31, 2005

	As Previously
	Reported	Adjustments	As Restated
ASSETS
Current assets
Cash and cash equivalents	$2,876	$—	$2,876
Restricted cash and cash equivalents	77	—	77
Accounts receivable — net	3,166	(36)	3,130
Inventories — net	1,804	276	2,080
Deferred income taxes — net	377	—	377
Other current assets	567	2	569

Total current assets	8,867	242	9,109
Investments	244	—	244
Plant and equipment — net	1,559	(4)	1,555
Goodwill	2,412	(6)	2,406
Intangible assets — net	172	—	172
Deferred income taxes — net	3,629	35	3,664
Other assets	1,026	(244)	782

Total assets	$17,909	$23	$17,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$1,178	$1	$1,179
Payroll and benefit-related liabilities	799	2	801
Contractual liabilities	346	2	348
Restructuring liabilities	95	4	99
Other accrued liabilities	3,365	33	3,398
Long-term debt due within one year	1,446	—	1,446

Total current liabilities	7,229	42	7,271
Long-term debt	639	—	639
Deferred income taxes — net	104	—	104

	As Previously
	Reported	Adjustments	As Restated
Other liabilities	4,037	1	4,038

Total liabilities	12,009	43	12,052

Minority interests in subsidiary companies	244	3	247
SHAREHOLDERS’ EQUITY
Preferred Shares, without par value	536	—	536
Common shares, without par value	1,211	—	1,211
Additional paid-in capital	22,193	—	22,193
Accumulated deficit	(17,397)	(77)	(17,474)
Accumulated other comprehensive loss	(887)	54	(833)

Total shareholders’ equity	5,656	(23)	5,633

Total liabilities and shareholders’ equity	$17,909	$23	$17,932

5. Consolidated financial statement details
The following consolidated financial statement details are presented as of December 31, 2006 and 2005 for the consolidated balance sheets and for each of the three years ended December 31, 2006 for the consolidated statements of operations and consolidated statements of cash flows.
Consolidated statements of operations
Cost of revenues:
In August 2004, Nortel entered into a contract with Bharat Sanchar Nigam Limited (“BSNL”) to establish a wireless network in India. Nortel’s commitments for orders received as of December 31, 2006, 2005 and 2004 under this contract have resulted in estimated project losses in each of these years of approximately $13, $148 and $160, respectively, which were recorded as a charge to cost of revenues and accrued within contractual liabilities in the years ended December 31, 2006, 2005 and 2004.
Selling, general and administrative expense:
SG&A expense included bad debt (expense) recoveries of $(5), $10 and $118 in the years ended December 31, 2006, 2005 and 2004, respectively.
Research and development expense:

	2006	2005	2004
R&D expense	$1,940	$1,874	$1,975
R&D costs incurred on behalf of others(a)	16	28	40

Total	$1,956	$1,902	$2,015

(a)	These costs included R&D costs charged to customers of Nortel pursuant to contracts that provided for full recovery of the estimated cost of development, material, engineering, installation and other applicable costs, which were accounted for as contract costs.
Other income — net:

	2006	2005	2004
Interest and dividend income	$122	$112	$92
Gain (loss) on sale or write down of investments	(6)	67	19
Currency exchange gains (losses)	(18)	63	60
Other — net	101	53	51

Other income — net	$199	$295	$222

Consolidated balance sheets
Accounts receivable — net:

	2006	2005
Trade receivables	$2,464	$2,276
Notes receivable	7	87
Notes receivable from NNC and its subsidiaries	924	304
Contracts in process	402	603

	3,797	3,270
Less: provision for doubtful accounts	(88)	(140)

Accounts receivable — net	$3,709	$3,130

Inventories — net:

	2006	2005
Raw materials	$725	$781
Work in process	11	50
Finished goods	727	817
Deferred costs	1,952	2,048

	3,415	3,696
Less: provision for inventory	(1,007)	(1,043)

Inventories — net	2,408	2,653
Less: long-term deferred costs(a)	(419)	(573)

Current inventories — net	$1,989	$2,080

(a)	Long-term portion of deferred costs is included in other assets.
Other current assets:

	2006	2005
Prepaid expenses	$175	$203
Income taxes recoverable	63	68
Other	274	298

Other current assets	$512	$569

Plant and equipment — net:

	2006	2005
Cost:
Land	$35	$45
Buildings	1,185	1,261
Machinery and equipment	2,038	2,181
Capital lease assets	215	213
Sale lease-back assets	92	80

	3,565	3,780

Less accumulated depreciation:
Buildings	(444)	(454)
Machinery and equipment	(1,482)	(1,676)
Capital lease assets	(96)	(78)
Sale lease-back assets	(17)	(17)

	(2,039)	(2,225)

Plant and equipment — net(a)	$1,526	$1,555

(a)	Includes assets held for sale with a carrying value of $52 and $136 as of December 31, 2006 and 2005, respectively, related to owned facilities that were being actively marketed for sale. These assets were written down in the current and previous periods to their estimated fair values less estimated costs to sell. The write downs were included in special charges. Nortel expects to dispose of all of these assets held for sale during 2007.

Goodwill:
The following table outlines goodwill by reportable segment:

			Metro
	Enterprise	Carrier	Ethernet	Global
	Solutions	Networks	Networks	Services	Other	Total
Balance — as of December 31, 2004	$356	$152	$609	$1,006	$—	$2,123
Change:
Additions	104	17	12	34	175	342
Disposals	(8)	—	(12)	(18)	—	(38)
Foreign exchange	(3)	(4)	(3)	(7)	(4)	(21)

Balance — as of December 31, 2005	$449	$165	$606	$1,015	$171	$2,406
Change:
Additions(a)	9	—	14	20	—	43
Disposals(b)	(8)	(10)	(14)	(22)	—	(54)
Foreign exchange	3	4	3	5	—	15
Other	(6)	(15)	(11)	(27)	—	(59	)(c)

Balance — as of December 31, 2006	$447	$144	$598	$991	$171	$2,351

(a)	The addition of $43 relates to the goodwill acquired as a result of the acquisition of Tasman Networks, Inc. (“Tasman Networks”) in the first quarter of 2006. See note 10 for additional information.

(b)	Includes a disposal of $42 related to the transfer of Nortel’s Calgary manufacturing plant assets to Flextronics International Ltd. (“Flextronics”) in the second quarter of 2006. See note 10 for additional information.

(c)	Primarily relates to reclassifications in goodwill previously recorded as a result of the finalization of the purchase price allocation for Nortel Government Solutions Incorporated (formerly PEC Solutions Inc.) (“NGS”), and LG-Nortel Co. Ltd. (“LG-Nortel”). See note 10 for additional information.
Due to the changes in operating segments and reporting segments in the first and third quarters of 2006 as described in note 6, a triggering event occurred requiring a goodwill impairment test in each of the first and third quarters of 2006 in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. Nortel performed these tests and concluded that there was no impairment.
In the first quarter of 2007, results from network implementation services consisting of network planning, engineering, installation and project management services bundled in customer contracts and previously included with sales in each of CN, ES and MEN have now been reallocated to the GS segment for management reporting purposes. Goodwill balances have been reallocated on a relative fair value basis to reflect this reclassification of Nortel’s network implementation services to Global Services, as described in note 6.
Intangible assets:

	2006	2005
Cost:
Other intangible assets(a)	$307	$164
Less accumulated amortization:
Other intangible assets	(66)	(29)

Other intangible assets — net	241	135
Pension intangible assets — net	—	37

Intangible assets — net(b)	$241	$172

(a)	Other intangible assets are being amortized over a weighted-average period of approximately eight years ending in 2014. Amortization expense for the next five years commencing in 2007 is expected to be $55, $46, $41, $35 and $21, respectively. The majority of amortization expense is denominated in a foreign currency and may fluctuate due to changes in foreign exchange rates.

(b)	The increase related primarily to intangible assets acquired through various business acquisitions. See note 10.

The amortization expense recorded for intangible assets was $26, $17 and $9 for the years ended December 31, 2006, 2005 and 2004, respectively.

Other accrued liabilities:

	2006	2005
Outsourcing and selling, general and administrative related provisions	$399	$297
Customer deposits	78	38
Product related provisions	93	51
Warranty provisions (note 13)	214	204
Deferred revenue	1,127	1,275
Miscellaneous taxes	73	60
Income taxes payable	71	75
Interest payable	87	42
Advance billings in excess of revenues recognized to date on contracts(a)	1,352	1,228
Other	262	128

Other accrued liabilities	$3,756	$3,398

(a)	Includes amounts which may be recognized beyond one year due to the duration of certain contracts.
Other liabilities:

	2006	2005
Pension benefit liabilities	$1,965	$1,533
Post-employment and post-retirement benefit liabilities	794	936
Restructuring liabilities (note 7)	177	198
Deferred revenue	919	1,081
Other long-term provisions	273	290

Other liabilities	$4,128	$4,038

Consolidated statements of cash flows
Change in operating assets and liabilities:

	2006	2005	2004
Accounts receivable — net	$(496)	$(334)	$(112)
Inventories — net	(42)	285	(241)
Deferred costs	97	(538)	(536)
Income taxes	(18)	(57)	(63)
Accounts payable	(80)	188	92
Payroll, accrued and contractual liabilities	(252)	(356)	(659)
Deferred revenue	(229)	161	573
Advance billings	120	102	331
Restructuring liabilities	(21)	(149)	(56)
Other	(74)	(144)	(104)

Change in operating assets and liabilities	$(995)	$(842)	$(775)

Cash and cash equivalents:

	2006	2005	2004
Cash on hand and balances with banks	$747	$761	$732
Short-term investments	2,740	2,115	2,874

Cash and cash equivalents at end of year	$3,487	$2,876	$3,606

Acquisitions of investments and businesses — net of cash acquired:

	2006	2005	2004
Cash acquired	$(1)	$(26)	$(6)
Total net assets acquired other than cash	(146)	(651)	(5)

Total purchase price	(147)	(677)	(11)
Less:
Cash acquired	1	26	6

Acquisitions of investments and businesses — net of cash acquired	$(146)	$(651)	$(5)

Interest and taxes paid (recovered):

	2006	2005	2004
Cash interest paid	$167	$122	$110
Cash taxes paid	$39	$48	$40
6. Segment information
General description
Commencing in the first quarter of 2006, Nortel’s operations were modified into two product groups: (i) Enterprise Solutions and Packet Networks (“ESPN”), which combined Nortel’s optical networking solutions, data networking and security solutions, and enterprise circuit and packet voice solutions into a unified product group; and (ii) Mobility and Converged Core Networks (“MCCN”), which combined Nortel’s Code Division Multiple Access (“CDMA”) solutions and Global Systems for Mobile communications (“GSM”) and Universal Mobile Telecommunications Systems (“UMTS”) solutions and its carrier circuit and packet voice solutions into a unified product group. In the third quarter of 2006, Nortel further changed the way its operations were organized, with the creation of a new product group, Metro Ethernet Networks (“MEN”), which combines optical networking solutions and the carrier portion of data networking solutions previously included in the ESPN segment. In addition, Nortel established Global Services (“GS”), an operating segment focused on providing a broad range of services and solutions to Nortel’s carrier and enterprise customers.
In the first quarter of 2007, Nortel changed the name of its Mobility and Converged Core Networks segment to Carrier Networks (“CN”). Additionally, revenues from network implementation services consisting of engineering, installation and project management services bundled in customer contracts and previously included with sales in each of CN, Enterprise Solutions (“ES”) and Metro Ethernet Networks (“MEN”) have now been reallocated to its Global Services (“GS”) segment for management reporting purposes. The segments are discussed below. The amounts reallocated to the GS segment were based primarily on the stated value of the services in the respective bundled customer arrangements. Prior period segment information has been recast to conform to current segment presentation.
•     CN provides mobility networking solutions using (i) Code Division Multiple Access (“CDMA”) solutions, Global System for Mobile Communication (“GSM”) and Universal Mobile Telecommunication System (“UMTS”), and Worldwide Interoperability for Microwave Access (“WiMAX”) solutions and (ii) carrier circuit and packet voice solutions. Mobility networking refers to communications networks that enable end users to be mobile while they send and receive voice and data communications using wireless devices, such as cellular telephones, personal digital assistants, laptops and other computing and communications devices. These networks use specialized network access equipment and specialized core networking equipment that enable an end user to be connected and identified when not in a fixed location and to roam globally. In addition, Nortel’s carrier circuit and packet voice solutions provide a broad range of voice solutions to its service provider customers for business and residential subscribers, traditional, full featured voice services as well as internet-based voice and multimedia communications services using either circuit or packet-based switching technologies. These service provider customers include local and long distance telephone companies, wireless service providers, cable operators and other communication service providers. Increasingly, CN addresses customers who want to provide services across both wireless as well as wired devices.
•     ES provides solutions to enterprise customers using (i) enterprise circuit and packet voice solutions, (ii) data networking and security solutions, which supply data, voice and multi-media communications solutions to Nortel’s enterprise customers, and (iii) software solutions for multi-media messaging, conferencing and call centers. Nortel’s solutions for enterprises are used to build new networks and transform their existing communications networks into packet-based networks supporting data, voice and multi-media communications. Nortel’s ES customers consist of a broad range of enterprises around the world, including large businesses at their headquarters, data centers, call centers and branch offices, small businesses and home offices, as well as government agencies, educational and other institutions and utility organizations.
•     GS provides a broad range of services to address the requirements of Nortel’s carrier and enterprise customers throughout the entire lifecycle of their networks. The GS portfolio is organized into four main service product groups: (i) network implementation services, including network integration, planning, installation, optimization and security services, (ii) network support services, including technical support, hardware maintenance, equipment spares logistics and on-site engineers, (iii) network managed services, including services related to the monitoring and management of customer networks and providing a range of network managed service options and (iv) network application services, including applications development, integration and web services. Nortel’s GS market mirrors that of its carrier and enterprise markets along with a broad range of customers in all geographic regions where Nortel conducts business, including small and medium-sized businesses, large global enterprises and all levels of government.
•     MEN combines Nortel’s optical networking solutions and the carrier portion of its data networking solutions, to transform its carrier and large enterprise customers’ networks to be more scalable and reliable for the high speed delivery of diverse multi-media communications services. By combining Nortel’s optical expertise and data knowledge, Nortel creates carrier ethernet solutions that help service providers and enterprises better manage increasing bandwidth demands. Nortel believes that carrier ethernet technology, created by integrating Nortel’s data ethernet capabilities with Nortel’s optical technology expertise is particularly suited to these solutions. In addition to increased capacity and lower cost per bit, Nortel differentiates its MEN solutions on the basis of being able to deliver carrier-grade reliability. The metropolitan, or metro, network is a key focus area as bandwidth demands are increasing as a result of the growth of network based broadcast and on-demand video delivery, wireless “backhaul” for a variety of data services including video as well as traditional business, internet, and private line and voice services. MEN serves the long haul optical market using common products and technologies from the metro optical market. MEN also serves high performance, mission critical enterprise networks.
Other miscellaneous business activities and corporate functions, including the operating results of NGS, do not meet the quantitative criteria to be disclosed separately as reportable segments and have been reported in “Other”. Costs associated with shared services and other corporate costs are allocated to Nortel’s reportable segments based on usage determined generally by headcount. Costs not allocated to the segments are primarily related to Nortel’s corporate compliance, interest attributable to its long-term debt and other non-operational activities, and are included in “Other”.
Nortel’s president and chief executive officer (the “CEO”) has been identified as the Chief Operating Decision Maker in assessing segment performance and in deciding how to allocate resources to the segments. The primary financial measures used by the CEO in assessing performance and allocating resources to the segments are management earnings (loss) before income taxes (“Management EBT”) and operating margin. Management EBT is a measure that includes the cost of revenues, SG&A expense, R&D expense, interest expense, other income (expense) - net, minority interests - net of tax and equity in net earnings (loss) of associated companies - net of tax. Interest attributable to long-term debt is not allocated to a reportable segment and is included in “Other”. Management believes that Management EBT is determined in accordance with the measurement principles most consistent with those used by Nortel in measuring the corresponding amounts in its consolidated financial statements. The accounting policies of the reportable segments are the same as those applied to the consolidated financial statements. The CEO does not review asset information on a segmented basis in order to assess performance and allocate resources.

Segments
The following tables set forth information by segment for the years ended December 31:

	2006	2005	2004
Revenues
Carrier Networks	$5,157	$4,915	$4,569
Enterprise Solutions	2,292	2,061	1,921
Metro Ethernet Networks	1,591	1,347	1,093
Global Services	2,132	2,040	1,885

Total reportable segments	11,172	10,363	9,468
Other	246	146	10

Total revenues	$11,418	$10,509	$9,478

Management EBT
Carrier Networks	$455	$343	$180
Enterprise Solutions	(2)	141	127
Metro Ethernet Networks	69	(78)	(316)
Global Services	342	474	377

Total reportable segments	864	880	368
Other	(898)	(776)	(443)

Total Management EBT	(34)	104	(75)

Amortization of intangibles	(26)	(17)	(9)
In-process research and development expense	(22)	—	—
Special charges	(105)	(169)	(181)
Gain (loss) on sale of businesses and assets	206	(47)	91
Income tax benefit (expense)	(60)	81	20

Net earnings (loss) from continuing operations	$(41)	$(48)	$(154)

Product and service revenues
The following table sets forth external revenues by product and service for the years ended December 31:

	2006	2005	2004
CDMA solutions	$2,311	$1,972	$1,926
GSM and UMTS solutions	2,021	2,248	1,905
Circuit and packet voice solutions	2,443	2,159	2,029
Optical networking solutions	1,128	954	768
Data networking and security solutions	1,137	990	955
Global services	2,132	2,040	1,885
Other	246	146	10

Total	$11,418	$10,509	$9,478

During the year ended December 31, 2006, Nortel had one customer, Verizon Communications Inc., which generated revenues of approximately $1,416 or 12.4% of total consolidated revenues. The revenues did not relate specifically to one of Nortel’s reportable segments, but rather were generated throughout all of Nortel’s reportable segments. For the years ended December 31, 2005 and 2004, no customer generated revenues greater than 10 percent of consolidated revenues.
Geographic information
The following table sets forth external revenues by geographic region based on the location of the customer for the years ended December 31:

	2006	2005	2004
U.S.	$5,092	$5,203	$4,645
Europe, Middle East and Africa (“EMEA”)	3,239	2,704	2,483
Canada	720	571	552
Asia	1,736	1,422	1,238
CALA	631	609	560

Total	$11,418	$10,509	$9,478

Long-lived assets
The following table sets forth long-lived assets representing plant and equipment — net, goodwill and other intangible assets — net by geographic region as of December 31:

	2006	2005
U.S.	$2,759	$2,732
EMEA	428	474
Canada	627	700
Other regions(a)	304	227

Total	$4,118	$4,133

(a)	The Asia and CALA regions.
7. Special charges
During the second quarter of 2006, in an effort to increase competitiveness by improving profitability and overall business performance, Nortel announced a restructuring plan that includes workforce reductions of approximately 1,900 employees (the “2006 Restructuring Plan”). The workforce reductions are expected to include approximately 350 middle management positions throughout the company, with the balance of the workforce reductions to primarily occur in the U.S. and Canada and span all of Nortel’s segments. Nortel estimates the total charges to earnings and cash associated with the 2006 Restructuring Plan will be approximately $100, to be expensed over fiscal 2006 and 2007, of which $68 were incurred in 2006.

In the third quarter of 2004, Nortel announced a strategic work plan that involves focused workforce reductions, including a voluntary retirement program, of approximately 3,250 employees, real estate optimization and other cost containment actions such as reductions in information services costs, outsourced services and other discretionary spending across all segments (the “2004 Restructuring Plan”). Nortel estimates that aggregate charges to earnings associated with the 2004 Restructuring Plan will be approximately $410, comprised of approximately $240 with respect to the workforce reductions and approximately $170 with respect to the real estate actions. Approximately $365 of the aggregate charges relating to the 2004 Restructuring Plan has been incurred as of December 31, 2006. Substantially all of the charges with respect to the workforce reductions have been incurred, with the remainder of the charges relating to ongoing lease costs related to impacted real estate facilities related to the 2004 Restructuring Plan are to be substantially incurred by the end of 2018.
During 2001, Nortel implemented a work plan to streamline operations and activities around core markets and leadership strategies (the “2001 Restructuring Plan”). Under the 2001 Restructuring Plan, as described below, activities were initiated in 2003 to exit certain leased facilities and leases for assets no longer used across all segments. The liabilities associated with these activities were measured at fair value and recognized under SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”).

During the years ended December 31, 2006, 2005 and 2004, Nortel continued to implement these restructuring work plans. Special charges recorded from January 1, 2004 to December 31, 2006 were as follows:

		Contract
		Settlement	Plant and
	Workforce	and Lease	Equipment
	Reduction	Costs	Write Downs	Total
2006 Restructuring Plan
Provision balance as of January 1, 2006	$—	$—	$—	$—
Other special charges	68	—	1	69
Revisions to prior accruals	(1)	—	—	(1)
Cash drawdowns	(28)	—	—	(28)
Non-cash drawdowns	—	—	(1)	(1)
Foreign exchange and other adjustments	(1)	—	—	(1)

Provision balance as of December 31, 2006	$38	$—	$—	$38

2004 Restructuring Plan
Provision balance as of January 1, 2004	$—	$—	$—	$—
Other special charges	163	—	2	165
Cash drawdowns	(38)	—	—	(38)
Non-cash drawdowns	—	—	(2)	(2)
Foreign exchange and other adjustments	(1)	—	—	(1)

Provision balance as of December 31, 2004	$124	$—	$—	$124

Other special charges	$68	$72	$30	$170
Revisions to prior accruals	2	7	1	10
Cash drawdowns	(167)	(13)	—	(180)
Non-cash drawdowns	—	—	(30)	(30)
Foreign exchange and other adjustments	(4)	(4)	(1)	(9)

Provision balance as of December 31, 2005	$23	$62	$—	$85

Other special charges	$—	$—	$—	$—
Revisions to prior accruals	(1)	8	13	20
Cash drawdowns	(21)	(21)	—	(42)
Non-cash drawdowns	—	—	(13)	(13)
Foreign exchange and other adjustments	2	4	—	6

Provision balance as of December 31, 2006	$3	$53	$—	$56

2001 Restructuring Plan
Provision balance as of January 1, 2004	$66	$459	$—	$525
Other special charges	7	—	—	7
Revisions to prior accruals	(4)	13	—	9
Cash drawdowns	(49)	(167)	—	(216)
Non-cash drawdowns	(4)	—	—	(4)
Foreign exchange and other adjustments	(1)	19	—	18

Provision balance as of December 31, 2004	$15	$324	$—	$339

Revisions to prior accruals	$(5)	$(3)	$(3)	$(11)
Cash drawdowns	(6)	(107)	—	(113)
Non-cash drawdowns	—	—	3	3
Foreign exchange and other adjustments	(1)	(5)	—	(6)

Provision balance as of December 31, 2005	$3	$209	$—	$212

Other special charges	—	—	—	—
Revisions to prior accruals	$1	$16	$—	$17
Cash drawdowns	(1)	(53)	—	(54)
Non-cash drawdowns	—	—	—	—
Foreign exchange and other adjustments	(1)	6	—	5

Provision balance as of December 31, 2006	$2	$178	$—	$180

Total provision balance as of December 31, 2006(a)	$43	$231	$—	$274

(a)	As of December 31, 2006 and 2005, the short-term provision balances were $97 and $99, respectively, and the long-term provision balances were $177 and $198, respectively.

The following table summarizes the total special charges incurred for each of Nortel’s restructuring plans:

	2006	2005	2004	Total
Special Charges by Restructuring Plan:
2006 Restructuring Plan	$68	$—	$—	$68
2004 Restructuring Plan	20	180	165	365
2001 Restructuring Plan	17	(11)	16	22

Total	$105	$169	$181	$455

Regular full-time (“RFT”) employee notifications resulting in special charges for all three restructuring plans were as follows:

	Employees (approximate)
	Direct(a)	Indirect(b)	Total
RFT employee notifications by period:
During 2004	200	1,700	1,900
During 2005	61	893	954
During 2006	22	512	534
RFT employee notifications for the three years ended December 31, 2006	283	3,105	3,388

(a)	Direct employees included employees performing manufacturing, assembly, test and inspection activities associated with the production of Nortel’s products.

(b)	Indirect employees included employees performing manufacturing, management, sales, marketing, research and development and administrative activities.
2006 Restructuring Plan
Year ended December 31, 2006
For the year ended December 31, 2006, Nortel recorded special charges of $68 related to severance and benefit costs associated with a workforce reduction of approximately 902 employees, of which 534 were notified of termination during the year ended December 31, 2006. The workforce reduction was primarily in the U.S. and Canada and extended across all of Nortel’s segments, with the majority of the reductions occurring in the CN and ES business segments. The remaining provision is expected to be substantially drawn down by the end of 2007.

2006 Restructuring Plan — by Segment
The following table outlines special charges incurred by segment related to the 2006 Restructuring Plan for the year ended December 31, 2006:

		Plant and
	Workforce	equipment
	reduction	write downs	Total
2006 Restructuring Plan
Carrier Networks	$35	$1	$36
Enterprise Solutions	14	—	14
Metro Ethernet Networks	7	—	7
Global Services	5	—	5
Other	6	—	6

Total special charges for the year ended December 31, 2006	$67	$1	$68

Special charges relating to the 2006 Restructuring Plan have been adjusted to reflect the reclassification of Nortel’s network implementation services to the Global Services segment, as described in note 6.
2004 Restructuring Plan
Year ended December 31, 2006
During the year ended December 31, 2006, Nortel recorded revisions of $20 related to prior accruals.
Contract settlement and lease costs included revisions to prior accruals of $8 for the year ended December 31, 2006, and consisted of negotiated settlements to cancel or renegotiate contracts, and net lease charges related to leased facilities (comprised of office space) and leased furniture that were identified as no longer required. These revisions occurred primarily in the U.S. and EMEA and primarily in the CN segment. The lease costs component, net of anticipated sublease income, included costs relating to non-cancelable lease terms from the date leased facilities ceased to be used and any termination penalties. During the year ended December 31, 2006, the provision balance for workforce reduction and contract settlement and lease costs was drawn down by cash payments of $21 and $21, respectively. The remaining provision, net of approximately $34 in estimated sublease income, is expected to be substantially drawn down by the end of 2018.
Year ended December 31, 2005
Workforce reduction charges of $70 including revisions to prior accruals of $2 were related to severance and benefit costs associated with 954 employees notified of termination during the year ended December 31, 2005. The workforce reduction was primarily in the U.S., Canada and EMEA, and extended across all of Nortel’s segments.
Contract settlement and lease costs of $79 included revisions to prior accruals of $7 and consisted of negotiated settlements to cancel or renegotiate contracts and net lease charges related to leased facilities (comprised of office space) and leased furniture that were identified as no longer required primarily in the U.S. and EMEA and in the CN and ES segments. These lease costs, net of anticipated sublease income, included costs relating to non-cancelable lease terms from the date leased facilities ceased to be used and termination penalties.
Plant and equipment charges of $31 were related to current period write downs to fair value less costs to sell owned facilities and plant and manufacturing related equipment.
Year ended December 31, 2004
Workforce reduction charges of $163 were related to severance and benefit costs associated with approximately 1,850 employees, of which 1,800 had been notified of termination during 2004. The remaining charge related to termination benefits attributable to ongoing employee benefit arrangements. The workforce reduction was primarily in the U.S., Canada and EMEA and extended across all segments.

2004 Restructuring Plan — by Segment
The following table outlines special charges incurred by segment for each of the three years ended December 31:

		Contract
		Settlement	Plant and
	Workforce	and Lease	Equipment
	Reduction	Costs	Write Downs	Total
2004 Restructuring Plan
Carrier Networks	$(1)	$4	$5	$8
Enterprise Solutions	—	1	2	3
Metro Ethernet Networks	—	3	5	8
Global Services	—	—	1	1
Other	—	—	—	—

Total special charges for the year ended December 31, 2006	$(1)	$8	$13	$20

Carrier Networks	$47	$53	$21	$121
Enterprise Solutions	10	12	5	27
Metro Ethernet Networks	9	10	4	23
Global Services	4	4	1	9
Other	—	—	—	—

Total special charges for the year ended December 31, 2005	$70	$79	$31	$180

Carrier Networks	$104	$—	$2	$106
Enterprise Solutions	14	—	—	14
Metro Ethernet Networks	29	—	—	29
Global Services	4	—	—	4
Other	12	—	—	12

Total special charges for the year ended December 31, 2004	$163	$—	$2	$165

Special charges relating to the 2004 Restructuring Plan have been adjusted to reflect the reclassification of Nortel’s network implementation services to the Global Services segment, as described in note 6.
2001 Restructuring Plan
Year ended December 31, 2006
During the year ended December 31, 2006, Nortel recorded revisions of $16 for contract settlements and lease costs. The remaining provision, net of approximately $144 in estimated sublease income, is expected to be substantially drawn down by the end of 2013.
Year ended December 31, 2005
Revisions of $(3) were recorded during the period related to prior contract settlement and lease costs. The provision balance for contract settlement and lease costs was drawn down by cash payments of $107. The remaining provision, net of approximately $183 in estimated sublease income, is expected to be substantially drawn down by the end of 2013.
No new plant and equipment charges were incurred during 2005. Revisions of $(3) to prior write downs of assets held for sale related primarily to adjustments to original plans or estimated amounts for certain facility closures.
Year ended December 31, 2004
Workforce reduction charges of $7 were related to severance and benefit costs associated with approximately 80 employees notified of termination. The workforce reduction occurred in Canada and related entirely to the CN segment.
No new contract settlement and lease costs were incurred during 2004. Revisions to prior accruals of $13 resulted primarily from changes in estimates for sublease income and costs to vacate certain properties, across all segments.

2001 Restructuring Plan — by Segment
The following table outlines special charges incurred by segment for each of the three years ended December 31:

		Contract
		Settlement	Plant and
	Workforce	and Lease	Equipment
	Reduction	Costs	Write Downs	Total
2001 Restructuring Plan
Carrier Networks	$1	$10	$—	$11
Enterprise Solutions	—	3	—	3
Metro Ethernet Networks	—	2	—	2
Global Services	—	1	—	1

Total special charges for the year ended December 31, 2006	$1	$16	$—	$17

Carrier Networks	$(2)	$(1)	$2	$(1)
Enterprise Solutions	(3)	(2)	3	(2)
Metro Ethernet Networks	—	—	(8)	(8)
Global Services	—	—	—	—

Total special charges for the year ended December 31, 2005	$(5)	$(3)	$(3)	$(11)

Carrier Networks	$2	$9	$—	$11
Enterprise Solutions	1	2	—	3
Metro Ethernet Networks	—	1	—	1
Global Services	—	1	—	1

Total special charges for the year ended December 31, 2004	$3	$13	$—	$16

Special charges relating to the 2001 Restructuring Plan have been adjusted to reflect the reclassification of Nortel’s network implementation services to the Global Services segment, as described in note 6.
As described in note 6, segment Management EBT does not include special charges. A significant portion of Nortel’s provisions for workforce reductions and contract settlement and lease costs are associated with shared services. These costs have been allocated to the segments in the table above based generally on headcount.
8. Income taxes
As of December 31, 2006, Nortel’s net deferred tax assets were $4,042, reflecting temporary differences between the financial reporting and tax treatment of certain current assets and liabilities and non-current assets and liabilities, in addition to the tax benefit of net operating and capital loss carry forwards and tax credit carry forwards.
In accordance with SFAS 109, Nortel reviews all available positive and negative evidence to evaluate the recoverability of the deferred tax assets. This includes a review of such evidence as the carry forward periods of the significant tax assets, Nortel’s history of generating taxable income in its significant tax jurisdictions (namely Canada, the U.S., the U.K. and France), Nortel’s cumulative profits or losses in recent years, and Nortel’s projections of earnings in its significant jurisdictions. On a jurisdictional basis, Nortel is in a cumulative loss position in certain of its significant jurisdictions. For these jurisdictions, Nortel continues to maintain a valuation allowance against a portion of its deferred income tax assets.
Nortel is subject to ongoing examinations by certain tax authorities of the jurisdictions in which it operates. Nortel regularly assesses the status of these examinations and the potential for adverse outcomes to determine the adequacy of the provision for income and other taxes. Specifically, the tax authorities in Brazil have completed an examination of prior taxation years and have issued assessments in the amount of $71 for the taxation years of 1999 and 2000. In addition, the tax authorities in France commenced negotiations to settle the proposed assessments in respect of the 2001, 2002 and 2003 taxation years. These assessments collectively propose adjustments to taxable income of approximately $1,099, additional income tax liabilities of $43 inclusive of interest as well as certain adjustments to withholding and other taxes of approximately $72 plus applicable interest and penalties. Nortel made an offer of settlement to the French tax authorities, which was significantly less than the assessed amount, for the purpose of accelerating the settlement process to either the courts or competent authority proceedings under the Canada-France tax treaty. Nortel believes that it has adequately provided for tax adjustments that are probable as a result of any ongoing or future examinations.
Nortel had previously entered into Advance Pricing Arrangements (each an “APA”) with the taxation authorities of the U.S. and Canada in connection with its intercompany transfer pricing and cost sharing arrangements between Canada and the U.S. These arrangements expired in 1999 and 2000. In 2002, Nortel filed APA requests with the taxation authorities of the U.S., Canada and the U.K. that applied to the taxation years beginning in 2001. The APA requests are currently under consideration and the tax authorities are in the process of negotiating the terms of the arrangements. Nortel continues to monitor the progress of these negotiations, however Nortel is not a party to these negotiations. Nortel has applied the transfer pricing methodology proposed in the APA requests in preparing its tax returns and accounts beginning in 2001.

Nortel has requested that the APAs apply to the 2001 through 2005 taxation years. Nortel is currently in discussions with the tax authorities regarding the application of the APAs to the 2006 taxation year. Nortel continues to apply the transfer pricing methodology proposed in the APAs to its current year financial statements and intends to file its 2006 corporate income tax returns consistent with the methodology described in its APA requests.
The outcome of the APA applications is uncertain and possible additional losses, as they relate to the APA negotiations, cannot be determined at this time. However, Nortel does not believe it is probable that the ultimate resolution of these negotiations will have a material adverse effect on its consolidated financial position, results of operations or cash flows. Despite Nortel’s current belief, if this matter is resolved unfavorably, it could have a material adverse effect on Nortel’s consolidated financial position, results of operations and cash flows.
The following is a reconciliation of income taxes, calculated at the Canadian combined federal and provincial income tax rate, to the income tax benefit (expense) included in the consolidated statements of operations for each of the years ended December 31:

	2006	2005	2004
Income taxes at Canadian rates (2006 — 34%, 2005 — 34.5%, 2004 — 33.3%)	$(14)	$41	$54
Difference between Canadian rates and rates applicable to subsidiaries in the U.S. and other jurisdictions	1	34	(4)
Valuation allowances on tax benefits	(109)	(141)	(181)
Utilization of losses	36	16	2
Tax benefit of investment tax credits, net of valuation allowance	47	39	43
Adjustments to provisions and reserves	(2)	140	25
Foreign withholding and other taxes	(23)	(23)	(24)
Corporate minimum taxes	(2)	(14)	(8)
Impact of non-taxable/(non-deductible) items and other differences	6	(11)	113

Income tax benefit (expense)	$(60)	$81	$20

Details of Nortel’s income (loss):
Earnings (loss) from continuing operations before income taxes, minority interests and equity in net loss of associated companies:
Canadian, excluding gain (loss) on sale of businesses and assets	$(514)	$(91)	$(191)
U.S. and other, excluding gain (loss) on sale of businesses and assets	350	18	(63)
Gain (loss) on sale of businesses and assets	206	(47)	91

	$42	$(120)	$(163)

Income tax benefit (expense):
Canadian, excluding gain (loss) on sale of businesses and assets	$16	$10	$5
U.S. and other, excluding gain (loss) on sale of businesses and assets	(73)	71	15
Gain (loss) on sale of businesses and assets	(3)	—	—

	$(60)	$81	$20

Income tax benefit (expense):
Current	$(29)	$(33)	$(27)
Deferred	(31)	114	47

Income tax benefit (expense)	$(60)	$81	$20

Details of movement in valuation allowance
Opening Valuation Allowance	$(3,184)	$(3,517)	$(3,205)
Amounts charged to income tax benefit (expense)	(73)	(132)	(179)
Amounts charged to other comprehensive loss	66	(58)	(32)
Other (additions)/ deductions(a)	(222)	523	(101)

Closing Valuation Allowance	$(3,413)	$(3,184)	$(3,517)

(a)	Other additions and deductions represent the net impacts of foreign exchange, deferred tax assets that expired during the period, tax rate changes, and tax return and other adjustments.

The following table shows the significant components included in deferred income taxes as of December 31:

	2006	2005
Assets:
Tax benefit of loss carryforwards	$4,264	$4,145
Investment tax credits, net of deferred tax liability	1,344	1,174
Provisions and reserves	731	761
Post-retirement benefits other than pensions	288	306
Plant and equipment	215	96
Pension plan liabilities	622	610
Deferred compensation	153	256

	7,617	7,348
Valuation allowance	(3,413)	(3,184)

	4,204	4,164

Liabilities:
Provisions and reserves	104	108
Plant and equipment	35	34
Unrealized foreign exchange and other	23	85

	162	227

Net deferred income tax assets	$4,042	$3,937

Nortel has not provided for foreign withholding taxes or deferred income tax liabilities for temporary differences related to the undistributed earnings of foreign subsidiaries since Nortel does not currently expect to repatriate these earnings. It is not practical to reasonably estimate the amount of additional deferred income tax liabilities or foreign withholding taxes that may be payable should these earnings be distributed in the future.
Nortel is in the process of amending a number of previously filed tax returns as a result of the restatements of our financial statements. While most of the significant unamended tax returns reflected tax losses and Nortel does not expect any material impact to either tax expense or deferred tax liabilities, Nortel’s Canadian provincial tax returns could result in an additional expense, when completed. Additionally, tax credit carryforward amounts of approximately $300 in respect of the 1994 through to 1996 taxation years have expired, and are not included in the deferred tax assets as of December 31, 2006. Nortel can restore a significant amount of the deferred tax assets by executing a certain tax planning strategy that involves filing amended tax returns.
As of December 31, 2006, Nortel had the following net operating and capital loss carryforwards and tax credits which are scheduled to expire in the following years:

	Net
	Operating	Capital	Tax
	Losses	Losses(a)	Credits(b)	Total
2006 - 2008	$9	$8	$236	$253
2009 - 2011	1,887	—	673	2,560
2012 - 2018	394	7	391	792
2019 - 2026	2,718	—	381	3,099
Indefinitely	2,547	4,970	—	7,517

	$7,555	$4,985	$1,681	$14,221

(a)	The capital losses related primarily to the United Kingdom (“U.K.”) and may only be used to offset future capital gains. Nortel has recorded a full valuation allowance against this future tax benefit.

(b)	Global investment tax credits of $47, $39 and $43 have been applied against the income tax provision in 2006, 2005 and 2004, respectively. Unused tax credits can be utilized to offset deferred taxes payable primarily in Canada.

9. Employee benefit plans
Nortel maintains various retirement programs covering substantially all of its employees, consisting of defined benefit, defined contribution and investment plans.
Nortel has four kinds of capital accumulation and retirement programs: balanced capital accumulation and retirement programs (the “Balanced Program”) and investor capital accumulation and retirement programs (the “Investor Program”) available to substantially all of its North American employees; flexible benefits plan, which includes a group personal pension plan (the “Flexible Benefits Plan”), available to substantially all of its employees in the U.K.; and traditional capital accumulation and retirement programs that include defined benefit pension plans (the “Traditional Program”) which are closed to new entrants in the U.K. and portions of which are closed to new entrants in the U.S. and Canada. Although these four kinds of programs represent Nortel’s major retirement programs and may be available to employees in combination and/or as options within a program, Nortel also has smaller pension plan arrangements in other countries.
Nortel also provides other benefits, including post-retirement benefits and post-employment benefits. Employees in the Traditional Program are eligible for their existing company sponsored post-retirement benefits or a modified version of these benefits, depending on age or years of service. Employees in the Balanced Program are eligible for post-retirement benefits at reduced company contribution levels, while employees in the Investor Program have access to post-retirement benefits by purchasing a Nortel-sponsored retiree health care plan at their own cost.
Nortel’s policy is to fund defined benefit pension and other benefits based on accepted actuarial methods as permitted by regulatory authorities. The funded amounts reflect actuarial assumptions regarding compensation, interest and other projections. Pension and other benefit costs reflected in the consolidated statements of operations are based on the projected benefit method of valuation. A measurement date of September 30 is used annually to determine pension and other post-retirement benefit measurements for the pension plans and other post-retirement benefit plans that make up the majority of plan assets and obligations.
In the second quarter of 2006, Nortel announced changes to its North American pension and post-retirement plans effective January 1, 2008. Nortel will reallocate employees currently enrolled in its defined benefit pension plans to defined contribution plans. In addition, Nortel will eliminate post-retirement healthcare benefits for employees who are not age 50 with five years of service as of July 1, 2006. As a result of these changes Nortel re-measured its pension and post-retirement benefit obligations related to its North American plans as of the date its Board of Directors approved such changes and recorded the impacts of this re-measurement in the third quarter of 2006 in accordance with SFAS 88 and SFAS 106. Plan changes approved by Nortel’s Board of Directors and changes to key assumptions as a result of the re-measurement resulted in a curtailment gain of approximately $34 for both the pension and post-retirement benefit plans. In addition, Nortel was required to adjust the minimum pension liability for certain plans, representing the amount by which the accumulated benefit obligation less the fair value of the plan assets was greater than the recorded liability. The effect of this adjustment and the related foreign currency translation adjustment was to decrease accumulated other comprehensive loss (before tax) by $198, decrease intangible assets by $14 and decrease pension liabilities by $212.
For the year end measurement, the impact of changes in discount rates and other accounting assumptions more than offset the favorable impacts of strong pension asset returns and the contributions made by Nortel. As a result, Nortel was required to adjust the minimum pension liability for certain plans, representing the amount by which the accumulated benefit obligation less the fair value of the plan assets was greater than the recorded liability. The effect of this adjustment and the related foreign currency translation adjustment was to increase accumulated other comprehensive loss (before tax) by $68, decrease intangible assets by $4 and increase pension liabilities by $64.
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an Amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and post-retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Nortel is required to initially recognize the funded status of its defined benefit pension and post-retirement plans and to provide the required disclosures as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for Nortel for its fiscal year ending December 31, 2008.

The effect of the initial adoption of SFAS 158 was as follows:

	Before Application		After Application
	of SFAS 158	Adjustment	of SFAS 158
Intangible assets — net	$262	$(21)	$241
Other assets — long term	$677	$3	$680
Deferred tax assets — long term	$3,803	$60	$3,863
Payroll and benefit liabilities — current	$(865)	$228	$(637)
Other liabilities — long term	$(3,716)	$(412)	$(4,128)
Accumulated other comprehensive loss	$466	$142	$608
The amounts in accumulated other comprehensive income (loss) that are expected to be recognized as components of pension expense (credit) during the next fiscal year are as follows:

	Defined Benefit	Post-Retirement
	Pension Plan	Benefits	Total
Prior service cost (credit)	$4	$(7)	$(3)
Net actuarial loss (gain)	$102	$(1)	$101
The following table illustrates the amounts in accumulated other comprehensive income (loss)— before tax that have not yet been recognized as components of pension expense:

	Defined Benefit	Post-Retirement
	Pension Plan	Benefits	Total
Amounts recognized in accumulated other comprehensive income (loss) — before tax — consists of:
Prior service cost (credit)	$13	$(71)	$(58)
Net actuarial loss (gain)	1,475	(2)	1,473

Total amount recognized	$1,488	$(73)	$1,415

The following details the unfunded status of the defined benefit plans and post-retirement benefits other than pensions, and the associated amounts recognized in the consolidated balance sheets as of December 31:

	Defined Benefit Plans		Post-Retirement Benefits
	2006	2005	2006	2005
Change in benefit obligation:
Benefit obligation — beginning	$8,952	$8,311	$883	$761
Service cost	130	123	6	8
Interest cost	462	458	42	44
Plan participants’ contributions	6	6	10	8
Plan amendments	—	3	(63)	—
Actuarial loss (gain)	40	835	(170)	87
Acquisitions/divestitures/settlements	—	9	—	—
Special and contractual termination benefits	13	21	—	—
Curtailments	(337)	9	—	(1)
Benefits paid	(599)	(541)	(42)	(43)
Foreign exchange	543	(282)	4	19

Benefit obligation — ending	$9,210	$8,952	$670	$883

Change in plan assets:
Fair value of plan assets — beginning	$6,456	$6,105	$—	$—
Actual return on plan assets	551	919	—	—
Employer contributions	323	174	32	35
Plan participants’ contributions	6	6	10	8
Acquisitions/divestitures/settlements	—	(4)	—	—
Benefits paid	(599)	(541)	(42)	(43)
Foreign exchange	402	(203)	—	—

Fair value of plan assets — ending	$7,139	$6,456	$—	$—

Funded status of the plans	$(2,071)	$(2,496)	$(670)	$(883)
Unrecognized prior service cost (credit)	—	16	—	(44)
Unrecognized net actuarial losses (gains)	—	2,076	—	168

	Defined Benefit Plans		Post-Retirement Benefits
	2006	2005	2006	2005
Contributions after measurement date	71	40	9	4

Net amount recognized	$(2,000)	$(364)	$(661)	$(755)

Amounts recognized in the accompanying consolidated balance sheets consist of:
Other liabilities — long-term	$(1,965)	$(1,533)	$(625)	$(735)
Other liabilities — current	(40)	(332)	(36)	(20)
Intangible assets — net	—	37	—	—
Other assets	5	2	—	—
Foreign currency translation adjustment	—	180	—	—
Accumulated other comprehensive loss	—	1,282	—	—

Net amount recognized	$(2,000)	$(364)	$(661)	$(755)

The following details selected information for defined benefit plans, all of which have accumulated benefit obligations in excess of the fair value of plan assets as of December 31:

	2006	2005
Projected benefit obligation	$9,194	$8,938
Accumulated benefit obligation	$8,914	$8,312
Fair value of plan assets	$7,117	$6,438
The following details the net pension expense, all related to continuing operations, and the underlying assumptions for the defined benefit plans for the years ended December 31:

	2006	2005	2004
Pension expense:
Service cost	$130	$123	$122
Interest cost	462	458	422
Expected return on plan assets	(457)	(405)	(388)
Amortization of prior service cost	2	2	4
Amortization of net losses	130	118	94
Curtailment losses (gains)	(6)	12	—
Special and Contractual termination benefits	13 (a)	21	7

Net pension expense	$274	$329	$261

Weighted-average assumptions used to determine benefit obligations as of December 31:
Discount rate	5.1%	5.1%	5.7%
Rate of compensation increase	4.5%	4.4%	4.5%
Weighted-average assumptions used to determine net pension expense for years ended December 31:
Discount rate	5.1%	5.7%	5.8%
Expected rate of return on plan assets	7.2%	7.4%	7.4%
Rate of compensation increase	4.4%	4.5%	4.2%

(a)	For 2006, special and contractual termination benefits are the result of certain business divestitures and restructuring plan workforce reduction initiatives.
The following details the amounts included within accumulated other comprehensive income (loss), including foreign currency translation adjustments, for the years ended December 31:

	Defined Benefit Plans
	2006	2005
Increase (decrease) in minimum pension liability adjustment included in other comprehensive income (loss)	$(130)	$172

The following details the net cost components, all related to continuing operations, and underlying assumptions of post-retirement benefits other than pensions for the years ended December 31:

	2006	2005	2004
Post-retirement benefit cost:
Service cost	$6	$8	$9
Interest cost	42	44	43
Amortization of prior service cost	(5)	(4)	(3)
Amortization of net losses (gains)	1	3	2
Curtailment losses (gains)	(29)	—	—

Net post-retirement benefit cost	$15	$51	$51

Weighted-average assumptions used to determine benefit obligations as of December 31:
Discount rate	5.4%	5.4%	5.9%
Weighted-average assumptions used to determine net post-retirement benefit cost for years ended December 31:
Discount rate	5.4%	5.9%	6.0%
Weighted-average health care cost trend rate	8.0%	7.8%	8.3%
Weighted-average ultimate health care cost trend rate	4.8%	4.8%	4.8%
Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one percentage point change in assumed health care cost trend rates would have the following effects for the years ended December 31:

	2006	2005	2004
Effect on aggregate of service and interest costs
1% increase	$4	$5	$5
1% decrease	$(3)	$(4)	$(4)
Effect on accumulated post-retirement benefit obligations
1% increase	$43	$86	$67
1% decrease	$(36)	$(70)	$(55)
As of December 31, 2006, the expected benefit payments for the next ten years for the defined benefit plans and the post-retirement benefits other than pensions are as follows, along with the expected reimbursement amounts related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “MPDIM Act”):

			Expected
			MPDIM Act Subsidy
	Defined Benefit	Post-Retirement	(Post-Retirement
	Plans	Benefit Plans	Benefit Plans)
2007	$496	$46	$2
2008	$495	$46	$2
2009	$505	$47	$2
2010	$518	$47	$3
2011	$532	$48	$3
2012-2016	$2,894	$229	$20
The target allocation percentages and the year-end percentages based on actual asset balances of the defined benefit plans as of December 31 are as follows:

	2006		2005
	Target	Actual	Target	Actual
Debt instruments	43%	43%	43%	41%
Equity securities	56%	54%	56%	57%
Other	1%	3%	1%	2%
The primary investment performance objective is to obtain competitive rates of return on investments at or above their assigned benchmarks while minimizing risk and volatility by maintaining an appropriately diversified portfolio. The benchmarks selected are industry-standard and widely-accepted indices. The defined benefit plans maintain a long-term perspective in regard to investment philosophy and return expectations which are reflective of the fact that the liabilities of the defined benefit plans mature over an extended period of time. The investments have risk characteristics consistent with underlying defined benefit plan demographics and liquidity requirements, and are consistent and compliant with all regulatory standards.

The primary method of managing risk within the portfolio is through diversification among and within asset categories, and through the utilization of a wide array of active and passive investment managers. Broadly, the assets are allocated between debt and equity instruments. Included within the debt instruments are government and corporate fixed income securities, money market securities, mortgage-backed securities and inflation indexed securities. Generally, these debt instruments are considered investment grade. Included in equity securities are developed and emerging market stocks of companies at a variety of capitalization levels. The securities are predominantly publicly traded. The amount of employer and related-party securities that the defined benefit plans may hold is governed by the statutory limitations of the jurisdictions of the applicable plans. Included in equity securities of the defined benefit plans are common shares of Nortel Networks Corporation, held directly or through pooled funds, with an aggregate market value of $4 (0.1 percent of total plan assets) and $5 (0.1 percent of total plan assets) as of December 31, 2006 and 2005, respectively.
As a policy, assets within the defined benefit plans are reviewed to the target allocations at least on a quarterly basis and adjustments made as appropriate. The plans commission periodic asset and liability studies to determine the optimal allocation of the portfolio’s assets. These studies consider a variety of the plan characteristics, including membership, benefits and liquidity needs, and utilize mean-variance analysis of historic and projected investment returns to develop a range of acceptable asset mixes among a variety of asset classes.
To develop the expected long-term rate of return on assets assumption, Nortel considered the weighted-average historical returns and the future expectations for returns for each asset class.
Nortel expects to make cash contributions of approximately $365 in 2007 to the defined benefit plans and approximately $36 in 2007 to the post-retirement benefit plans.
Under the terms of the Balanced Program, Investor Program and Traditional Program, eligible employees may contribute a portion of their compensation to an investment plan. Based on the specific program that the employee is enrolled in, Nortel matches a percentage of the employee’s contributions up to a certain limit. The cost of these investment plans was $76, $67 and $75 for the years ended December 31, 2006, 2005 and 2004, respectively.
Under the terms of the Balanced Program and Flexible Benefits Plan, Nortel contributes a fixed percentage of employees’ eligible earnings to a defined contribution plan arrangement. The cost of these plan arrangements was $23, $20 and $20 for the years ended December 31, 2006, 2005 and 2004, respectively.
10. Acquisitions, divestitures and closures
Acquisitions
Tasman Networks Inc.
On February 24, 2006, Nortel completed the acquisition of Tasman Networks for approximately $99 in cash and assumed liabilities. Tasman Networks is an established communication equipment provider that sells secure, high performance, wide area network IP routers and converged service routers. The acquisition of Tasman Networks gives Nortel access to low-latency technology to handle packets in secure enterprise environments.
Under the acquisition agreement Nortel acquired 100% of the common and preferred shares of Tasman Networks and the working capital, property and equipment, contractual rights, licenses, operating leases, intellectual property and employees related to Tasman Networks’ business. The purchase price allocation of $99 includes approximately $58 of intangible assets acquired and $2 in net liabilities assumed, with the remaining $43 (including $6 of acquisition costs) allocated to goodwill. The allocation of the purchase price is based on management’s valuation of the assets acquired and liabilities assumed.
In connection with the acquisition, Nortel acquired technology that has been incorporated into certain of its existing router products. Tasman Networks’ existing technology was valued to reflect the present value of the operating cash flows expected to be generated by the existing software technology after taking into account the cost to realize revenue from the technology, the relative risks of the product, and an appropriate discount rate to reflect the time value of invested capital. The fair value of the existing technology was determined to be $35. Tasman Networks had a new router product under development at the date of acquisition. Based on the stage of development of the product at the time of the valuation, and the expected applications of the router, Nortel valued this technology under development separately at $16 based on its expected cash flows, taking into account the cost to realize the revenue from the technology, the relative risk of the product and an appropriate discount rate to reflect the time value of invested capital. The fair value of the non-contractual and contractual customer relationships was similarly determined to be $7.

Certain other intangibles, such as non-competition agreements, trade names, patents and copyrights, were considered and concluded to not exist. None of the goodwill, intangibles or in-process research and development amounts is expected to be deductible for tax purposes.
The following table sets out the purchase price allocation information for Tasman Networks:

Purchase price	$99

Assets acquired:
Other assets — net	$6
Intangible assets — net	58
Goodwill	43

107

Less liabilities assumed:
Trade and other accounts payable	3
Other accrued liabilities	5

8

Fair value of net assets acquired	$99

The fair values and amortization periods of the intangible assets acquired are as follows:

			Amortization
	Fair Value		Period (Years)
Existing router technology	$19		10
Access router technology	16		7
In-process research and development (“IPR&D”)	16	(a)	—
Non-contractual customer relationships	7		8

Total intangible assets	$58

(a)	Nortel expensed $16 for in-process research and development in the second quarter of 2006.
The results of operations of Tasman Networks have been consolidated into Nortel’s results of operations as of February 24, 2006, and were not material to Nortel’s consolidated results of operations.
LG-Nortel Co. Ltd. Business Venture
On November 3, 2005, Nortel entered into a business venture with LG Electronics Inc. (“LG”), the business venture named “LG-Nortel”. Certain assets of Nortel’s South Korean distribution and services business were combined with the service business and certain assets of LG’s telecommunications infrastructure business. In exchange for a cash contribution of $155 paid to LG, Nortel received 50% plus one share of the equity in LG-Nortel. LG also received 50% less one share of the equity in the business venture. The purpose of the business venture was to create a world-class telecommunications systems and related solutions supplier that leverages the product portfolio, quality, reputation, and global brands of Nortel and LG. The business venture will focus primarily on providing solutions to the Korean carrier and enterprise market as well as leveraging LG’s technologies and products on a global scale. In conjunction with the formation of the business venture, certain related party agreements were entered into between LG-Nortel and Nortel including those for product distribution, trademark licences and R&D services. As a result of the finalization of the purchase price adjustment, a net deferred tax liability of $8 was recognized due to differences between the adjusted value of the assets acquired and liabilities assumed, and LG-Nortel’s tax basis in those assets and liabilities.
The following table sets out the purchase price allocation information for LG-Nortel.

Purchase price	$155

Assets acquired:
Accounts receivable — net	$165
Other current assets	26
Investments	14
Plant and equipment — net	17
Intangible assets — net	126
Deferred income taxes — net	2
Other assets — net	24

374

Less liabilities assumed:
Trade and other accounts payable	25
Payroll and benefit-related liabilities	12
Other accrued liabilities	11
Deferred income taxes — net	10
Other liabilities	61
Minority interest	100

219

Fair value of net assets acquired	$155

The estimated fair values and amortization periods of other intangible assets are as follows:

		Amortization
	Fair Value	Period (Years)
Customer relationships	$56	5 to 9
Patents	29	10
Existing technologies	11	2 to 7
Trademark licensing agreement	9	5
Goodwill	8	—
IPR&D	5	1
Other	8	5

Total intangible assets	$126

Intangible assets acquired by Nortel relating to the business venture consisted of existing technology and related rights, customer contracts and relationships, in-process research and development, patents and trademark licensing agreements. Upon valuation of this acquisition, existing technology and customer relationships have been valued at $11 and $56, respectively, under the income approach which reflects the present value of the operating cash flows generated after taking into account the cost to realize the revenue from the product, the relative risks of the product, and an appropriate discount rate to reflect the time value of invested capital. In-process research and development, which comprised a total of six projects expected to continue at the acquisition date was valued under the cost approach at $5. Patents were valued at an appraisal value of $29 under the income approach. There were two trademark licensing agreements granted to LG-Nortel: one from Nortel which allows the use of the ‘Nortel’ trademark and the other from LG which allows the use of the ‘LG’ trademark. Both agreements grant the worldwide non-exclusive use of each respective company’s trademark. The expected value of the benefits of selling products under the LG-Nortel trademark was established at $9 using the differential licensing fee approach. This difference in licensing rates was tax-affected and the after-tax cash flows were discounted at an appropriate rate.
Separately, LG will be entitled to payments from Nortel over a two-year period based on the achievement by LG-Nortel of certain business goals related to the 2006 and 2007 fiscal years, of up to a maximum of $80.
The consolidated financial statements of Nortel include LG-Nortel’s operating results from the date of Nortel’s acquisition of its interest in the business venture. In previous quarters Nortel disclosed LG-Nortel as a VIE under FIN 46R. This initial determination was based on a preliminary assessment that the manufacturing agreement between LG-Nortel and LG contained below-market pricing, which was considered to be additional subordinated financial support under FIN 46R. Upon finalization of the valuations performed during 2006, it was determined that the pricing terms in this agreement are at fair value. Therefore, LG-Nortel is not a VIE, and accordingly is being consolidated under Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, based on Nortel’s voting interests.
Nortel Government Solutions Incorporated (formerly PEC Solutions, Inc.)
On June 3, 2005, Nortel Networks Inc. (“NNI” or the “Guarantor Subsidiary”), an indirect subsidiary of Nortel, indirectly acquired approximately 26,693,725 shares of NGS (formerly PEC Solutions, Inc.), representing approximately 95.6 percent of the outstanding shares of common stock of NGS, through a cash tender offer at a price of $15.50 per share. The aggregate cash consideration in connection with the acquisition of NGS (including $33 paid on June 9, 2005, with respect to stock options) was approximately $449, including estimated costs of acquisition of $8. Nortel acquired more than 90 percent of the outstanding shares of NGS pursuant to the tender offer. Any shares that were not purchased in the tender offer ceased to be outstanding and were converted into the right to receive cash in the amount of $15.50 per share.

NGS provides professional technology services that enable government entities to use the Internet to enhance productivity and improve services to the public. NGS’s primary customers are executive agencies and departments of the U.S. Federal Government, the U.S. Federal Judiciary and prime contractors to the U.S. government. Nortel expects the NGS acquisition to allow Nortel to pursue opportunities in areas that complement Nortel’s existing products and to increase its competitiveness in the government market. In order to comply with the U.S. National Industrial Security Program and to mitigate foreign ownership, control or influence, voting control of NGS must be vested in citizens of the U.S. Accordingly, proxy holders for Nortel’s shares of NGS have been appointed and approved by the U.S. Defense Security Service. In accordance with a proxy agreement executed in July 2005, the proxy holders exercise all prerogatives of ownership with complete freedom to act independently and have assumed full responsibility for the voting stock. Notwithstanding, for accounting purposes, Nortel has determined that NGS is a VIE and Nortel is the primary beneficiary (see note 15).
This acquisition was accounted for using the purchase method. Nortel has recorded approximately $278 of non-amortizable intangible assets associated with the acquisition of NGS, which assets consist solely of goodwill. The goodwill of NGS is not deductible for tax purposes, and has been allocated to Nortel’s “Other” and “Enterprise Solutions” reportable segments.
The allocation of the purchase price presented below is based on management’s best estimate of the relative values of the assets acquired and liabilities assumed in the NGS acquisition.
The following table sets out the purchase price allocation information for the NGS acquisition.

Purchase price	$449

Assets acquired:
Cash and cash equivalents	$26
Accounts receivable — net	65
Other current assets	34
Investments	8
Plant and equipment — net	32
Intangible assets — net	84
Goodwill	278
Other assets	5

532

Less liabilities assumed:
Trade and other accounts payable	6
Payroll and benefit-related liabilities	24
Other accrued liabilities	17
Long-term debt	33
Other liabilities	3

83

Fair value of net assets acquired	$449

As a result of the acquisition of NGS, a net deferred tax liability of $23 was recognized, due to differences between the estimated fair value of assets acquired and liabilities assumed, and NGS’s tax basis in those assets and liabilities. This deferred tax liability is fully offset, however, by an adjustment to Nortel’s deferred tax valuation allowance because Nortel will be able to offset the tax liability by drawing down previously unrecognized loss carryforwards.
The estimated fair values and amortization periods of other intangible assets are as follows:

		Amortization
	Fair Value	Period (Years)
Trade name	$3	1
Software licenses	1	5
Customer contracts and relationships	80	10

Total other intangible assets	$84

The consolidated financial statements of Nortel include NGS’s operating results from the date of the acquisition. The following unaudited pro forma information presents a summary of consolidated results of operations of Nortel and NGS as if the acquisition had occurred on January 1, 2004, with pro forma adjustments to give effect to amortization of intangible assets and certain other adjustments:

	2005	2004
Revenues	$10,618	$9,685
Net earnings (loss)	$(56)	$(94)

Divestitures
UMTS access business divestiture
On December 31, 2006, Nortel completed the sale of substantially all its assets and liabilities related to its UMTS access products and services to Alcatel-Lucent. The sale, structured as an asset and share transaction, resulted in gross proceeds of $320, adjusted primarily for warranty liabilities, for net proceeds of $306 all of which were received in the fourth quarter of 2006. In addition, Nortel provided Alcatel-Lucent with a $23 promissory note in lieu of transferring working capital, which was paid in the first quarter of 2007. The proceeds are subject to post-closing adjustments for the finalization of the book value of the assets transferred and liabilities assumed by Alcatel-Lucent which are not expected to be significant.
As a result of the sale, Nortel transferred $65 in net assets comprised primarily of fixed assets and inventory, substantially all existing UMTS access contracts, intellectual property, and approximately 1,700 employees attributed to the UMTS access products. Additionally, Nortel wrote off net assets of $18 related primarily to unbilled receivables, goodwill, prepaid assets and deferred revenue and costs, and has recorded additional liabilities of $26, relating to transaction costs payable to Alcatel-Lucent. Nortel retained its existing LG-Nortel UMTS access customer contracts and will source the UMTS access products and services from Alcatel-Lucent.
Nortel and Alcatel-Lucent have also agreed to provide certain transitional services to each other in order to facilitate the various aspects of the divesture. Nortel has committed to provide R&D, manufacturing and real estate transition services in addition to providing Alcatel-Lucent the right to use all proprietary intellectual property used in Nortel UMTS access products and services which are also common to other Nortel products and services. In addition, Alcatel-Lucent has options to extend its license rights to other Nortel Long Term Evolution related and GSM technology for consideration of $50 and $15, respectively. These options expire December 31, 2008 and December 31, 2010, respectively.
Nortel has recorded a net gain of $166 and deferred income of $5 primarily due to contingent liabilities related to a loss-sharing arrangement based on 2007 operating results.
Manufacturing operations
In 2004, Nortel entered into an agreement with Flextronics for the divestiture of substantially all of Nortel’s remaining manufacturing operations and related activities, including certain product integration, testing, repair operations, supply chain management, third party logistics operations and design assets. Nortel and Flextronics have also entered into a four-year supply agreement for manufacturing services (whereby after completion of the transaction, Flextronics will manage in excess $2,000 of Nortel’s annual cost of revenues) and a three-year supply agreement for design services. Commencing in the fourth quarter of 2004 and throughout 2005, Nortel completed the transfer to Flextronics of certain of Nortel’s optical design activities in Ottawa, Canada and Monkstown, Northern Ireland and its manufacturing activities in Montreal, Canada and Chateaudun, France. In the second quarter of 2006, Nortel completed the transfer of the manufacturing operations and related assets including product integration, testing, and repair and logistics operations of its Calgary, Canada manufacturing operations to Flextronics, representing the final transfer of substantially all of Nortel’s manufacturing and related operations to Flextronics.
The sale agreement with Flextronics resulted in the transfer of approximately 2,100 employees to Flextronics. Nortel has received $599 of gross proceeds as of December 31, 2006. On October 18, 2006, Nortel signed amendments to various agreements with Flextronics, including the sale agreement, and the supply and design services agreements to restructure Nortel’s purchase commitments and increase Nortel’s obligation to reimburse Flextronics for certain costs associated with the transaction. Nortel received the final payment of $79 from Flextronics during 2006, which has been offset by cash outflows attributable to direct transaction costs and other costs associated with the transaction.

As of December 31, 2006, Nortel had transferred approximately $404 of inventory and equipment to Flextronics relating to the transfer of the optical design activities in Ottawa and Monkstown and the manufacturing activities in Montreal, Chateaudun and Calgary. As Flextronics has the ability to exercise rights to sell back to Nortel certain inventory and equipment after the expiration of a specified period (up to fifteen months) following each respective transfer date, Nortel has retained these assets on its balance sheet to the extent they have not been consumed as part of ongoing operations as at December 31, 2006. Nortel does not expect that rights will be exercised with respect to any material amount of inventory and/or equipment. Nortel does not expect to record any material gain on this transaction.
Directory and operator services business
On August 2, 2004, Nortel completed the contribution of certain fixed assets, intangible assets including customer contracts, software and other licenses, and liabilities of its directory and operator services (“DOS”) business to VoltDelta Resources LLC (“VoltDelta”), a wholly owned subsidiary of Volt Information Sciences, Inc. (“VIS”), in return for a 24 percent interest in VoltDelta which was valued at $57. After a period of two years, Nortel and VIS each have an option to cause Nortel to sell its VoltDelta shares to VIS for proceeds ranging from $25 to $70. As a result of this transaction, approximately 160 Nortel DOS employees in North America and Mexico joined VoltDelta. This non-monetary exchange was recorded at fair value, and Nortel recorded a gain of $30 within sale of businesses and assets during 2004.
On December 28, 2005, VoltDelta entered into a Letter of Agreement to repurchase a 24% minority interest in it held by Nortel for an aggregate purchase price of approximately $62. The terms of the Letter of Agreement included VoltDelta paying Nortel $25 on December 29, 2005, and issuing a promissory note in the amount of $37 which was paid in full on February 15, 2006. The sale resulted in a net gain of approximately $7 for the year ended December 31, 2005. As of December 31, 2006, Nortel did not hold any ownership interest in VoltDelta. Nortel continues to provide transitional services to VoltDelta over the initial agreement period of ten years with no additional material financial impact to Nortel.
Optical components operations
In 2002, Nortel sold certain plant and equipment, inventory, patents and other intellectual property and trademarks relating to its optical components business to Bookham, Inc. (“Bookham”). Included in the sale was the transfer of Nortel’s transmitter and receiver, pump laser and amplifier businesses located in Paignton, U.K., Harlow, U.K., Ottawa, Canada, Zurich, Switzerland and Poughkeepsie, New York. Nortel also transferred approximately 1,200 employees to Bookham in the transaction. The transaction included a minimum purchase commitment with Bookham requiring Nortel to purchase approximately $120 of product from Bookham between November 8, 2002 and March 31, 2004.
On December 2, 2004, Nortel and Bookham entered into a restructuring agreement which, among other changes, extended the maturity date of a $25.9 principal amount senior secured note of Bookham (the “Series B Note”) by one year from November 8, 2005 to November 8, 2006, and eliminated the conversion feature of a $20 principal amount senior unsecured note of Bookham due November 2007 (the “Series A Note”). Bookham also agreed to secure the Series A Note, provide additional collateral for the Series A Note and the Series B Note, and provide Nortel with other debt protection covenants. On January 13, 2006, Nortel received $20 in cash plus accrued interest from Bookham to retire the Series A Note. In addition, Nortel sold the Series B Note for approximately $26 to a group of unrelated investors.
On January 13, 2006, Nortel announced that it had entered into an agreement with Bookham to amend the current supply agreement and extend certain purchase commitments, which were scheduled to expire on April 29, 2006. Under the terms of the amended supply agreement, Nortel agreed to purchase a minimum of $72 of product from Bookham during the calendar year of 2006. Nortel’s purchase commitment was substantially complete in 2006.

11. Long-term debt, credit and support facilities
Long-term debt
The following table shows the components of long-term debt as of December 31:

	2006	2005
6.125% Notes due February 15, 2006	$—	$1,275
7.40% Notes due June 15, 2006(a)	—	150
LIBOR + 4.25% Floating rate Notes due July 15, 2011	1,000	—
10.125% Fixed rate Notes due July 15, 2013	550	—
10.75% Fixed rate Notes due July 15, 2016	450	—
6.875% Notes due September 1, 2023	200	200
7.875% Notes due June 15, 2026(a)	150	150
Other long-term debt with various repayment terms and a weighted-average interest rate of 4.77% for 2006 and 5.65% for 2005	5	7
Fair value adjustment attributable to hedged debt obligations	(1)	1
Obligation associated with a consolidated VIE with interest rate of 3.7% for 2006 and 3.1% for 2005	87	83
Obligations under capital leases and sale leasebacks with a weighted-average interest rate of 8.48% for 2006 and 8.98% for 2005	223	219

	2,664	2,085
Less: Long-term debt due within one year	18	1,446

Long-term debt	$2,646	$639

(a)	Notes were issued by Nortel Networks Capital Corporation, an indirect wholly owned finance subsidiary of Nortel, and are fully and unconditionally guaranteed by Nortel.
As of December 31, 2006, the amounts of long-term debt payable for each of the years ending December 31 consisted of:

2007	$18
2008	21
2009	18
2010	20
2011	1,022
Thereafter	1,565

Total long-term debt payable	$2,664

Credit facility
On February 14, 2006, Nortel’s direct subsidiary, NNI, entered into a one-year credit facility in the aggregate principal amount of $1,300 (the “2006 Credit Facility”). This facility consisted of (i) a senior secured one-year term loan facility in the amount of $850 (the “Tranche A Term Loans”), and (ii) a senior unsecured one-year term loan facility in the amount of $450 (the “Tranche B Term Loans”). The Tranche A Term Loans were secured equally and ratably with Nortel’s obligations under the EDC Support Facility (as defined below) and Nortel’s 6.875% Bonds due September 2023 by a lien on substantially all of the U.S. and Canadian assets of Nortel and Nortel and the U.S. assets of NNI. The Tranche A Term Loans and Tranche B Term Loans were guaranteed by Nortel and by NNC, and Nortel’s obligations under the EDC Support Facility were also guaranteed by NNC and by NNI, in each case until the maturity or prepayment of the 2006 Credit Facility. The 2006 Credit Facility was drawn down in the full amount on February 14, 2006, and Nortel used the net proceeds primarily to repay the outstanding $1,275 aggregate principal amount of Nortel’s 6.125% notes that matured on February 15, 2006. The 2006 Credit Facility was amended in the second quarter of 2006 and waivers were obtained in connection with defaults arising from the delayed filing of NNC’s and Nortel’s 2005 Annual Reports on Form 10-K/A and 10-K, respectively (the “2005 Annual Reports”), and their respective Quarterly Reports on Form 10-Q for the first quarter of 2006 (the “2006 First Quarter Reports”). On July 5, 2006, the total amount owing under the 2006 Credit Facility was repaid using the net proceeds from the issuance of the Notes (as defined below) and the facility, the guarantee agreement and all of the collateral arrangements securing it and Nortel’s and NNC’s public debt were terminated.

Senior notes offering
On July 5, 2006, Nortel completed an offering of $2,000 aggregate principal amount of senior notes (the “Notes”) to qualified institutional buyers pursuant to Rule 144A and to persons outside the United States pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes consist of $450 of senior fixed rate notes due 2016 (the “2016 Fixed Rate Notes”), $550 of senior fixed rate notes due 2013 (the “2013 Fixed Rate Notes”) and $1,000 of floating rate senior notes due 2011 (the “Floating Rate Notes”). The 2016 Fixed Rate Notes bear interest at a rate per annum of 10.75% payable semi-annually, the 2013 Fixed Rate Notes bear interest at a rate per annum of 10.125% payable semi-annually and the Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to the reserve-adjusted LIBOR plus 4.25%, payable quarterly. As of December 31, 2006, the Floating Rate Notes had an interest rate of 9.62% per annum.
Nortel may redeem all or a portion of the 2016 Fixed Rate Notes at any time on or after July 15, 2011, at specified redemption prices ranging from 105.375% to 100% of the principal amount thereof plus accrued and unpaid interest. In addition, Nortel may redeem all or a portion of the 2013 Fixed Rate Notes at any time and, prior to July 15, 2011, all or a portion of the 2016 Fixed Rates Notes, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. Prior to July 15, 2009, Nortel may also redeem up to 35% of the original aggregate principal amount of any series of Notes with proceeds of certain equity offerings at a redemption price equal to (i) in the case of the 2016 Fixed Rate Notes, 110.750% of the principal amount thereof, (ii) in the case of the 2013 Fixed Rate Notes, 110.125% of the principal amount thereof and (iii) in the case of the Floating Rate Notes, 100% of the principal amount so redeemed plus a premium equal to the interest rate per annum of such Floating Rate Notes applicable on the date of redemption, in each case plus accrued and unpaid interest, if any. In the event of certain changes in applicable withholding taxes, Nortel may redeem each series of Notes in whole, but not in part.
Upon a change of control, Nortel is required within 30 days to make an offer to purchase the Notes then outstanding at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest. A “change of control” is defined in the indenture governing the Notes (the “Note Indenture”) as, among other things, the filing of a Schedule 13D or Schedule TO under the Securities Exchange Act of 1934, as amended, by any person or group unaffiliated with Nortel disclosing that such person or group has become the beneficial owner of a majority of the voting stock of NNC or has the power to elect a majority of the members of the Board of Directors of NNC, or NNC ceasing to be the beneficial owner of 100% of the voting power of the common stock of Nortel.
In connection with the issuance of the Notes, Nortel, NNC and NNI entered into a registration rights agreement with the initial purchasers of the Notes and are obligated under that agreement to use their reasonable best efforts to file with the SEC, and cause to become effective, a registration statement relating to the exchange or resale of the Notes within certain time periods, failing which holders of the Notes will be entitled to payment of certain additional interest.
The Note Indenture and related guarantees contain various covenants that limit Nortel’s and NNC’s ability to create liens (other than certain permitted liens) against assets of Nortel, NNC and its restricted subsidiaries to secure funded debt in excess of certain permitted amounts without equally and ratably securing the Notes and to merge, consolidate and sell or otherwise dispose of substantially all of the assets of any of Nortel, NNC and, so long as NNI is a guarantor of the Notes, NNI unless the surviving entity or purchaser of such assets assumes the obligations of Nortel, NNC or NNI, as the case may be, under the Notes and related guarantees and no default exists under the Note Indenture after giving effect to such merger, consolidation or sale.
In addition, the Note Indenture and related guarantees contain covenants that, at any time that the Notes do not have an investment grade rating, limit Nortel’s ability to incur, assume, issue or guarantee additional funded debt (including capital leases) and certain types of preferred stock, or repurchase, redeem, retire or pay any dividends in respect of any NNC stock or Nortel’s preferred stock, in excess of certain permitted amounts or incur debt that is subordinated to any other debt of Nortel, NNC or NNI, without having that new debt be expressly subordinated to the Notes and the guarantees. At any time that the Notes do not have an investment grade rating, Nortel’s ability to incur additional indebtedness is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.00 to 1.00, except that Nortel may incur certain debt and make certain restricted payments without regard to the ratio up to certain permitted amounts. “Adjusted EBITDA” is generally defined as consolidated earnings before interest, taxes, depreciation and amortization, adjusted for certain restructuring charges and other one-time charges and gains that will be excluded from the calculation of Adjusted EBITDA. “Fixed charges” is defined in the Note Indenture as consolidated interest expense plus dividends paid on certain preferred stock.
Following the issuance of the Notes, Nortel entered into interest rate swaps to convert the fixed interest rate exposure under the 2016 Fixed Rate Notes and the 2013 Fixed Rate Notes to a floating rate (see note 12 for further details).

Nortel used $1,300 of the net proceeds from the issuance of the Notes to repay the 2006 Credit Facility and used the remainder for general corporate purposes, including to replenish cash outflows of $150 used to repay at maturity the outstanding aggregate principal amount of the 7.40% Notes due June 15, 2006, and $575, plus accrued interest, deposited into escrow on June 1, 2006, pursuant to the Global Class Action Settlement (as defined in note 20).
As a result of the delay in the filing of Nortel’s and NNC’s 2004 Quarterly Reports on Form 10-Q for the first, second and third quarters of 2004 (the “2004 Quarterly Reports”), 2004 Annual Reports on Form 10-K (the “2004 Annual Reports”), 2005 Quarterly Reports on Form 10-Q for the first quarter of 2005 (the “2005 First Quarter Reports”), the 2005 Annual Reports and the 2006 First Quarter Reports (together with the 2004 Quarterly Reports, 2004 Annual Reports, 2005 First Quarter Reports and the 2005 Annual Reports, the “Reports”), Nortel and NNC were not in compliance with their obligations to deliver their respective SEC filings to the trustees under their then-existing public debt indentures. With the filing of the 2006 First Quarter Reports with the SEC and the delivery of the 2006 First Quarter Reports to the trustees under the relevant public debt indentures, Nortel and NNC became compliant with their delivery obligations thereunder. There were $2,350 of notes of Nortel (or its subsidiaries) and $1,800 of convertible debt securities of NNC were outstanding under such indentures as of December 31, 2006.
Support facility
On February 14, 2003, Nortel, entered into an agreement with Export Development Canada (“EDC”) regarding arrangements to provide for support of certain performance related obligations arising out of normal course business activities for the benefit of Nortel (the “EDC Support Facility”). On December 10, 2004, Nortel and EDC amended the terms of the EDC Support Facility by extending the termination date of the EDC Support Facility to December 31, 2006 from December 31, 2005.
Effective October 24, 2005, Nortel and EDC amended and restated the EDC Support Facility to maintain the total EDC Support Facility at up to $750, including the existing $300 of committed support for performance bonds and similar instruments with individual amounts up to $10, and to extend the maturity date of the EDC Support Facility for an additional year to December 31, 2007. In connection with this amendment, all guarantee and security agreements previously guaranteeing or securing the obligations of Nortel and its subsidiaries under the EDC Support Facility and the public debt securities of Nortel and its subsidiaries at such time were terminated and the assets of Nortel and its subsidiaries pledged under the security agreements were released in full. EDC also agreed to provide future support under the EDC Support Facility on an unsecured basis and without the guarantees of Nortel’s subsidiaries provided that, should Nortel or its subsidiaries incur liens on its assets securing certain indebtedness, or should any subsidiary of Nortel incur or guarantee certain indebtedness in the future above agreed thresholds of $25 in North America and $100 outside of North America, equal and ratable security and/or guarantees of Nortel’s obligations under the EDC Support Facility will be required at that time.
Between February 14, 2006, when Nortel entered into the 2006 Credit Facility, and July 5, 2006, when Nortel issued the Notes and repaid the 2006 Credit Facility in full Nortel’s obligations under the EDC Support Facility were equally and ratably secured with the 2006 Credit Facility. In connection with the issuance of the Notes, Nortel, NNI and EDC entered into a new guarantee agreement dated July 4, 2006, by which NNI agreed to guarantee Nortel’s obligations under the EDC Support Facility during such time that the Notes are guaranteed by NNI.
Effective December 14, 2006, Nortel and EDC amended and restated the EDC Support Facility to maintain the total EDC Support Facility at up to $750, including the existing $300 of committed support for performance bonds and similar instruments with individual amounts up to $10 and to extend the maturity date of the EDC Support Facility for an additional year to December 31, 2008.
The delayed filing of the 2005 Annual Reports and 2006 First Quarter Reports with the SEC, and the delayed delivery of such reports to the trustees under Nortel’s and NNC’s public debt indentures, and to EDC under the EDC Support Facility, gave EDC the right to (i) terminate its commitments under the EDC Support Facility relating to certain of Nortel’s performance related obligations arising out of normal course business activities, and (ii) exercise certain rights against the collateral pledged under related security agreements or require Nortel to cash collateralize all existing support.
In the second quarter of 2006, Nortel obtained waivers from EDC with respect to these matters to permit Nortel’s continued access to the EDC Support Facility in accordance with its terms while Nortel and NNC worked to complete their filing obligations. With the filing and delivery to EDC and to the trustees under Nortel’s and NNC’s public debt indentures of the 2005 Annual Reports and the 2006 First Quarter Reports, Nortel became compliant with its obligations under the EDC Support Facility under the terms of the waiver from EDC.

As a result of the delayed filing and restatement of Nortel’s and NNC’s 2006 Annual Reports on Form 10-K, an event of default occurred under the EDC Support Facility. See note 22 for additional information.
As of December 31, 2006, there was approximately $166 of outstanding support utilized thereunder, approximately $140 of which was outstanding under the revolving small bond sub-facility.
12. Financial instruments and hedging activities
Risk management
Nortel’s net earnings (loss) and cash flows may be negatively impacted by fluctuating interest rates, foreign exchange rates and equity prices. To effectively manage these market risks, Nortel may enter into foreign currency forwards, foreign currency swaps, foreign currency option contracts, interest rate swaps and equity forward contracts. Nortel does not hold or issue derivative financial instruments for trading purposes.
Foreign currency risk
Nortel enters into option contracts to limit its exposure to exchange fluctuations on future revenue or expenditure streams expected to occur within the next twelve months, and forward contracts, which are denominated in various currencies, to limit its exposure to exchange fluctuations on existing assets and liabilities and on future revenue or expenditure streams expected to occur within the next twelve months. Some option and forward contracts used to hedge future revenue or expenditure streams are designated as cash flow hedges and hedge specific exposures. The ineffective portions of the change in fair value of derivatives in designated cash flow hedges recognized immediately in earnings for the years ended December 31, 2006 and 2005 has not been significant. Nortel expects all of the hedged items in the 2006 designated cash flow hedges to affect earnings within the next 12 months. Option and forward contracts that do not meet the criteria for hedge accounting are also used to manage the risk of fluctuations in exchange rates on existing assets and liabilities and on future revenue and expenditure streams.
The following table provides the total notional amounts of the purchase and sale of currency options and forward contracts as of December 31:

	2006(a)			2005(b)
			Net			Net
	Buy	Sell	Buy/(Sell)	Buy	Sell	Buy/(Sell)
Currency
Options(c):
Canadian dollar	$0	$0	$0	$22	$22	$0
Forwards(c):
Canadian dollar	$395	$427	$(32)	$302	$799	$(497)
British pound	£626	£24	£602	£597	£27	£570
Euro	22€	44€	(22€ )	37€	96€	(59€ )
Other (U.S. dollar)	$0	$33	$(33)	$49	$95	$(46)

(a)	All notional amounts of option and forward contracts will mature no later than the end of 2007.

(b)	All notional amounts of option and forward contracts matured no later than the end of 2006.

(c)	All amounts are stated in source currency.
Nortel did not execute any foreign currency swaps in 2006 and had no such agreements in place as of December 31, 2006.
Interest rate risk
Nortel enters into interest rate swap contracts to minimize the impact of interest rate fluctuations on the fair value of its long-term debt. These contracts swap fixed interest rate payments for floating rate payments and certain swaps are designated as fair value hedges. The fair value adjustment related to the effective portion of interest rate swaps and the corresponding fair value adjustment to the hedged debt obligation included within long-term debt are recorded to interest expense within the consolidated statements of operations. These swap contracts have remaining terms to maturity of up to 10 years.

A portion of Nortel’s long-term debt is subject to changes in fair value resulting from changes in market interest rates. Nortel has hedged a portion of this exposure to interest rate volatility using fixed for floating interest rate swaps. On July 5, 2006, Nortel entered into interest rate swaps to convert the fixed interest rate exposure under the 2016 Fixed Rate Notes and the 2013 Fixed Rate Notes to a floating rate equal to LIBOR plus 4.9% and LIBOR plus 4.4%, respectively. Nortel entered into these interest rate swaps to minimize the impact of interest rates on the income statement. The hedging strategy for the 7 year interest rate swaps was designated as of October 1, 2006 and passed the effectiveness testing in accordance with SFAS 133. The 10 year interest rate swap was also designated October 1, 2006, but did not pass the effectiveness testing in accordance with SFAS 133. Prior to October 1, 2006, the non-designated portions resulted in a gain of $23 on net earnings (loss) for the year ended December 31, 2006.
The following table provides a summary of interest rate swap contracts and their aggregated weighted-average rates as of December 31:

	2006	2005
Interest rate swap contracts:
Received-fixed swaps — notional amount	$1,000	$875
Average fixed rate received	10.4%	6.3%
Average floating rate paid	10.0%	3.9%
Equity price risk
From time to time, Nortel enters into equity forward contracts to hedge the variability in future cash flows associated with certain compensation obligations that vary based on future Nortel Networks Corporation common share prices. These contracts fix the price of Nortel Networks Corporation common shares and are cash settled on maturity to offset changes in the compensation liability based on changes in the share price from the inception of the forward contract. These equity forward contracts are not designated in a hedging relationship, and are considered economic hedges of the compensation obligation. They are carried at fair value with changes in fair value recorded in other income (expense) — net. As of December 31, 2006, Nortel did not have any equity forward contracts outstanding.
Fair value
The estimated fair values of Nortel’s outstanding financial instruments approximate amounts at which they could be exchanged in a current transaction between willing parties. The fair values are based on estimates using present value and other valuation techniques that are significantly affected by the assumptions used concerning the amount and timing of estimated future cash flows and discount rates that reflect varying degrees of risk. Specifically, the fair value of interest rate swaps and forward contracts reflected the present value of the expected future cash flows if settlement had taken place on December 31, 2006 and 2005; the fair value of option contracts reflected the cash flows due to or by Nortel if settlement had taken place on December 31, 2006 and 2005; and the fair value of long-term debt instruments reflected a current yield valuation based on observed market prices as of December 31, 2006 and 2005. Accordingly, the fair value estimates are not necessarily indicative of the amounts that Nortel could potentially realize in a current market exchange.
The following table provides the carrying amounts and fair values for financial assets and liabilities for which fair value differed from the carrying amount and fair values recorded for derivative financial instruments in accordance with SFAS 133 as of December 31:

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial liabilities:
Long-term debt due within one year	$18	$17	$1,446	$1,442
Long-term debt	$2,646	$2,745	$639	$616
Derivative financial instruments net asset (liability) position:
Interest rate swap contracts(a)	$23	$23	$3	$3
Forward and option contracts(b)	$26	$26	$(12)	$(12)

(a)	Recorded in other assets.

(b)	Comprised of other assets of $41 and other liabilities of $15 as of December 31, 2006, and other assets of $14 and other liabilities of $26 as of December 31, 2005.

Credit risk
Credit risk on financial instruments arises from the potential for counterparties to default on their contractual obligations to Nortel. Nortel is exposed to credit risk in the event of non-performance, but does not anticipate non-performance by any of the counterparties to its financial instruments. Nortel limits its credit risk by dealing with counterparties that are considered to be of high credit quality. The maximum potential loss on all financial instruments may exceed amounts recognized in the consolidated financial statements. However, Nortel’s maximum exposure to credit loss in the event of non-performance by the other party to the derivative contracts is limited to those derivatives that had a positive fair value of $71 as of December 31, 2006. Nortel is also exposed to credit risk from customers although Nortel’s global orientation has resulted in a large number of diverse customers which minimizes concentrations of credit risk.
Other derivatives
Nortel may invest in warrants to purchase securities of other companies as a strategic investment or receive warrants in various transactions. Warrants that relate to publicly traded companies or that can be net share settled are deemed derivative financial instruments under SFAS 133. Such warrants are generally not eligible to be designated as hedging instruments as there is no corresponding underlying exposure. In addition, Nortel may enter into certain commercial contracts containing embedded derivative financial instruments.
Transfers of receivables
In 2006, 2005 and 2004, Nortel entered into various agreements to transfer certain of its receivables. These receivables were transferred at discounts of $12, $19 and $37 from book value for the years ended December 31, 2006, 2005 and 2004, respectively, at annualized discount rates of approximately 0 percent to 8 percent, 2 percent to 8 percent and 2 percent to 6 percent for the years ended December 31, 2006, 2005 and 2004, respectively. Certain receivables have been sold with limited recourse for each of the years ended December 31, 2006, 2005 and 2004.
Under certain agreements, Nortel has continued as servicing agent and/or has provided limited recourse. The fair value of these retained interests is based on the market value of servicing the receivables, historical payment patterns and appropriate discount rates as applicable. Generally, trade receivables that are sold do not experience prepayments. Nortel, when acting as the servicing agent, generally does not record an asset or liability related to servicing as the annual servicing fees are equivalent to those that would be paid to a third party servicing agent. Also, Nortel has not historically experienced significant credit losses with respect to receivables sold with limited recourse and, as such, no liability was recognized.
As of December 31, 2006 and 2005, total accounts receivable transferred and under Nortel’s management were $204 and $247, respectively.
There is a possibility that the actual performance of receivables or the cost of servicing the receivables will differ from the assumptions used to determine fair values at the transfer date and at each reporting date. Assuming hypothetical, simultaneous, unfavorable variations of up to 20 percent in credit losses, discount rate used and cost of servicing the receivables, the pre-tax impact on the value of the retained interests and servicing assets would not be significant.
Proceeds from receivables for the years ended December 31 were as follows:

	2006	2005	2004
Proceeds from new transfers of financial assets	$202	$298	$137
Proceeds from collections reinvested in revolving period transfers	$163	$260	$373
13. Guarantees
Nortel has entered into agreements that contain features which meet the definition of a guarantee under FIN 45. FIN 45 defines a guarantee as applicable to Nortel as a contract that contingently requires Nortel to make payments (either in cash, financial instruments, other assets, common shares of Nortel or through the provision of services) to a third party based on changes in an underlying economic characteristic (such as interest rates or market value) that is related to an asset, a liability or an equity security of the guaranteed party or a third party’s failure to perform under a specified agreement. A description of the major types of Nortel’s outstanding guarantees as of December 31, 2006 is provided below:

(a) Business sale and business combination agreements
In connection with agreements for the sale of portions of its business, including certain discontinued operations, Nortel has typically retained the liabilities of a business which relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Nortel generally indemnifies the purchaser of a Nortel business in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Nortel. Some of these types of guarantees have indefinite terms while others have specific terms extending to June 2008.
Nortel also entered into guarantees related to the escrow of shares in business combinations in prior periods. These types of agreements generally include indemnities that require Nortel to indemnify counterparties for losses incurred from litigation that may be suffered by counterparties arising under such agreements. These types of indemnities apply over a specified period of time from the date of the business combinations and do not provide for any limit on the maximum potential amount.
Nortel is unable to estimate the maximum potential liability for these types of indemnification guarantees as the business sale agreements generally do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined.
Historically, Nortel has not made any significant indemnification payments under such agreements and no significant liability has been accrued in the consolidated financial statements with respect to the obligations associated with these guarantees.
In conjunction with the sale of a subsidiary to a third party, Nortel guaranteed to the purchaser that specified annual volume levels would be achieved by the business sold over a ten year period ending December 31, 2007. The maximum amount that Nortel may be required to pay under the volume guarantee as of December 31, 2006 is $10. A liability of $8 has been accrued in the consolidated financial statements with respect to the obligation associated with this guarantee as of December 31, 2006.
(b) Intellectual property indemnification obligations
Nortel has periodically entered into agreements with customers and suppliers which include intellectual property indemnification obligations that are customary in the industry. These types of guarantees typically have indefinite terms and generally require Nortel to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims arising from these transactions.
The nature of the intellectual property indemnification obligations generally prevents Nortel from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers. Historically, Nortel has not made any significant indemnification payments under such agreements. As of December 31, 2006, Nortel had no intellectual property indemnification obligations for which compensation would be required.
(c) Lease agreements
Nortel has entered into agreements with its lessors that guarantee the lease payments of certain assignees of its facilities to lessors. Generally, these lease agreements relate to facilities Nortel vacated prior to the end of the term of its lease. These lease agreements require Nortel to make lease payments throughout the lease term if the assignee fails to make scheduled payments. Most of these lease agreements also require Nortel to pay for facility restoration costs at the end of the lease term if the assignee fails to do so. These lease agreements have expiration dates through June 2015. The maximum amount that Nortel may be required to pay under these types of agreements is $38 as of December 31, 2006. Nortel generally has the ability to attempt to recover such lease payments from the defaulting party through rights of subrogation.
Historically, Nortel has not made any significant payments under these types of guarantees and no significant liability has been accrued in the consolidated financial statements with respect to the obligations associated with these guarantees.
(d) Third party debt agreements
From time to time, Nortel guarantees the debt of certain customers. These third party debt agreements require Nortel to make debt payments throughout the term of the related debt instrument if the customer fails to make scheduled debt payments. Under most such arrangements, Nortel’s guarantee is secured, usually by the assets being purchased or financed. As of December 31, 2006, Nortel had no third party debt agreements that would require it to make any debt payments for its customers.

Nortel is a full and unconditional guarantor of NNC’s $1,800 4.25% convertible Senior Notes due September 1, 2008, in the event that NNC does not make payments for the principal, premium, if any, interest and other amounts, if any, as they are due. The maximum amount that Nortel may be required to pay under this guarantee is $1,800 plus the premium, if any, and accrued and unpaid interest. No amount has been accrued in the consolidated financial statements with respect to the obligation associated with this guarantee.
(e) Indemnification of lenders and agents under credit facilities and EDC Support Facility
Nortel has agreed to indemnify the banks and their agents under its credit facilities against costs or losses resulting from changes in laws and regulations which would increase the banks’ costs or reduce their return and from any legal action brought against the banks or their agents related to the use of loan proceeds. Nortel has also agreed to indemnify EDC under the EDC Support Facility against any legal action brought against EDC that relates to the provision of support under the EDC Support Facility. This indemnification generally applies to issues that arise during the term of the EDC Support Facility. For additional information related to the recent amendment of the EDC Support Facility, see note 11.
Nortel is unable to estimate the maximum potential liability for these types of indemnification guarantees as the agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time.
Historically, Nortel has not made any significant indemnification payments under such agreements and no significant liability has been accrued in the consolidated financial statements with respect to the obligations associated with these indemnification guarantees.
Nortel has agreed to indemnify certain of its counterparties in certain receivables securitization transactions. The indemnifications provided to counterparties in these types of transactions may require Nortel to compensate counterparties for costs incurred as a result of changes in laws and regulations (including tax legislation) or in the interpretations of such laws and regulations, or as a result of regulatory penalties that may be suffered by the counterparty as a consequence of the transaction. Certain receivables securitization transactions include indemnifications requiring the repurchase of the receivables, if the particular transaction becomes invalid. As of December 31, 2006, Nortel had approximately $204 of securitized receivables which were subject to repurchase under this provision, in which case Nortel would assume all rights to collect such receivables. The indemnification provisions generally expire upon expiration of the securitization agreements, which extend through 2007, or collection of the receivable amounts by the counterparty. Nortel is generally unable to estimate the maximum potential liability for these types of indemnification guarantees as certain agreements do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time.
Historically, Nortel has not made any significant indemnification payments under such agreements and no significant liability has been accrued in the consolidated financial statements with respect to the obligations associated with these guarantees.
(f) Other indemnification agreements
Nortel has also entered into other agreements that provide indemnifications to counterparties in certain transactions including investment banking agreements, guarantees related to the administration of capital trust accounts, guarantees related to the administration of employee benefit plans, indentures for its outstanding public debt and asset sale agreements (other than the business sale agreements noted above). These indemnification agreements generally require Nortel to indemnify the counterparties for costs incurred as a result of changes in laws and regulations (including tax legislation) or in the interpretations of such laws and regulations and/or as a result of losses from litigation that may be suffered by the counterparties arising from the transactions. These types of indemnification agreements normally extend over an unspecified period of time from the date of the transaction and do not typically provide for any limit on the maximum potential payment amount. In addition, Nortel has entered into indemnification agreements with certain of its directors and officers for the costs reasonably incurred in any proceeding in which they become involved by reason of their position as directors or officers to the extent permitted under applicable law.
The nature of such agreements prevents Nortel from making a reasonable estimate of the maximum potential amount it could be required to pay to its counterparties and directors and officers. The difficulties in assessing the amount of liability result primarily from the unpredictability of future changes in laws, the inability to determine how laws apply to counterparties and the lack of limitations on the potential liability.

Historically, Nortel has not made any significant indemnification payments under such agreements and no significant liability has been accrued in the consolidated financial statements with respect to the obligations associated with these guarantees.
On March 17, 2006, in connection with the Global Class Action Settlement (as defined in note 20), NNC announced that it had reached an agreement with the lead plaintiffs on the related insurance and corporate governance matters including NNC’s insurers agreeing to pay $228.5 in cash towards the settlement and NNC agreeing with their insurers to certain indemnification obligations. NNC believes that these indemnification obligations would be unlikely to materially increase its total cash payment obligations under the Global Class Action Settlement. The insurance payments would not reduce the amounts payable by NNC as disclosed in this report.
Product warranties
The following summarizes the accrual for product warranties that was recorded as part of other accrued liabilities in the consolidated balance sheets as of December 31:

	2006	2005
Balance at the beginning of the year	$204	$266
Payments	(267)	(179)
Warranties issued	281	191
Revisions	(4)	(74)

Balance at the end of the year	$214	$204

14. Commitments
Bid, performance related and other bonds
Nortel has entered into bid, performance related and other bonds associated with various contracts. Bid bonds generally have a term of less than twelve months, depending on the length of the bid period for the applicable contract. Other bonds primarily relate to warranty, rental, real estate and customs contracts. Performance related and other bonds generally have a term of twelve months and are typically renewed, as required, over the term of the applicable contract. The various contracts to which these bonds apply generally have terms ranging from two to five years. Any potential payments which might become due under these bonds would be related to Nortel’s non-performance under the applicable contract. Historically, Nortel has not had to make material payments under these types of bonds and does not anticipate that any material payments will be required in the future.
The following table sets forth the maximum potential amount of future payments under bid, performance related and other bonds, net of the corresponding restricted cash and cash equivalents, as of December 31:

	2006	2005
Bid and performance related bonds(a)	$231	$222
Other bonds(b)
Total bid, performance related and other bonds	30	44

	$261	$266

(a)	Net of restricted cash and cash equivalent amounts of $7 and $36 as of December 31, 2006 and 2005, respectively.

(b)	Net of restricted cash and cash equivalent amounts of $33 and $31 as of December 31, 2006 and 2005, respectively.
Venture capital financing
Nortel has entered into agreements with selected venture capital firms where the venture capital firms make and manage investments in start-ups and emerging enterprises. The agreements require Nortel to fund requests for additional capital up to its commitments when and if requests for additional capital are solicited by the venture capital firm. Nortel had remaining commitments, if requested, of $30 as of December 31, 2006. These commitments expire at various dates through to 2016.

Purchase commitments
Nortel has entered into purchase commitments with certain suppliers under which it commits to buy a minimum amount or percentage of designated products or services in exchange for price guarantees or similar concessions. In certain of these agreements, Nortel may be required to acquire and pay for such products up to the prescribed minimum or forecasted purchases. As of December 31, 2006, Nortel had aggregate purchase commitments of $83. Significant purchase commitments are described below.
During the third quarter of 2003, Nortel renegotiated a supply arrangement with a key supplier. The renegotiated agreement requires that $2,800 in aggregate purchases with the supplier be made between June 2003 and June 2009. As of December 31, 2005, the remaining purchase commitment under the agreement was $232. During the year ended December 31, 2006, Nortel fulfilled this commitment.
The following table sets forth the expected purchase commitments to be made over the next several years:

					Total
	2007	2008	2009	Thereafter	Obligations
Purchase commitments	$69	$12	$2	$—	$83

Amounts paid by Nortel under the above purchase commitments during the years ended December 31, 2006, 2005 and 2004 were $470, $1,134 and $1,088, respectively.
Operating leases and other commitments
As of December 31, 2006, the future minimum payments under operating leases, outsourcing contracts, special charges related to lease commitments accrued for as part of restructuring contract settlement and lease costs and related sublease recoveries under contractual agreements consisted of:

	Operating	Outsourcing	Special	Sublease
	Leases	Contracts	Charges	Income
2007	$122	$10	$60	$(17)
2008	104	10	41	(14)
2009	89	11	29	(13)
2010	94	—	38	(12)
2011	82	—	33	(9)
Thereafter	406	—	167	(21)

Total future minimum payments	$897	$31	$368	$(86)

Rental expense on operating leases for the years ended December 31, 2006, 2005 and 2004, net of applicable sublease income, amounted to $195, $173 and $177, respectively.
Expenses related to outsourcing contracts for the years ended December 31, 2006, 2005 and 2004 amounted to $93, $96 and $253, respectively, and were for services provided to Nortel primarily related to a portion of its information services function. The amount payable under Nortel’s outsourcing contracts is variable to the extent that Nortel’s workforce fluctuates from the baseline levels contained in the contracts. The table above shows the minimum commitment contained in the outsourcing contracts.
Nortel and Microsoft Corporation Alliance
In the third quarter of 2006, Nortel and Microsoft Corporation (“Microsoft”) entered into a four-year agreement, with provisions for extension, to form a strategic alliance to jointly develop, market and sell communications solutions. Under the agreement, Nortel and Microsoft agreed to form joint teams to collaborate on product development spanning enterprise, mobile and wireline carrier solutions. The agreement engages the companies at the technology, marketing and business levels and includes joint product development, solutions and systems integration, and go-to-market initiatives. Both companies will invest resources in marketing, business development and delivery.
Microsoft will make available to Nortel up to $52 in marketing and telephony systems integration funds to be offset against marketing costs incurred by Nortel, and $40 in research and development funds over the initial four year term of the agreement. Substantially all of the payments are scheduled to be received by Nortel beginning in fiscal year 2007 and are subject to Nortel achieving certain mutually agreed upon performance metrics. Microsoft will recoup its payment of research and development funds by receiving payments from Nortel of five percent of revenue over a mutually agreed upon enterprise voice and application business base plan. Any research and development funds that have not been recouped must be repaid in full by Nortel to Microsoft by March 31, 2012. As of December 31, 2006, Nortel has not received any of the research and development funds from Microsoft.
Microsoft and Nortel will each retain all revenues from sales or licenses of each party’s respective software, sales or leasing of each party’s respective hardware and delivery of services to customers and partners in accordance with separate agreements with each parties’ respective channel partners and/or customers.
In addition, Nortel entered into a patent cross license agreement that establishes an alliance relationship between Nortel and Microsoft. Nortel and Microsoft have agreed to exchange patent rights to certain products, services and technology. In consideration for access to Nortel’s developed technology, in the third quarter of 2006 Microsoft paid Nortel $40 that is to be recognized over a 4 year period.
15. Financing arrangements and variable interest entities
Customer financing
Generally, Nortel facilitates customer financing agreements through customer loans, and Nortel’s commitment to extend future financing is generally subject to conditions related to funding, fixed expiration or termination dates, specific interest rates and qualified purposes. Nortel only provides direct customer financing where a compelling strategic customer or technology purpose supports such financing.
Total customer financing as of December 31, 2006 and 2005 was $10 and $66, respectively, which included undrawn commitments of $1 and $50, respectively. During the years ended December 31, 2006 and 2005, Nortel reduced undrawn customer financing commitments by $49 and $19 ($8 relates to a VIE which Nortel began consolidating effective April 1, 2005), respectively, as a result of the expiration or cancellation of commitments and changing customer business plans. As of December 31, 2006, all undrawn commitments were available for funding under the terms of the financing agreements.
During the years ended December 31, 2006, 2005 and 2004, Nortel recorded net customer financing bad debt expense (recovery) of $4, $4 and $(45), respectively, as a result of settlements and adjustments to other existing provisions. The recoveries and expense were included in the consolidated statements of operations within SG&A expense.
During the year ended December 31, 2006, Nortel did not enter into any new agreements to restructure and/or settle customer financing and related receivables. During the year ended December 31, 2005, Nortel entered into certain agreements to restructure and/or settle various customer financing and related receivables, including rights to accrued interest. As a result of these transactions, Nortel received cash consideration of approximately $112 ($36 of the proceeds was included in discontinued operations) to settle outstanding receivables of approximately $102 with a net carrying value of $101 ($33 of the net carrying value was included in discontinued operations).
Consolidation of variable interest entities
Certain lease financing transactions of Nortel were structured through single transaction VIEs that did not have sufficient equity at risk, as defined in FIN 46R. Effective July 1, 2003, Nortel prospectively began consolidating two VIEs for which Nortel was considered the primary beneficiary following the guidance of FIN 46, on the basis that Nortel retained certain risks associated with guaranteeing recovery of the unamortized principal balance of the VIEs debt, which represented the majority of the risks associated with the respective VIEs activities. The amount of the guarantees will be adjusted over time as the underlying debt matures. During 2004, the debt related to one of the VIEs was extinguished and as a result consolidation of this VIE was no longer required. As of December 31, 2006, Nortel’s consolidated balance sheet included $87 of long-term debt (see note 11) and $86 of plant and equipment — net related to the remaining VIE. These amounts represented both the collateral and maximum exposure to loss as a result of Nortel’s involvement with the VIE.
On June 3, 2005, Nortel acquired NGS, a VIE for which Nortel was considered the primary beneficiary under FIN 46R. The consolidated financial results of Nortel include NGS’s financial statements consolidated from the date of the acquisition (see note 10).
Nortel consolidates certain assets and liabilities held in certain employee benefit and life insurance trusts in Canada and the U.K., VIEs for which Nortel is considered the primary beneficiary under FIN 46R.

Nortel has other financial interests and contractual arrangements which would meet the definition of a variable interest under FIN 46R, including investments in other companies and joint ventures, customer financing arrangements, and guarantees and indemnification arrangements. As of December 31, 2006, none of these other interests or arrangements were considered significant variable interests and, therefore, were not disclosed in Nortel’s financial statements.
16. Capital stock
Preferred shares
Nortel Networks Limited is authorized to issue an unlimited number of Class A preferred shares, which rank senior to the Class B preferred shares and the common shares upon a distribution of capital or assets, and an unlimited number of Class B preferred shares, which rank junior to the Class A preferred shares and senior to the common shares upon a distribution of capital or assets, in each case without nominal or par value. Each of the Class A and Class B preferred shares is issuable in one or more series, each series having such rights, restrictions and provisions as determined by the Board of Directors of Nortel at the time of issue. Class A preferred shares have been issued for consideration denominated in Canadian dollars and are presented in U.S. dollars after translation at the exchange rate in effect at the date of original issue. Each series of Class A preferred shares ranks in parity with every other series of Class A preferred shares. As of December 31, 2006 and 2005, the following outstanding Class A preferred shares were included in shareholders’ equity:

	Number
	of Shares	$
	(Thousands)
Series 5, issued November 26, 1996 for consideration of Canadian (“C”) $400	16,000	$294
Series 7, issued November 28, 1997 for consideration of C $350	14,000	$242
In addition, as of December 31, 2000, 200 shares of Cumulative Redeemable Class A Preferred Shares Series 4 (“Series 4 Shares”) were outstanding and included in shareholders’ equity at a value of $73. During the year ended December 31, 2001, the holders of all 200 Series 4 Shares of Nortel Networks Limited exercised their right to exchange their Series 4 Shares for common shares of Nortel Networks Corporation. Nortel Networks Corporation issued in aggregate approximately 9,035,000 common shares to the former holders of Series 4 Shares. As a result, pursuant to an agreement in respect of the Series 4 Shares exchange rights, Nortel Networks Limited issued approximately 4,090,000 common shares to NNC.
The Cumulative Redeemable Class A Preferred Shares Series 5 (“Series 5 Shares”) are presented net of tax effected issue costs of approximately $4. Until November 30, 2001, holders of Series 5 Shares were entitled to an annual fixed cumulative preferential cash dividend of Canadian $1.275 per share (5.1 percent), payable, if declared, quarterly. As of December 1, 2001, holders of Series 5 Shares are entitled to, if declared, a monthly floating cumulative preferential cash dividend, which will float in relation to the average of the prime commercial lending rates of two designated Canadian chartered banks during the relevant month, as adjusted by the weighted-average trading price of Series 5 Shares during such month, up to a maximum of 100 percent of such prime rate. Holders of Series 5 Shares will have the right to convert their shares into Cumulative Redeemable Class A Preferred Shares Series 6 (“Series 6 Shares”), subject to certain conditions, on December 1, 2006, and on December 1 of every fifth year thereafter. On December 1, 2006, no holder of Series 5 converted to Series 6. No Series 6 Shares have been issued. Holders of Series 6 Shares will have a similar right to convert back into Series 5 Shares every five years. In certain circumstances, conversions may be automatic and mandatory. Series 5 Shares are redeemable at any time after December 1, 2001, at Nortel’s option, at Canadian $25.50 per share together with accrued and unpaid dividends up to, but excluding, the date of redemption. The Series 6 Shares will be redeemable at Nortel’s option at Canadian $25 per share, together with accrued and unpaid dividends up to but excluding, the date of redemption, on December 1, 2011, and on December 1 of every fifth year thereafter.
The Non-cumulative Redeemable Class A Preferred Shares Series 7 (“Series 7 Shares”) are presented net of tax effected issue costs of approximately $4. Holders of the Series 7 Shares were, until November 30, 2002, entitled to an annual fixed non-cumulative preferential cash dividend of Canadian $1.225 per share (4.9 percent), payable, if declared, quarterly on the first day of March, June, September and December. From December 1, 2002, holders of the Series 7 Shares are entitled to, if declared, a monthly floating non-cumulative preferential cash dividend. Holders of Series 7 Shares have the right to convert their shares into Non-cumulative Redeemable Class A Preferred Shares Series 8 (“Series 8 Shares”), subject to certain conditions, on December 1, 2007 and on December 1 of every fifth year thereafter. No Series 8 shares have been issued. Holders of the Series 8 Shares will have a similar right to convert back into Series 7 Shares every five years and, in certain circumstances conversions may be automatic and mandatory. Series 7 Shares are redeemable at any time after December 1, 2002 at Nortel’s option, at Canadian $25.50 per share together with declared and unpaid dividends up to, but excluding, the date of redemption. If issued on December 1, 2007, Series 8 Shares will also be redeemable at Nortel’s option at Canadian $25 per share, together with declared and unpaid dividends up to, but excluding, the date of redemption, on December 1, 2012, and on December 1 of every fifth year thereafter.
Common shares
Nortel Networks Limited is authorized to issue an unlimited number of common shares without nominal or par value. The outstanding number of common shares included in shareholders’ equity consisted of the following as of December 31:

	2006		2005		2004
	Number		Number		Number
	of Shares	$	of Shares	$	of Shares	$
(Number of shares in thousands)
Balance at beginning of year	1,460,979	$1,211	1,460,979	$1,211	1,460,979	$1,211

Balance at end of year	1,460,979	$1,211	1,460,979	$1,211	1,460,979	$1,211

17. Accumulated other comprehensive loss
The components of accumulated other comprehensive loss, net of tax, were as follows:

	2006	2005	2004
Accumulated foreign currency translation adjustment
Balance at the beginning of the year	$213	$360	$171
Change in foreign currency translation adjustment(a)	282	(147)	189

Balance at the end of the year	495	213	360

Unrealized gain (loss) on investments — net
Balance at the beginning of the year	31	33	96
Change in unrealized gain (loss) on investments	8	(2)	(63)

Balance at the end of the year(b)	39	31	33

Unrealized derivative gain (loss) on cash flow hedges — net
Balance at the beginning of the year	7	18	12
Change in unrealized derivative gain (loss) on cash flow hedges(c)	(17)	(11)	6

Balance at the end of the year	(10)	7	18

Minimum pension liability — net
Balance at the beginning of the year	(1,084)	(915)	(882)
Change in minimum pension liability adjustment(d)	94	(169)	(33)
Adoption of FASB statement No. 158(e)	990	—	—

Balance at the end of the year	—	(1,084)	(915)

Unamortized Pension and Post-Retirement Plan actuarial losses and prior service cost — net(e)
Balance at the beginning of the year	—	—	—
Adoption of FASB statement No. 158	(1,132)	—	—

Balance at the end of the year	(1,132)	—	—

Accumulated other comprehensive loss	$(608)	$(833)	$(504)

(a)	The change in the foreign currency translation adjustment was not adjusted for income taxes since it related to indefinite term investments in non-U.S. subsidiaries.

(b)	Certain securities deemed available-for-sale by Nortel were measured at fair value. Unrealized holding gains (losses) related to these securities were excluded from net earnings (loss) and were included in accumulated other comprehensive loss until realized. Unrealized gain (loss) on investments was net of tax of nil, for each of the years ended December 31, 2006, 2005 and 2004. During the years ended December 31, 2006, 2005 and 2004, realized (gains) losses on investments of $5, $(9) and $(14), respectively, were reclassified to other income (expense) — net in the consolidated statements of operations.

(c)	During the years ended December 31, 2006, 2005 and 2004, net derivative gains of $14, $18 and $14 were reclassified to other income (expense) — net. Unrealized derivative gain (loss) on cash flow hedges is net of tax of nil, nil and nil for the years ended December 31, 2006, 2005 and 2004, respectively. Nortel estimates that $10 of net derivative gains (losses) included in accumulated other comprehensive loss will be reclassified into net earnings (loss) within the next 12 months.

(d)	Represents non-cash charges to shareholders’ equity related to the increase in the minimum required recognizable liability associated with Nortel’s pension plans (see note 9). The change in minimum pension liability adjustment is presented net of tax of $24, $6 and nil for the years ended December 31, 2006, 2005 and 2004, respectively.

(e)	Represents non-cash charges to shareholders’ equity related to the adoption of SFAS 158 (see note 9). The charge is presented net of tax of $60 for the year ended December 31, 2006.
18. Stock-based compensation plans
Stock options
Prior to 2006, Nortel granted options to purchase NNC common shares under two existing stock option plans, the Nortel Networks Corporation 2000 Stock Option Plan (the “2000 Plan”) and the Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated (the “1986 Plan”). Under these two plans, options to purchase NNC common shares could be granted to employees and, under the 2000 Plan, options could be also granted to directors of Nortel. The options under both plans entitle the holders to purchase one common share of NNC at a subscription price of not less than 100% of market value on the effective date of the grant. Subscription prices are stated and payable in U.S. dollars for U.S. options and in Canadian dollars for Canadian options. Options granted prior to 2003 generally vest 33 1/3% on the anniversary date of the grant for three years. Commencing in 2003, options granted generally vest 25% each year over a four-year period on the anniversary of the date of grant. The Compensation and Human Resources Committee of the Board of Directors of Nortel and NNC (the “CHRC”) that administers both plans generally has the discretion to vary the period during which the holder has the right to exercise options and, in certain circumstances, may accelerate the right of the holder to exercise options, but in no case shall the term of an option exceed ten years. Nortel meets its obligations under both plans by issuing NNC common shares. Common shares remaining available for grant after December 31, 2005 under the 2000 Plan and the 1986 Plan (and including common shares that become available upon expiration or termination of options granted under such plans) have been rolled over and are available for grant under the Nortel 2005 Stock Incentive Plan (the “SIP”) effective January 1, 2006.
During 2005, the shareholders of Nortel approved the SIP, a stock-based compensation plan, which permits grants of stock options, including incentive stock options, SARs, PSUs and RSUs to employees of Nortel and its subsidiaries. On November 6, 2006, the SIP was amended and restated effective as of December 1, 2006, to adjust the number of common shares available for grant thereunder to reflect the 1 for 10 consolidation of NNC’s issued and outstanding common shares. The subscription price for each share subject to an option shall not be less than 100% of the market value of common shares of NNC on the date of the grant. Subscription prices are stated and payable in U.S. dollars for U.S. options and in Canadian dollars for Canadian options. Options granted under the SIP generally vest 25% each year over a four-year period on the anniversary of the date of grant. The CHRC, which administers the SIP, generally has the discretion to accelerate or waive any condition to the vesting of options, but in no case shall options granted become exercisable within the first year (except in the event of death), and in no case shall the exercise period exceed ten years. Nortel meets its obligations under the SIP by issuing NNC common shares. All stock options granted have been classified as equity instruments based on the settlement provisions of the stock-based compensation plans.
Stand-alone SARs or SARs in tandem with options may be granted under the SIP. Upon the exercise of a vested SAR, a holder will be entitled to receive payment of an amount equal to the excess of the market value of a common share of Nortel on the date of exercise over the subscription or base price under the SAR. On the exercise of a tandem SAR, the related option shall be cancelled. As of December 31, 2006 and 2005, there were no SARs outstanding.
In January 1995, a key contributor stock option program (the “Key Contributor Program”) was established and options were granted under the 1986 Plan and the 2000 Plan in connection with this program. Under that program, a participant was granted concurrently an equal number of initial options and replacement options. The initial options and the replacement options expire ten years from the date of grant. The initial options have an exercise price equal to the market value of a common share of NNC on the date of grant and the replacement options have an exercise price equal to the market value of a common share of NNC on the date all of the initial options are fully exercised, provided that in no event will the exercise price be less than the exercise price of the initial options. Replacement options are generally exercisable commencing 36 months after the date all of the initial options are fully exercised, provided that the participant beneficially owns a number of common shares of NNC at least equal to the number of common shares subject to the initial options less any common shares sold to pay for options costs, applicable taxes and brokerage costs associated with the exercise of the initial options. No Key Contributor Program options were granted for the years ended December 31, 2006 and 2005.

Nortel and NNC also assumed stock option plans in connection with the acquisition of various companies. Common shares of NNC are issuable upon the exercise of options under the assumed stock option plans, although no further options may be granted under the assumed plans. The vesting periods for options granted under these assumed stock option plans may differ from the SIP, 2000 Plan and 1986 Plan, but are not considered significant to Nortel’s overall use of stock-based compensation.
Restricted stock units and Performance stock units
RSUs and PSUs can be issued under the SIP. RSUs generally become vested based on continued employment and PSUs generally become vested subject to the attainment of performance criteria. Each RSU or PSU granted under the SIP generally represents one common share of NNC. Vested units will generally be settled upon vesting by delivery of a common share of NNC for each vested unit or payment of a cash amount equal to the market value of a common share of NNC at the time of settlement, or a combination thereof, as determined in the discretion of the CHRC.
The number of RSUs granted during the year ended December 31, 2006 was 812,350. All of the RSUs awarded to executive officers in 2005 and going forward vest in equal installments on the first three anniversary dates of the date of the award. The RSUs awarded in 2005 and 2006 under the SIP will be settled in shares at the time of vesting. All RSUs granted have been classified as equity instruments based on the settlement provisions of the stock-based compensation plans.
The number of PSUs granted during the year ended December 31, 2006 was 464,000. Vesting and settlement of PSUs at the end of the three year performance period will depend upon the level of achievement of certain performance criteria based on the relative total shareholder return on the common shares of NNC compared to the total shareholder return on the common shares of a comparative group of companies included in the Dow Jones Technology Titans 30 Index (the “Technology Index”). The number of common shares to be issued for the vested PSUs are determined based on NNC’s ranking within the Technology Index and can range from 0% to 200%. All PSUs granted have been classified as equity instruments based on the settlement provisions of the stock-based compensation plans.
The following is a summary of the total number of outstanding RSU awards granted:

			Weighted
		Weighted-	Average
	Outstanding	Average	Remaining
	RSU Awards	Grant Date	Contractual
	Granted	Fair Value(a)	Life
	(Thousands)		(In years)
Balance at December 31, 2004(b)	—	$—	—
Granted RSU awards	690	$31.28
Awards exercised	—	$—
Awards forfeited	—	$—
Awards expired	—	$—

Balance at December 31, 2005	690	$31.47	9.7
Granted RSU awards	812	$21.01
Awards exercised	(180)	$31.80
Awards forfeited	(87)	$28.50
Awards expired	—	$—

Balance at December 31, 2006	1,235	$24.71	9.2

RSUs expected to vest as of December 31, 2006	1,145	$24.74	9.2

(a)	RSU awards do not have an exercise price, therefore grant date weighted-average fair value has been calculated. The grant date fair value for the RSU awards is the stock price on the date of grant.

(b)	There were no RSUs issued prior to January 1, 2005 as a part of the SIP.
The weighted-average grant-date fair value of the RSUs awarded for the year ended December 31, 2005 was $31.28.

The following is a summary of the total number of outstanding PSU awards granted:

			Weighted
		Weighted-	Average
	Outstanding	Average	Remaining
	PSU Awards	Grant Date	Contractual
	Granted	Fair Value(a)	Life
	(Thousands)		(In years)
Balance at December 31, 2005(b)	—	$—	—
Granted PSU awards	464	$22.54
Awards exercised	—	$—
Awards forfeited	(17)	$22.68
Awards expired	—	$—

Balance at December 31, 2006	447	$22.44	9.5

PSUs expected to vest as of December 31, 2006	414	$22.44	9.5

(a)	PSU awards do not have an exercise price therefore grant date weighted-average fair value has been calculated. The grant date fair value for the PSU awards was determined using a Monte Carlo simulation model.

(b)	There were no PSUs issued prior to January 1, 2006.
Directors’ deferred share compensation plans
Under the NNC’s Directors’ Deferred Share Compensation Plan and the Nortel Directors’ Deferred Share Compensation Plan, non-employee directors can elect to receive all or a portion of their compensation for services rendered as a director of Nortel or NNC, any committees thereof, and as board or committee chairperson, in share units with the remainder of such fees to be paid in cash. Generally, the share units are settled four trading days following the release of NNC’s financial results after the director ceases to be a member of the applicable board, and each share unit entitles the holder to receive one common share of NNC purchased on the open market. As of December 31, 2006 and 2005, the number of share units outstanding and the DSU expense were not material to Nortel’s results of operations and financial condition.
Employee stock purchase plans
Nortel has ESPPs to facilitate the acquisition of common shares of Nortel Networks Corporation by eligible employees. On June 29, 2005, the shareholders of NNC approved three new stock purchase plans, the Nortel Global Stock Purchase Plan, the Nortel U.S. Stock Purchase Plan and the Nortel Stock Purchase Plan for Members of the Savings and Retirement Program which have been launched in jurisdictions throughout the world.
The ESPPs are designed to have four offering periods each year, with each offering period beginning on the first day of each calendar quarter. Eligible employees are permitted to have up to 10 percent of their eligible compensation deducted from their pay during each offering period to contribute towards the purchase of Nortel Networks Corporation common shares. The NNC common shares are purchased by an independent broker through the facilities of the TSX and/or NYSE, and held by a custodian on behalf of the plan participants.
For eligible employees, Nortel Networks Corporation common shares were purchased on the TSX at fair market value but employees effectively paid only 85% of that price as a result of Nortel contributing the remaining 15% of the price.
The purchases under the ESPPs for the years ended December 31 are shown below:

	2006	2005	2004
	(Number of shares
	in thousands)
Nortel Networks Corporation common shares purchased(a)	294	78	—
Weighted-average price of shares purchased	$25.43	$30.68	$—

(a)	Compensation expense was recognized for Nortel’s portion of the contributions. Nortel contributed an amount equal to the difference between the market price and the purchase price.

(b)	During the periods of March 10, 2004 to June 1, 2005, and March 10, 2006 to June 6, 2006, the ESPPs were suspended due to Nortel and NNC not being in compliance with certain reporting requirements of U.S. and Canadian securities regulators.
Stock-based compensation
Effective January 1, 2006, Nortel adopted SFAS 123R, which revises SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Nortel adopted SFAS 123R using the modified prospective transition method and accordingly the results of prior periods have not been restated. This method requires that the provisions of SFAS 123R are generally applied only to share-based awards granted, modified, repurchased or cancelled on January 1, 2006, and thereafter. Nortel voluntarily adopted fair value accounting for share-based awards effective January 1, 2003 (under SFAS 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS 123”). Using the prospective method, Nortel measured the cost of share-based awards granted or modified on or after January 1, 2003, using the fair value of the award and began recognizing that cost in the consolidated statements of operations over the vesting period. Nortel will recognize the remaining cost of these awards over the remaining service period following the provisions of SFAS 123R. For those grants prior to January 1, 2003, that were nonvested and outstanding as of January 1, 2006, Nortel will recognize the remaining cost of these awards over the remaining service period as required by the new standard.
Nortel did not accelerate the recognition of expense for those awards that applied to retirement eligible employees prior to the adoption of SFAS 123R, but rather expensed those awards over the vesting period. Therefore, an expense of approximately $4 was recognized during the year ended December 31, 2006, that would not have been recognized had Nortel accelerated recognition of the expense prior to January 1, 2006, the adoption date of SFAS 123R.
SFAS 123R requires forfeitures to be estimated at the time of grant in order to estimate the amount of share-based awards that will ultimately vest. Since share-based compensation expense recognized in the consolidated statements of operations for year ended December 31, 2006, is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Prior to the adoption of SFAS 123R, Nortel recognized forfeitures as they occurred. In the year ended December 31, 2006, Nortel recorded a gain of $9 as a cumulative effect of an accounting change, as a result of the change in accounting for forfeitures under SFAS 123R. In Nortel’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, Nortel accounted for forfeitures as they occurred.
In November 2005, the FASB issued FASB FSP No. 123R-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards” (“FSP FAS 123R-3”). Nortel elected to adopt the alternative transition method to SFAS 123R in accounting for the tax effects of share-based payment awards to employees. The elective method comprises a computational component that establishes a beginning balance of the Additional Paid In Capital (“APIC”) pool related to employee compensation and a simplified method to determine the subsequent impact on the APIC pool of employee awards that are fully vested and outstanding upon the adoption of SFAS 123R. As of December 31, 2006, the APIC balance was nil, and there were no other material impacts as a result of the adoption of FSP FAS 123R-3.
Stock-based compensation recorded during the years ended December 31 was as follows:

	2006		2005	2004
Stock-based compensation:
Stock option expense	$93	(b)	$87	$76
RSU expense(a)	8		1	41
PSU expense	2		—	—
DSU expense(a)	—		1	(1)

Total stock-based compensation reported — net of tax	$103		$89	$116

(a)	Compensation related to employer portion of RSUs and DSUs was net of tax of nil in each period.

(b)	Includes a reduction of stock option expense of approximately $9, recognized during the first quarter of 2006, to align Nortel’s recognition of stock option forfeitures with the adoption of SFAS 123R.
Nortel estimates the fair value of stock options using the Black-Scholes-Merton option-pricing model, consistent with the provisions of SFAS 123R and SAB 107, and Nortel’s prior period pro forma disclosures of net earnings, including share-based compensation. The key input assumptions used to estimate the fair value of stock options include the grant price of the award, the expected term of the options, the volatility of NNC’s stock, the risk-free rate, the annual forfeiture rate and NNC’s dividend yield. Nortel believes that the Black-Scholes-Merton option-pricing model utilized to develop the underlying assumptions is appropriate in calculating the fair values of stock options to purchase common shares of NNC.
The following weighted-average assumptions were used in computing the fair value of stock options for purposes of expense recognition and pro forma disclosures, as applicable, for the following periods:

	2006	2005	2004
Black-Scholes weighted-average assumptions
Expected dividend yield	0.00%	0.00%	0.00%
Expected volatility(a)	73.66%	86.26%	94.47%
Risk-free interest rate(b)	5.00%	4.11%	2.96%
Expected option life in years(c)	4	4	4
Weighted-average stock option fair value per option granted	$12.21	$18.81	$52.08

(a)	The expected volatility of Nortel’s stock is estimated using the daily historical stock prices over a period equal to the expected term.

(b)	Nortel used the five year government treasury bill rate to approximate the four year risk free rate.

(c)	The expected term of the stock options is estimated based on historical grants with similar vesting periods.
The fair value of RSU awards is the stock price on the date of grant. Nortel estimates the fair value of PSU awards using a Monte Carlo simulation model, consistent with the provisions of SFAS 123R. Certain assumptions used in the model include (but are not limited to) the following:

2006
Monte Carlo assumptions
Beta (range)	2.0 - 2.1
Risk-free interest rate (range)(a)	4.79% - 5.10%
Equity risk premium	5.00%

(a)	The risk-free rate used was the three year government treasury bill rate.
As of December 31, 2006, the annual forfeiture rates applied to Nortel’s stock option plans were 13% and 7% for the RSU and PSU awards, respectively.
The compensation cost that has been charged against income for Nortel’s share-based award plans was $93, $87 and $77 for the years ended December 31, 2006, 2005 and 2004, respectively. The total income tax benefit recognized in the statements of operations for stock-based award compensation was nil for each of the years ended December 31, 2006, 2005 and 2004.
As of December 31, 2006, there was $146 of total unrecognized compensation cost related to Nortel’s stock option plans that is expected to be recognized over a weighted- average period of 1.6 years. As of December 31, 2006, there was $26 of total unrecognized compensation cost related to Nortel’s RSU awards granted which is expected to be recognized over a weighted-average period of 2.5 years. As of December 31, 2006, there was $8 of total unrecognized compensation cost related to Nortel’s PSU awards granted which is expected to be recognized over a weighted-average period of 2.5 years.
Cash received from exercise under all share-based payment arrangements was $2 for the year ended December 31, 2006, and $6 for the year ended December 31, 2005. Tax benefits realized by Nortel related to these exercises were nil for each of the years ended December 31, 2006 and 2005.

Suspension of Nortel stock based compensation plans
As a result of Nortel’s March 10, 2006 announcement that it and NNC would delay the filing of the 2005 Annual Reports, Nortel suspended, as of March 10, 2006, the grant of any new equity and exercise or settlement of previously outstanding awards under the SIP, the purchase of NNC common shares under the ESPPs, the exercise of outstanding options granted under the 2000 Plan and the 1986 Plan, the exercise of outstanding options granted under employee stock option plans previously assumed by Nortel in connection with mergers and acquisitions and the purchase of units in a NNC stock fund or purchase of NNC common shares under defined contribution and investment plans. In the second quarter of 2006, Nortel lifted the suspension on the stock based compensation plans, upon its compliance with U.S. and Canadian regulatory securities filing requirements with the filing of Nortel’s and NNC’s 2006 First Quarter Reports.
19. Related party transactions
In the ordinary course of business, Nortel engages in transactions with certain of its equity-owned investees that are under or are subject to Nortel’s significant influence and with joint ventures of Nortel and with NNC and directly owned subsidiaries of NNC. These transactions are sales and purchases of goods and services under usual trade terms and are measured at their exchange amounts.
Transactions with related parties for the years ended December 31 are summarized as follows:

	2006	2005	2004
Revenues:
LG Electronics Inc.(a)	$27	$—	$—
Vodavi Communications Systems Inc. (“Vodavi”)(b)	22	2	—
Other	5	2	1

Total	$54	$4	$1

Purchases:
Bookham	$33	$20	$73
LG Electronics Inc.(a)	238	41	—
Sasken Communications Technology Ltd. (“Sasken”)(c)	34	18	—
GNTEL Co., Ltd (“GNTEL”)(d)	74	10	—
Other	6	1	—

Total	$385	$90	$73

(a)	LG holds a minority interest in LG-Nortel. Nortel’s sales and purchases relate primarily to certain inventory related items. As of December 31, 2006, accounts payable to LG was $76, compared to $18 as at December 31, 2005.

(b)	LG-Nortel currently owns a minority interest in Vertical Communications Ltd. (“Vertical”), which on December 1, 2006 acquired Vodavi. Vertical supports LG-Nortel’s efforts to distribute Nortel’s products to the North American market.

(c)	Nortel currently owns a minority interest in Sasken. Nortel’s purchases from Sasken relate primarily to software and other software development related purchases. As of December 31, 2006, accounts payable to Sasken was $2, compared to $2 as at December 31, 2005.

(d)	Nortel holds a minority interest in GNTEL through its business venture LG-Nortel. Nortel’s purchases from GNTEL relate primarily to installation and warranty services. As of December 31, 2006, accounts payable to GNTEL was $17, compared to nil as at December 31, 2005.
Balances with related parties were as follows:

	2006		2005
Consolidated balance sheets
Owing from NNC	$847	(a)	$206
Owing from NNC subsidiaries	77		98
Other related parties	(84)		(18)

Related party receivables	$840		$286

(a)	During 2006 Nortel provided NNC with a $560 inter-company loan for its shareholder lawsuit settlement and for working capital purposes.

20. Contingencies
Subsequent to NNC’s announcement on February 15, 2001, in which it provided revised guidance for its financial performance for the 2001 fiscal year and the first quarter of 2001, NNC and certain of its then-current officers and directors were named as defendants in several purported class action lawsuits in the U.S. and Canada (collectively, the “Nortel I Class Actions”). These lawsuits in the U.S. District Court for the Southern District of New York, where all the U.S. lawsuits were consolidated, the Ontario Superior Court of Justice, the Supreme Court of British Columbia and the Quebec Superior Court were filed on behalf of shareholders who acquired securities of NNC during certain periods between October 24, 2000 and February 15, 2001. The lawsuits allege, among other things, violations of U.S. federal and Canadian provincial securities laws. These matters also have been the subject of review by Canadian and U.S. securities regulatory authorities.
Subsequent to NNC’s announcement on March 10, 2004, in which it indicated it was likely that NNC would need to revise its previously announced unaudited results for the year ended December 31, 2003, and the results reported in certain of its quarterly reports in 2003, and to restate its previously filed financial results for one or more earlier periods, NNC and certain of its then-current and former officers and directors were named as defendants in several purported class action lawsuits in the U.S. and Canada (collectively, the “Nortel II Class Actions”). These lawsuits in the U.S. District Court for the Southern District of New York, the Ontario Superior Court of Justice and the Quebec Superior Court were filed on behalf of shareholders who acquired securities of NNC during certain periods between February 16, 2001 and July 28, 2004. The lawsuits allege, among other things, violations of U.S. federal and Canadian provincial securities laws, negligence, misrepresentations, oppressive conduct, insider trading and violations of Canadian corporation and competition laws in connection with certain of NNC’s financial results. These matters are also the subject of investigations by Canadian and U.S. securities regulatory and criminal investigative authorities.
NNC has entered into agreements to settle all of the Nortel I Class Actions and Nortel II Class Actions (the “Global Class Action Settlement”), except one related Canadian action described below. In December 2006 and January 2007, the Global Class Action Settlement was approved by the courts in New York, Ontario, British Columbia and Quebec, and remains conditioned on, among other things, securities regulatory and stock exchange approvals and finalizing the court approval orders.
Under the terms of the Global Class Action Settlement, NNC will pay $575 in cash and issue approximately 62,866,775 common shares (representing approximately 14.5% of its common shares outstanding as of February 7, 2006, the date an agreement in principle was reached with the plaintiffs in the U.S. class action lawsuits), reflecting NNCs 1 for 10 common share consolidation on December 1, 2006, to the plaintiffs, and NNC will contribute to the plaintiffs one-half of any recovery from its ongoing litigation against certain of its former senior officers who were terminated for cause in 2004, which seeks the return of payments made to them in 2003 under NNC’s bonus plan. On June 1, 2006, NNC placed $575 plus accrued interest of $5 into escrow and has classified this amount as restricted cash. The total settlement amount will include all plaintiffs’ court-approved attorneys’ fees. As a result of the Global Class Action Settlement, NNC has established a litigation reserve and recorded a charge to its full-year 2005 financial results of $2,474, $575 of which related to the cash portion of the Global Class Action Settlement, while $1,899 related to the equity component. A recovery of $219 was recorded as at December 31, 2006, to reflect the fair value mark-to-market adjustment of the NNC common shares and the equity component of the litigation reserve will be adjusted in future quarters, based on the fair value of the NNC common shares issuable, until the settlement is finalized. The administration of the settlement will be a complex and lengthy process. Once the securities regulatory and stock exchange approvals have been obtained and the court approval orders are finalized following the exhaustion of any appeals and appeal periods, the claims administrator will submit a list of approved claims to the appropriate courts for approval. Once all the courts have approved the claims, the process of distributing cash and share certificates to claimants can begin. It is not possible to predict how long the process will take, although it likely will be many months.
NNC’s insurers have agreed to pay $228.5 in cash toward the settlement and NNC has agreed to certain indemnification obligations with its insurers. NNC believes that it is unlikely that these indemnification obligations will materially increase its total cash payment obligations under the Global Class Action Settlement.
Under the terms of the Global Class Action Settlement, NNC also agreed to certain corporate governance enhancements. These enhancements, which include the codification of certain of NNC’s current governance practices in the written mandate for its Board of Directors and the inclusion in NNC’s Statement of Corporate Governance Practices contained in its annual proxy circular and proxy statement of disclosure regarding certain other governance practices.

In August 2006, NNC reached a separate agreement in principle to settle a class action lawsuit in the Ontario Superior Court of Justice that is not covered by the Global Class Action Settlement, subject to court approval (the “Ontario Settlement”). In February 2007, the court approved the settlement. The settlement did not have a material impact on NNC’s financial condition and an accrued liability was recorded in the third quarter of 2006.
In April 2004, NNC announced that it was under investigation by each of the SEC and the Ontario Securities Commission in connection with the restatements of its financial statements in 2003 and 2004. These investigations are ongoing.
In May 2004, NNC received a federal grand jury subpoena for the production of certain documents, including financial statements and corporate, personnel and accounting records, in connection with an ongoing criminal investigation being conducted by the U.S. Attorney’s Office for the Northern District of Texas, Dallas Division. In August 2005, NNC received an additional federal grand jury subpoena seeking additional documents, including documents relating to the Nortel Retirement Income Plan and the Nortel Long-Term Investment Plan. This investigation is ongoing. A criminal investigation into NNC’s financial accounting situation by the Integrated Market Enforcement Team of the Royal Canadian Mounted Police is also ongoing.
Beginning in December 2001, NNC, together with certain of its then-current and former directors, officers and employees, was named as a defendant in several purported class action lawsuits pursuant to the United States Employee Retirement Income Security Act. These lawsuits have been consolidated into a single proceeding in the U.S. District Court for the Middle District of Tennessee. This lawsuit is on behalf of participants and beneficiaries of the Nortel Long-Term Investment Plan, who held shares of the Nortel Networks Stock Fund during the period from March 7, 2000, through November 28, 2006. The lawsuit alleges, among other things, material misrepresentations and omissions to induce participants and beneficiaries to continue to invest in and maintain investments in NNC’s common shares through the investment plan. A class of plaintiffs in this action has not yet been certified.
In January 2005, NNC and Nortel filed a Statement of Claim in the Ontario Superior Court of Justice against Messrs. Frank Dunn, Douglas Beatty and Michael Gollogly, their former senior officers who were terminated for cause in April 2004, seeking the return of payments made to them under NNC’s bonus plan in 2003.
In April 2006, Mr. Dunn filed a Notice of Action and Statement of Claim in the Ontario Superior Court of Justice against NNC and Nortel asserting claims for wrongful dismissal, defamation and mental distress, and seeking punitive, exemplary and aggravated damages, out-of-pocket expenses and special damages, indemnity for legal expenses incurred as a result of civil and administrative proceedings brought against him by reason of his having been an officer or director of the defendants, pre-judgement interest and costs.
In May and October 2006, respectively, Messrs. Gollogly and Beatty filed Statements of Claim in the Ontario Superior Court of Justice against NNC and Nortel asserting claims for, among other things, wrongful dismissal and seeking compensatory, aggravated and punitive damages, and pre-and post-judgment interest and costs.
Except as otherwise described herein, each of the matters described above, the plaintiffs are seeking an unspecified amount of monetary damages. NNC is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact to it of the above matters, which, unless otherwise specified, seek damages from the defendants of material or indeterminate amounts or could result in fines and penalties. With the exception of $2,474 and the related fair value adjustments, which NNC has recorded in its 2005 and 2006 financial results as a result of the Global Class Action Settlement and the accrued liability for the Ontario Settlement, NNC has not made any provisions for any potential judgments, fines, penalties or settlements that may result from these actions, suits, claims and investigations. Except for the Global Class Action Settlement, NNC cannot determine whether these actions, suits, claims and proceedings will, individually or collectively, have a material adverse effect on its business, results of operations, financial condition or liquidity. Except for matters encompassed by the Global Class Action Settlement and the Ontario Settlement, NNC intends to defend these actions, suits, claims and proceedings, litigating or settling cases where in management’s judgement it would be in the best interest of shareholders to do so. NNC will continue to cooperate fully with all authorities in connection with the regulatory and criminal investigations.
Nortel and NNC are also defendants in various other suits, claims, proceedings and investigations which arise in the normal course of business.

Environmental matters
Nortel’s business is subject to a wide range of continuously evolving environmental laws in various jurisdictions. Nortel seeks to operate its business in compliance with these changing laws and regularly evaluates their impact on operations, products and facilities. Existing and new laws may cause Nortel to incur additional costs. In some cases, environmental laws affect Nortel’s ability to import or export certain products to or from, or produce or sell certain products in, some jurisdictions, or have caused it to redesign products to avoid use of regulated substances. Although costs relating to environmental compliance have not had a material adverse effect on the business, results of operations, financial condition or liquidity to date, there can be no assurance that such costs will not have a material adverse effect going forward. Nortel continues to evolve compliance plans and risk mitigation strategies relating to the new laws and requirements. Nortel intends to design and manufacture products that are compliant with all applicable legislation and meet its quality and reliability requirements.
Nortel has a corporate environmental management system standard and an environmental program to promote such compliance. Moreover, Nortel has a periodic, risk-based, integrated environment, health and safety audit program. Nortel’s environmental program focuses its activities on design for the environment, supply chain and packaging reduction issues. Nortel works with its suppliers and other external groups to encourage the sharing of non-proprietary information on environmental research.
Nortel is exposed to liabilities and compliance costs arising from its past and current generation, management and disposal of hazardous substances and wastes. As of December 31, 2006, the accruals on the consolidated balance sheet for environmental matters were $27. Based on information available as of December 31, 2006, management believes that the existing accruals are sufficient to satisfy probable and reasonably estimable environmental liabilities related to known environmental matters. Any additional liabilities that may result from these matters, and any additional liabilities that may result in connection with other locations currently under investigation, are not expected to have a material adverse effect on the business, results of operations, financial condition and liquidity of Nortel.
Nortel has remedial activities under way at 14 sites which are either currently or previously owned or occupied facilities. An estimate of Nortel’s anticipated remediation costs associated with all such sites, to the extent probable and reasonably estimable, is included in the environmental accruals referred to above in an approximate amount of $27.
Nortel is also listed as a potentially responsible party under the U.S. Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at four Superfund sites in the U.S. (at three of the Superfund sites, Nortel is considered a de minimis potentially responsible party). A potentially responsible party within the meaning of CERCLA is generally considered to be a major contributor to the total hazardous waste at a Superfund site (typically 10% or more, depending on the circumstances). A de minimis potentially responsible party is generally considered to have contributed less than 10% (depending on the circumstances) of the total hazardous waste at a Superfund site. An estimate of Nortel’s share of the anticipated remediation costs associated with such Superfund sites is expected to be de minimis and is included in the environmental accruals of $27 referred to above.
Liability under CERCLA may be imposed on a joint and several basis, without regard to the extent of Nortel’s involvement. In addition, the accuracy of Nortel’s estimate of environmental liability is affected by several uncertainties such as additional requirements which may be identified in connection with remedial activities, the complexity and evolution of environmental laws and regulations, and the identification of presently unknown remediation requirements. Consequently, Nortel’s liability could be greater than its current estimate.
21. Subsequent events
2007 Restructuring Plan
On February 7, 2007, Nortel announced a restructuring work plan (the “2007 Restructuring Plan”) that includes a net reduction of its global workforce by approximately 2,900 positions, as well as cost containment actions relating to its global real estate assets. In addition, Nortel plans to shift approximately 1,000 positions to lower-cost locations. The majority of the workforce reductions are expected to occur during the course of 2007 with the balance occurring in 2008. The 2007 Restructuring Plan will also reduce its global real-estate portfolio by approximately 500,000 square feet in 2007. The estimated cost of the 2007 Restructuring Plan initiatives is expected to be approximately $390, of which approximately $300 relates to the workforce reductions and approximately $90 to the real estate cost containment actions.

Nortel restatement of previously issued financial statements
On March 1, 2007 Nortel announced that it and NNC would restate their financial results for 2005, 2004 and the first nine months of 2006, and would have adjustments prior to 2004. As a result, Nortel delayed its filing of its annual report on Form 10-K for the year ended December 31, 2006 beyond its regulatory filing deadline of March 1, 2007. As a result of the breach of certain provisions of Nortel’s EDC Support Facility related to the required restatement by Nortel of certain of its prior period results, absent a waiver, EDC will have the right to refuse to issue additional support and to terminate its commitments under the Support Facility, subject to a 30 day cure period with respect to certain provisions. On March 9, 2007 Nortel received a waiver from EDC in respect of its breaches.
As NNC filed its 2006 Form 10-K within the 15-day period permitted by SEC Regulation 12B-25, and Nortel filed its 2006 Form 10-K by the applicable March 31, 2007 deadline, the delay did not result in a breach of provisions with respect to Nortel’s outstanding indebtedness and related indentures.

22. Supplemental condensed consolidating financial information
On July 5, 2006, Nortel completed an offering of $2,000 aggregate principal amount of the Notes to qualified institutional buyers pursuant to Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes consist of $450 senior fixed rate notes due 2016, $550 of senior fixed rate notes due 2013 and $1,000 of floating rate senior notes due 2011. The Notes are fully and unconditionally guaranteed by NNC and initially guaranteed by NNI. See note 11 for more information.
On March 28, 2007, NNC completed an offering of $1,150 aggregate principal amount of Convertible Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and in Canada to qualified institutional buyers that are also accredited investors pursuant to applicable Canadian private placement exemptions. The Convertible Notes consist of $575 principal amount of Senior Convertible Notes due 2012 and $575 of Senior Convertible Notes due 2014. The Convertible Notes are fully and unconditionally guaranteed by Nortel and initially guaranteed by NNI.
The guarantee by NNI of the Notes or the Convertible Notes will be released if the Notes or the Convertible Notes, respectively, have a rating of Baa3 or higher by Moody’s and a rating of BBB- or higher from Standard & Poor’s, in each case, with no negative outlook.
The following supplemental condensed consolidating financial data has been prepared in accordance with Rule 3-10 of Regulation S-X and illustrates, in separate columns, the composition of NNL, NNI as the Guarantor Subsidiary, the subsidiaries of NNC that are not issuers or guarantors of the Notes and the Convertible Notes (the “Non-Guarantor Subsidiaries”), eliminations and the consolidated total as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004. NNC financial information is filed separately with the SEC in the NNC 2006 Annual Report.
Investments in subsidiaries are accounted for using the equity method for purposes of the supplemental consolidating financial data. Net earnings (loss) of subsidiaries are therefore reflected in the investment account and net earnings (loss). The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial data may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operating as independent entities.

Supplemental Condensed Consolidating Statements of Operations for the year ended December 31, 2006:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Revenues	$3,067	$5,137	$5,959	$(2,745)	$11,418
Cost of revenues	2,006	3,564	4,163	(2,745)	6,988

Gross profit	1,061	1,573	1,796	—	4,430

Selling, general and administrative expense	419	998	1,074	—	2,491
Research and development expense	896	679	365	—	1,940
Amortization of intangibles	—	3	23	—	26
In-process research and development expense	—	16	6	—	22
Special charges	25	47	33	—	105
(Gain) loss on sale of businesses and assets	(11)	(81)	(114)	—	(206)

Operating earnings (loss)	(268)	(89)	409	—	52

Other income (expense) — net	38	65	144	(48)	199
Interest expense
Long-term debt	(126)	(37)	(24)	—	(187)
Other	(22)	(76)	70	6	(22)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(378)	(137)	599	(42)	42
Income tax benefit (expense)	(12)	1	(49)	—	(60)

	(390)	(136)	550	(42)	(18)
Minority interests — net of tax	—	—	(21)	—	(21)
Equity in net earnings (loss) of associated companies — net of tax	357	80	—	(439)	(2)

Net earnings (loss) before cumulative effect of accounting change	(33)	(56)	529	(481)	(41)
Cumulative effect of accounting change — net of tax	1	5	3	—	9

Net earnings (loss)	(32)	(51)	532	(481)	(32)
Dividends on preferred shares	38	—	—	—	38

Net earnings (loss) applicable to common shares	$(70)	$(51)	$532	$(481)	$(70)

Supplemental Condensed Consolidating Statements of Operations for the year ended December 31, 2005:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Revenues	$3,606	$5,579	$4,805	$(3,481)	$10,509
Cost of revenues	1,893	4,263	3,595	(3,481)	6,270

Gross profit	1,713	1,316	1,210	—	4,239

Selling, general and administrative expense	655	898	864	—	2,417
Research and development expense	808	717	349	—	1,874
Amortization of intangibles	—	—	17	—	17
Special charges	28	54	87	—	169
(Gain) loss on sale of businesses and assets	42	4	1	—	47

Operating earnings (loss)	180	(357)	(108)	—	(285)

Other income (expense) — net	160	87	40	8	295
Interest expense
Long-term debt	(84)	(12)	(28)	—	(124)
Other	(8)	(63)	64	1	(6)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	248	(345)	(32)	9	(120)
Income tax benefit (expense)	(4)	83	2	—	81

	244	(262)	(30)	9	(39)
Minority interests — net of tax	—	—	(12)	—	(12)
Equity in net earnings (loss) of associated companies — net of tax	(295)	(86)	(1)	385	3

Net earnings (loss) from continuing operations	(51)	(348)	(43)	394	(48)
Net earnings (loss) from discontinued operations — net of tax	4	—	(3)	—	1

Net earnings (loss) before cumulative effect of accounting change	(47)	(348)	(46)	394	(47)
Cumulative effect of accounting change — net of tax	—	—	—	—	—

Net earnings (loss)	(47)	(348)	(46)	394	(47)
Dividends on preferred shares	26	—	—	—	26

Net earnings (loss) applicable to common shares	$(73)	$(348)	$(46)	$394	$(73)

Supplemental Condensed Consolidating Statements of Operations for the year ended December 31, 2004:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Revenues	$3,266	$5,264	$4,275	$(3,327)	$9,478
Cost of revenues	2,213	3,843	2,813	(3,327)	5,542

Gross profit	1,053	1,421	1,462	—	3,936

Selling, general and administrative expense	415	843	873	—	2,131
Research and development expense	833	766	376	—	1,975
Amortization of intangibles	—	—	9	—	9
Special charges	17	54	110	—	181
(Gain) loss on sale of businesses and assets	—	(26)	(65)	—	(91)

Operating earnings (loss)	(212)	(216)	159	—	(269)

Other income (expense) — net	147	75	13	(13)	222
Interest expense
Long-term debt	(67)	(12)	(29)	—	(108)
Other	(5)	(53)	50	—	(8)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(137)	(206)	193	(13)	(163)
Income tax benefit (expense)	(1)	25	(4)	—	20

	(138)	(181)	189	(13)	(143)
Minority interests — net of tax	—	—	(11)	—	(11)
Equity in net earnings (loss) of associated companies — net of tax	31	80	—	(111)	—

Net earnings (loss) from continuing operations	(107)	(101)	178	(124)	(154)
Net earnings (loss) from discontinued operations — net of tax	2	—	47	—	49

Net earnings (loss) before cumulative effect of accounting change	(105)	(101)	225	(124)	(105)
Cumulative effect of accounting change — net of tax	—	—	—	—	—

Net earnings (loss)	(105)	(101)	225	(124)	(105)
Dividends on preferred shares	22	—	—	—	22

Net earnings (loss) applicable to common shares	$(127)	$(101)	$225	$(124)	$(127)

Supplemental Condensed Consolidating Balance Sheets as of December 31, 2006:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries(a)	Eliminations	Total

ASSETS
Current assets
Cash and cash equivalents	$626	$1,145	$1,716	$—	$3,487
Restricted cash and cash equivalents	18	19	50	(43)	44
Accounts receivable — net	—	3,081	12,225	(11,597)	3,709
Inventories — net	145	547	1,311	(14)	1,989
Deferred income taxes — net	45	225	6	—	276
Other current assets	128	110	274	—	512

Total current assets	962	5,127	15,582	(11,654)	10,017

Investments	6,629	5,239	3,266	(14,930)	204
Plant and equipment — net	490	446	590	—	1,526
Goodwill	—	1,878	473	—	2,351
Intangible assets — net	—	45	196	—	241
Deferred income taxes — net	1,847	1,338	678	—	3,863
Other assets	246	364	725	(655)	680

Total assets	$10,174	$14,437	$21,510	$(27,239)	$18,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$8	$3,763	$8,950	$(11,597)	$1,124
Payroll and benefit-related liabilities	114	259	264	—	637
Contractual liabilities	11	59	173	—	243
Restructuring liabilities	10	52	35	—	97
Other accrued liabilities	529	1,312	1,915	—	3,756
Long-term debt due within one year	1	9	8	—	18

Total current liabilities	673	5,454	11,345	(11,597)	5,875

Long-term debt	2,218	102	326	—	2,646
Deferred income taxes — net	—	—	97	—	97
Other liabilities	1,390	1,219	2,174	(655)	4,128

Total liabilities	4,281	6,775	13,942	(12,252)	12,746

Minority interests in subsidiary companies	—	—	243	—	243

Shareholders’ equity	5,893	7,662	7,325	(14,987)	5,893

Total liabilities and shareholders’ equity	$10,174	$14,437	$21,510	$(27,239)	$18,882

(a)	Includes $150 of debt held by a Non-Guarantor Subsidiary and fully and unconditionally guaranteed by Nortel.

Supplemental Condensed Consolidating Balance Sheets as of December 31, 2005:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries(a)	Eliminations	Total

ASSETS
Current assets
Cash and cash equivalents	$245	$1,201	$1,430	$—	$2,876
Restricted cash and cash equivalents	47	18	72	(60)	77
Accounts receivable — net	—	992	7,643	(5,505)	3,130
Inventories — net	241	536	1,359	(56)	2,080
Deferred income taxes — net	34	327	16	—	377
Other current assets	164	107	298	—	569

Total current assets	731	3,181	10,818	(5,621)	9,109

Investments	6,045	4,978	2,869	(13,648)	244
Plant and equipment — net	503	450	602	—	1,555
Goodwill	—	1,881	525	—	2,406
Intangible assets — net	35	7	130	—	172
Deferred income taxes — net	1,889	1,236	539	—	3,664
Other assets	21	613	790	(642)	782

Total assets	$9,224	$12,346	$16,273	$(19,911)	$17,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$53	$1,770	$4,861	$(5,505)	$1,179
Payroll and benefit-related liabilities	195	272	334	—	801
Contractual liabilities	66	72	210	—	348
Restructuring liabilities	11	49	39	—	99
Other accrued liabilities	345	1,196	1,857	—	3,398
Long-term debt due within one year	1,279	9	158	—	1,446

Total current liabilities	1,949	3,368	7,459	(5,505)	7,271

Long-term debt	220	111	308	—	639
Deferred income taxes — net	8	1	95	—	104
Other liabilities	1,414	1,298	1,968	(642)	4,038

Total liabilities	3,591	4,778	9,830	(6,147)	12,052

Minority interests in subsidiary companies	—	—	247	—	247

Shareholders’ equity	5,633	7,568	6,196	(13,764)	5,633

Total liabilities and shareholders’ equity	$9,224	$12,346	$16,273	$(19,911)	$17,932

(a)	Includes $150 of debt held by a Non-Guarantor Subsidiary and fully and unconditionally guaranteed by Nortel.

Supplemental Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2006:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Cash flows from (used in) operating activities
Net earnings (loss)	$(32)	$(51)	$532	$(481)	$(32)
Adjustment to reconcile to net earnings (loss)	(567)	155	(320)	481	(251)

Net cash from (used in) operating activities	(599)	104	212	—	(283)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(100)	(122)	(94)	—	(316)
Proceeds on disposals of plant and equipment	88	—	55	—	143
Change in restricted cash and cash equivalents	33	(2)	5	—	36
Acquisitions of investments and businesses — net of cash acquired	—	(108)	(38)	—	(146)
Proceeds on sale of investments and businesses	341	79	180	—	600

Net cash from (used in) investing activities	362	(153)	108	—	317

Cash flows from (used in) financing activities
Dividends paid by subsidiaries to minority interests	(60)	—	—	—	(60)
Increase in notes payable	—	—	105	—	105
Decrease in notes payable	—	—	(79)	—	(79)
Proceeds from issuance of long-term debt	2,000	1,300	—	—	3,300
Repayments of long-term debt	(1,275)	(1,300)	(150)	—	(2,725)
Debt issuance cost	(42)	—	—	—	(42)
Increase in capital leases payable		1			1
Decrease in capital leases payable	(5)	(8)	(4)	—	(17)

Net cash from (used in) financing activities	618	(7)	(128)	—	483

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	94	—	94

Net increase (decrease) in cash and cash equivalents	381	(56)	286	—	611
Cash and cash equivalents at beginning of period	245	1,201	1,430	—	2,876

Cash and cash equivalents at end of period	$626	$1,145	$1,716	$—	$3,487

Supplemental Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2005:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Cash flows from (used in) operating activities
Net earnings (loss)	$(47)	$(348)	$(45)	$393	$(47)
Adjustment to reconcile to net earnings (loss)	4	(168)	432	(393)	(125)

Net cash from (used in) operating activities	(43)	(516)	387	—	(172)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(42)	(104)	(110)	—	(256)
Proceeds on disposals of plant and equipment	9	1	—	—	10
Change in restricted cash and cash equivalents	4	1	(2)	—	3
Acquisitions of investments and businesses — net of cash acquired	—	(22)	(629)	—	(651)
Proceeds on sale of investments and businesses	343	107	20	—	470

Net cash from (used in) investing activities	314	(17)	(721)	—	(424)

Cash flows from (used in) financing activities
Dividends paid by subsidiaries to minority interests	(43)	—	—	—	(43)
Increase in notes payable	—	—	70	—	70
Decrease in notes payable	—	—	(83)	—	(83)
Proceeds from issuance of long-term debt	—	—	—	—	—
Repayments of long-term debt	—	—	—	—	—
Decrease in capital leases payable	(1)	(8)	—	—	(9)

Net cash from (used in) financing activities	(44)	(8)	(13)	—	(65)

Effect of foreign exchange rate changes on cash and cash equivalents	1	—	(103)	—	(102)

Net cash from (used in) continuing operations	228	(541)	(450)	—	(763)
Net cash from (used in) discontinued operations	—	—	33	—	33

Net increase (decrease) in cash and cash equivalents	228	(541)	(417)	—	(730)
Cash and cash equivalents at beginning of period	17	1,742	1,847	—	3,606

Cash and cash equivalents at end of period	$245	$1,201	$1,430	$—	$2,876

Supplemental Condensed Consolidating Statements of Cash Flows for the year ended December 31, 2004:

	Nortel		Non-
	Networks	Guarantor	Guarantor
(millions of U.S. dollars)	Limited	Subsidiary	Subsidiaries	Eliminations	Total

Cash flows from (used in) operating activities
Net earnings (loss)	$(105)	$(101)	$225	$(124)	$(105)
Adjustment to reconcile to net earnings (loss)	174	(116)	(308)	190	(60)

Net cash from (used in) operating activities	69	(217)	(83)	66	(165)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(18)	(181)	(76)	—	(275)
Proceeds on disposals of plant and equipment	4	1	5	—	10
Change in restricted cash and cash equivalents	(27)	5	11	—	(11)
Acquisitions of investments and businesses — net of cash acquired	(1)	(4)	—	—	(5)
Proceeds on sale of investments and businesses	5	58	87	—	150

Net cash from (used in) investing activities	(37)	(121)	27	—	(131)

Cash flows from (used in) financing activities
Dividends paid by subsidiaries to minority interests	(33)	—	—	—	(33)
Increase in notes payable	—	—	92	—	92
Decrease in notes payable	—	—	(84)	—	(84)
Proceeds from issuance of long-term debt	—	—	—	—	—
Repayments of long-term debt	—	(87)	(20)	—	(107)
Decrease in capital leases payable	(1)	(6)	(2)	—	(9)

Net cash from (used in) financing activities	(34)	(93)	(14)	—	(141)

Effect of foreign exchange rate changes on cash and cash equivalents	3	—	85	—	88

Net cash from (used in) continuing operations	1	(431)	15	66	(349)
Net cash from (used in) discontinued operations	—	—	22	—	22

Net increase (decrease) in cash and cash equivalents	1	(431)	37	66	(327)
Cash and cash equivalents at beginning of period	16	2,173	1,810	(66)	3,933

Cash and cash equivalents at end of period	$17	$1,742	$1,847	$—	$3,606

Quarterly Financial Data (Unaudited)
The following financial data present the impact of the restatement on Nortel’s previously issued condensed consolidated statements of operations and cash flows for each of the quarters ended March 31, 2006; June 30, 2006; September 30, 2006; March 31, 2005; June 30, 2005; September 30, 2005; and December 31, 2005 and condensed consolidated balance sheets as at March 31, 2006; June 30, 2006; and September 30, 2006 (refer to note 4 of the accompanying consolidated financial statements for a description of the nature of the adjustments). The quarter ended December 31, 2006 has not been previously reported.
Nortel believes all adjustments necessary for a fair presentation of the results for the periods presented have been made.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2006		March 31, 2005
	As Previously		As Previously
	Reported(i)	As Restated	Reported(i)	As Restated
	(Millions of U.S. dollars)
Revenues:
Products	$2,080	$2,088	$2,162	$2,156
Services	302	302	227	226

Total revenues	2,382	2,390	2,389	2,382

Cost of Revenues:
Products	1,304	1,295	1,256	1,264
Services	169	169	119	119

Total cost of revenues	1,473	1,464	1,375	1,383

Gross profit	909	926	1,014	999
Selling, general and administrative expense	594	609	574	578
Research and development expense	474	475	471	475
Amortization of intangibles	5	5	2	2
Special charges	5	5	14	14
(Gain) loss on sale of businesses and assets	(42)	(39)	22	24

Operating earnings (loss)	(127)	(129)	(69)	(94)
Other income — net	70	57	55	54
Interest expense
Long-term debt	(25)	(23)	(29)	(29)
Other	(23)	(15)	(2)	(2)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(105)	(110)	(45)	(71)
Income tax benefit (expense)	(23)	(25)	(15)	(17)

	(128)	(135)	(60)	(88)
Minority interests — net of tax	21	15	(5)	(5)
Equity in net earnings (loss) of associated companies — net of tax	(2)	(2)	1	1

Net earnings (loss) from continuing operations	(109)	(122)	(64)	(92)
Net earnings from discontinued operations — net of tax	—	—	2	2

Net earnings (loss) before cumulative effect of accounting change	(109)	(122)	(62)	(90)
Cumulative effect of accounting change — net of tax	9	9	—	—

Net earnings (loss)	(100)	(113)	(62)	(90)
Dividends on preferred shares	12	8	9	7

Net earnings applicable to common shares	$(112)	$(121)	$(71)	$(97)

(i)	Commencing in the third quarter of 2006 Nortel disclosed revenues and cost of revenues from both its products and services. Previous quarters have been updated to reflect this presentation change.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006
	As Previously		As Previously
	Reported(i)	As Restated	Reported(i)	As Restated
	(Millions of U.S. dollars)
Revenues:
Products	$2,421	$2,459	$4,501	$4,547
Services	323	321	625	623

Total revenues	2,744	2,780	5,126	5,170

Cost of revenues:
Products	1,502	1,535	2,806	2,830
Services	176	177	345	346

Total cost of revenues	1,678	1,712	3,151	3,176

Gross profit	1,066	1,068	1,975	1,994
Selling, general and administrative expense	594	607	1,188	1,216
Research and development expense	484	493	958	968
Amortization of intangibles	6	6	11	11
In-process research and development expense	16	16	16	16
Special charges	45	49	50	54
(Gain) loss on sale of businesses and assets	16	12	(26)	(27)

Operating earnings (loss)	(95)	(115)	(222)	(244)
Other income — net	53	63	123	120
Interest expense
Long-term debt	(38)	(38)	(63)	(61)
Other	—	(8)	(23)	(23)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(80)	(98)	(185)	(208)
Income tax benefit (expense)	(27)	(29)	(50)	(54)

	(107)	(127)	(235)	(262)
Minority interests — net of tax	14	13	35	28
Equity in net earnings (loss) of associated companies — net of tax	(2)	(2)	(4)	(4)

Net earnings (loss) from continuing operations	(95)	(116)	(204)	(238)
Net earnings from discontinued operations — net of tax	—	—	—	—

Net earnings (loss) before cumulative effect of accounting change	(95)	(116)	(204)	(238)
Cumulative effect of accounting change	—	—	9	9

Net earnings (loss)	(95)	(116)	(195)	(229)
Dividends on preferred shares	13	9	25	17

Net earnings applicable to common shares	$(108)	$(125)	$(220)	$(246)

(i)	Commencing in the third quarter of 2006 Nortel disclosed revenues and cost of revenues from both its products and services. Previous quarters have been updated to reflect this presentation change.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
	As Previously		As Previously
	Reported(i)	As Restated	Reported(i)	As Restated
	(Millions of U.S. dollars)
Revenues:
Products	$2,329	$2,320	$4,491	$4,476
Services	290	289	517	515

Total revenues	2,619	2,609	5,008	4,991

Cost of Revenues:
Products	1,363	1,351	2,619	2,615
Services	152	152	271	271

Total cost of revenues	1,515	1,503	2,890	2,886

Gross profit	1,104	1,106	2,118	2,105
Selling, general and administrative expense	585	589	1,159	1,167
Research and development expense	483	487	954	962
Amortization of intangibles	2	2	4	4
In-process research and development expense	—	—	—	—
Special charges	92	92	106	106
(Gain) loss on sale of businesses and assets	11	9	33	33

Operating earnings (loss)	(69)	(73)	(138)	(167)
Other income — net	77	76	132	130
Interest expense
Long-term debt	(30)	(30)	(59)	(59)
Other	—	—	(2)	(2)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(22)	(27)	(67)	(98)
Income tax benefit (expense)	9	6	(6)	(11)

	(13)	(21)	(73)	(109)
Minority interests — net of tax	(8)	(8)	(13)	(13)
Equity in net earnings (loss) of associated companies — net of tax	1	1	2	2

Net earnings (loss) from continuing operations	(20)	(28)	(84)	(120)
Net earnings (loss) from discontinued operations — net of tax	(1)	(1)	1	1

Net earnings (loss) before cumulative effect of accounting change	(21)	(29)	(83)	(119)
Cumulative effect of accounting change	—	—	—	—

Net earnings (loss)	(21)	(29)	(83)	(119)
Dividends on preferred shares	10	7	19	14

Net earnings applicable to common shares	$(31)	$(36)	$(102)	$(133)

(i)	Commencing in the third quarter of 2006 Nortel disclosed revenues and cost of revenues from both its products and services. Previous quarters have been updated to reflect this presentation change.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
	(Millions of U.S. dollars)
Revenues:
Products	$2,640	$2,595	$7,141	$7,142
Services	315	331	940	954

Total revenues	2,955	2,926	8,081	8,096

Cost of revenues:
Products	1,654	1,622	4,460	4,452
Services	184	189	529	535

Total cost of revenues	1,838	1,811	4,989	4,987

Gross profit	1,117	1,115	3,092	3,109
Selling, general and administrative expense	603	588	1,791	1,804
Research and development expense	476	470	1,434	1,438
Amortization of intangibles	8	8	19	19
In-process research and development expense	—	—	16	16
Special charges	24	21	74	75
(Gain) loss on sale of businesses and assets	(16)	(15)	(42)	(42)

Operating earnings (loss)	22	43	(200)	(201)
Other income — net	46	57	169	177
Interest expense
Long-term debt	(62)	(62)	(125)	(123)
Other	(6)	(6)	(29)	(29)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	—	32	(185)	(176)
Income tax benefit (expense)	(9)	(15)	(59)	(69)

	(9)	17	(244)	(245)
Minority interests — net of tax	(4)	—	31	28
Equity in net earnings (loss) of associated companies — net of tax	(1)	—	(5)	(4)

Net earnings (loss) from continuing operations	(14)	17	(218)	(221)
Net earnings from discontinued operations — net of tax	—	—	—	—

Net earnings (loss) before cumulative effect of accounting change	(14)	17	(218)	(221)
Cumulative effect of accounting change	—	—	9	9

Net earnings (loss)	(14)	17	(209)	(212)
Dividends on preferred shares	15	12	40	29

Net earnings applicable to common shares	$(29)	$5	$(249)	$(241)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated
	(Millions of U.S. dollars)
Revenues:
Products	$2,193	$2,165	$6,684	$6,641
Services	325	325	842	840

Total revenues	2,518	2,490	7,526	7,481

Cost of revenues:
Products	1,361	1,349	3,980	3,964
Services	190	190	461	461

Total cost of revenues	1,551	1,539	4,441	4,425

Gross profit	967	951	3,085	3,056
Selling, general and administrative expense	565	570	1,724	1,737
Research and development expense	438	442	1,392	1,404
Amortization of intangibles	7	7	11	11
In-process research and development expense	—	—	—	—
Special charges	39	39	145	145
(Gain) loss on sale of businesses and assets	3	3	36	36

Operating earnings (loss)	(85)	(110)	(223)	(277)
Other income — net	52	55	184	185
Interest expense
Long-term debt	(32)	(32)	(91)	(91)
Other	(2)	(2)	(4)	(4)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(67)	(89)	(134)	(187)
Income tax benefit (expense)	(40)	(42)	(46)	(53)

	(107)	(131)	(180)	(240)
Minority interests — net of tax	(5)	(5)	(18)	(18)
Equity in net earnings (loss) of associated companies — net of tax	1	1	3	3

Net earnings (loss) from continuing operations	(111)	(135)	(195)	(255)
Net earnings from discontinued operations — net of tax	2	2	3	3

Net earnings (loss) before cumulative effect of accounting change	(109)	(133)	(192)	(252)
Cumulative effect of accounting change	—	—	—	—

Net earnings (loss)	(109)	(133)	(192)	(252)
Dividends on preferred shares	9	6	28	20

Net earnings applicable to common shares	$(118)	$(139)	$(220)	$(272)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended	Three Months Ended
	December 31, 2006(a)	December 31, 2005
		As previously
		reported(b)	As restated
	(Millions of U.S. dollars)
Revenues:
Products	$3,016	$2,665	$2,697
Services	306	332	331

Total revenues	3,322	2,997	3,028

Cost of revenues:
Products	1,824	1,635	1,665
Services	177	180	180

Total cost revenues	2,001	1,815	1,845

Gross profit	1,321	1,182	1,183
Selling, general and administrative expense	687	677	680
Research and development expense	502	464	470
Amortization of intangibles	7	6	6
In-process research and development expense	6	—	—
Special charges	30	25	24
(Gain) loss on sale of businesses and assets	(164)	11	11

Operating earnings (loss)	253	(1)	(8)
Other income (expense) — net	22	121	110
Interest expense
Long-term debt	(64)	(32)	(33)
Other	7	(2)	(2)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	218	86	67
Income tax benefit (expense)	9	101	134

	227	187	201
Minority interests — net of tax	(49)	6	6
Equity in net earnings (loss) of associated companies — net of tax	2	1	—

Net earnings (loss) from continuing operations	180	194	207
Net earnings from discontinued operations — net of tax	—	(2)	(2)

Net earnings (loss) before cumulative effect of accounting change	180	192	205
Cumulative effect of accounting change	—	—	—

Net earnings (loss)	180	192	205
Dividends on preferred shares	9	10	6

Net earnings applicable to common shares	$171	$182	$199

(a)	The fourth quarter ended December 31, 2006 had not been previously reported.

(b)	Previously reported in the Unaudited Quarterly Financial Data section of the 2005 Annual Report on Form 10-K/A.

Commencing in the third quarter of 2006 Nortel disclosed revenues and cost of revenues from both its products and services. Previous quarters have been updated to reflect this presentation change.
See notes 3, 7, and 10 to the accompanying consolidated financial statements for the impact of accounting changes, special charges, and acquisitions, divestitures and closures, respectively, that affect the comparability of the above selected financial data. Additionally, the following significant items were recorded in the fourth quarters of 2006 and 2005:
•	During the fourth quarter of 2006 Nortel recorded $12 of revenues related to the contract with BSNL that was entered into in 2004. The corresponding amount recorded in the fourth quarter of 2005 related to this contract was $228.

•	During the fourth quarter of 2006, Nortel recorded a gain of $166 on the sale of assets and liabilities relating to its UMTS access products and services.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2006		June 30, 2006		September 30, 2006
	As Previously		As Previously		As Previously
	Reported	As Restated	Reported	As Restated	Reported	As Restated
	(Millions of U.S. dollars)
ASSETS
Current assets
Cash and cash equivalents	$2,655	$2,655	$1,898	$1,898	$2,594	$2,594
Restricted cash and cash equivalents	77	77	64	64	42	42
Accounts receivable — net	2,930	2,881	3,654	3,666	3,714	3,705
Inventories — net	1,984	2,297	2,035	2,366	1,834	2,139
Deferred income taxes — net	388	388	348	348	405	405
Other current assets	595	594	603	572	529	513

Total current assets	8,629	8,892	8,602	8,914	9,118	9,398
Investments	244	243	208	208	212	213
Plant and equipment (net of restated accumulated depreciation as of March 31, 2006 of $2,227; June 30, 2006 — $2,301; September 30, 2006 — $2,292)	1,528	1,526	1,570	1,568	1,555	1,553
Goodwill	2,511	2,507	2,410	2,410	2,411	2,411
Intangible assets — net	166	166	205	205	184	184
Deferred income taxes — net	3,606	3,639	3,728	3,764	3,651	3,686
Other assets	1,009	743	959	689	967	705

Total assets	$17,693	$17,716	$17,682	$17,758	$18,098	$18,150

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade and other accounts payable	$1,066	$1,068	$1,060	$1,057	$946	$948
Payroll and benefit-related liabilities	776	781	859	857	790	787
Contractual liabilities	297	297	258	263	233	221
Restructuring liabilities	84	84	111	113	93	93
Other accrued liabilities	861	838	957	968	1,040	1,031
Deferred revenue and advanced billings	2,709	2,767	2,717	2,768	2,484	2,556
Loan payable		1,300	1,300	—	—	—
Long-term debt due within one year	168	168	18	18	18	18

Total current liabilities	7,261	7,303	5,980	6,044	5,604	5,654
Long-term debt	645	646	1,952	1,952	2,646	2,646
Deferred income taxes — net	109	109	107	107	107	107
Deferred revenue	970	957	948	947	1,011	994
Other liabilities	2,892	2,909	2,882	2,938	2,690	2,719

Total liabilities	11,877	11,924	11,869	11,988	12,058	12,120

Minority interests in subsidiary companies	217	232	202	219	206	222
Guarantees, commitments and contingencies (refer to notes 13, 14 and 20 of this report)
SHAREHOLDERS’ EQUITY
Preferred shares	536	536	536	536	536	536
Common shares	1,211	1,211	1,211	1,211	1,211	1,211
Additional paid-in capital	22,211	22,211	22,239	22,239	22,268	22,268
Accumulated deficit	(17,509)	(17,595)	(17,617)	(17,720)	(17,646)	(17,715)
Accumulated other comprehensive loss	(850)	(803)	(758)	(715)	(535)	(492)

Total shareholders’ equity	5,599	5,560	5,611	5,551	5,834	5,808

Total liabilities and shareholders’ equity	$17,693	$17,716	$17,682	$17,758	$18,098	$18,150

(i)	Certain amounts have been reclassified to reflect the presentation adopted in the annual 2006 consolidated financial statements.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	2006
	Three Months Ended		Six Months Ended		Nine Months Ended
	March 31		June 30		September 30
	As Previously		As Previously		As Previously
	Reported	As Restated	Reported	As Restated	Reported	As Restated
	(Millions of U.S. dollars)
Net cash from (used in):
Operating activities of continuing operations	$(135)	$(135)	$(792)	$(792)	$(839)	$(794)

Investing activities of continuing operations
Expenditures for plant and equipment	(99)	(99)	(177)	(177)	(260)	(260)
Proceeds on disposals of plant and equipment	87	87	89	89	125	125
Restricted cash and cash equivalents	3	3	16	16	38	38
Acquisitions of investments and businesses — net	(121)	(121)	(125)	(125)	(134)	(134)
Proceeds on sale of investments and businesses	27	27	108	108	196	196

Investing activities of continuing operations	(103)	(103)	(89)	(89)	(35)	(35)

Financing activities of continuing operations
Dividends paid	(18)	(18)	(31)	(31)	(46)	(46)
Increase in notes payable	4	4	27	27	88	88
Decrease in notes payable	(3)	(3)	(12)	(12)	(30)	(75)
Proceeds from long-term debt	1,300	1,300	1,300	1,300	3,300	3,300
Repayments of long-term debt	(1,275)	(1,275)	(1,425)	(1,425)	(2,725)	(2,725)
Debt issuance cost	—	—	—	—	(42)	(42)
Decrease in capital leases payable	(5)	(5)	(9)	(9)	(12)	(12)

Financing activities of continuing operations	3	3	(150)	(150)	533	488

Effect of foreign exchange rate changes on cash and cash equivalents	14	14	53	53	59	59

Net cash from (used in) continuing operations	(221)	(221)	(978)	(978)	(282)	(282)
Net cash from (used in) operating activities of discontinued operations	—	—	—	—	—	—

Net decrease in cash and cash equivalents	(221)	(221)	(978)	(978)	(282)	(282)
Cash and cash equivalents at beginning of period	2,876	2,876	2,876	2,876	2,876	2,876

Cash and cash equivalents at end of period	$2,655	$2,655	$1,898	$1,898	$2,594	$2,594

Condensed Consolidated Statements of Cash Flows (Unaudited)

	2005
	Three Months Ended		Six Months Ended		Nine Months Ended
	March 31		June 30		September 30
	As Previously		As Previously		As Previously
	Reported	As Restated	Reported	As Restated	Reported	As Restated
	(Millions of U.S. dollars)
Net cash from (used in):
Operating activities of continuing operations	$(225)	$(224)	$(154)	$(155)	$(293)	$(293)

Investing activities of continuing operations
Expenditures for plant and equipment	(54)	(54)	(124)	(124)	(175)	(175)
Proceeds on disposals of plant and equipment	—	—	10	10	10	10
Restricted cash and cash equivalents	1	—	9	10	9	9
Acquisitions of investments and businesses — net	(2)	(2)	(448)	(448)	(449)	(449)
Proceeds on sale of investments and businesses	83	83	167	167	308	308

Investing activities of continuing operations	28	27	(386)	(385)	(297)	(297)

Financing activities of continuing operations
Dividends paid	(14)	(14)	(24)	(24)	(33)	(33)
Increase in notes payable	20	20	38	38	59	59
Decrease in notes payable	(26)	(26)	(46)	(46)	(64)	(64)
Proceeds from long-term debt	—	—	—	—	—	—
Repayments of long-term debt	—	—	—	—	—	—
Decrease in capital leases payable	(1)	(1)	(4)	(4)	(7)	(7)

Financing activities of continuing operations	(21)	(21)	(36)	(36)	(45)	(45)

Effect of foreign exchange rate changes on cash and cash equivalents	(35)	(35)	(85)	(85)	(86)	(86)

Net cash from (used in) continuing operations	(253)	(253)	(661)	(661)	(721)	(721)
Net cash from (used in) operating activities of discontinued operations	36	36	34	34	34	34

Net decrease in cash and cash equivalents	(217)	(217)	(627)	(627)	(687)	(687)
Cash and cash equivalents at beginning of period	3,606	3,606	3,606	3,606	3,606	3,606

Cash and cash equivalents at end of period	$3,389	$3,389	$2,979	$2,979	$2,919	$2,919

Supplemental information (Millions of U.S. dollars) (unaudited)
(a) Adjustments
The following tables summarize the revenue adjustments and other adjustments to net earnings (loss) (refer to note 4 of the accompanying consolidated financial statements for a description of the nature of the adjustments).

	2006
	Revenues			Cost of Revenues
	Three	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	September 30	March 31	June 30	September 30
As previously reported	$2,382	$2,744	$2,955	$1,473	$1,678	$1,838
Adjustments:
Pension and post-retirement errors	—	—	—	3	3	1
Revenue recognition errors	8	36	(29)	(15)	13	(4)
Other errors	—	—	—	3	18	(24)

As restated	$2,390	$2,780	$2,926	$1,464	$1,712	$1,811

	2006
	Net Earnings (Loss)
	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31	June 30	September 30
As previously reported	$(100)	$(95)	$(14)
Adjustments:
Pension and post-retirement errors	(8)	(8)	(2)
Revenue recognition errors	19	20	(22)
Other errors	(24)	(33)	55

As restated	$(113)	$(116)	$17

	2005
	Revenues				Cost of Revenues
	Three	Three	Three	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
As previously reported	$2,389	$2,619	$2,518	$2,997	$1,375	$1,515	$1,551	$1,815
Adjustments:
Pension and post-retirement errors	—	—	—	—	4	3	4	4
Revenue recognition errors	(7)	(10)	(28)	31	5	(16)	(19)	28
Other errors	—	—	—	—	(1)	1	3	(2)

As restated	$2,382	$2,609	$2,490	$3,028	$1,383	$1,503	$1,539	$1,845

	2005
	Net Earnings (Loss)
	Three	Three	Three	Three
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	March 31	June 30	September 30	December 31
As previously reported	$(62)	$(21)	$(109)	$192
Adjustments:
Pension and post-retirement errors	(12)	(12)	(12)	(12)
Revenue recognition errors	(11)	6	(8)	4
Prior period tax error	—	—	—	36
Other errors	(5)	(2)	(4)	(15)

As restated	$(90)	$(29)	$(133)	$205

	2006
	Revenues		Cost of Revenues
	Six	Nine	Six	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30	September 30	June 30	September 30
As previously reported	$5,126	$8,081	$3,151	$4,989
Adjustments:
Pension and post-retirement errors	—	—	6	7
Revenue recognition errors	44	15	(2)	(6)
Other errors	—	—	21	(3)

As restated	$5,170	$8,096	$3,176	$4,987

	2006
	Net Earnings (Loss)
	Six	Nine
	Months	Months
	Ended	Ended
	June 30	September 30
As previously reported	$(195)	$(209)
Adjustments:
Pension and post-retirement errors	(16)	(18)
Revenue recognition errors	39	17
Other errors	(57)	(2)

As restated	$(229)	$(212)

	2005
	Revenues		Cost of Revenues
	Six	Nine	Six	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30	September 30	June 30	September 30
As previously reported	$5,008	$7,526	$2,890	$4,441
Adjustments:
Pension and post-retirement errors	—	—	7	11
Revenue recognition errors	(17)	(45)	(11)	(30)
Other errors	—	—	—	3

As restated	$4,991	$7,481	$2,886	$4,425

	2005
	Net Earnings (Loss)
	Six	Nine
	Months	Months
	Ended	Ended
	June 30	September 30
As previously reported	$(83)	$(192)
Adjustments:
Pension and post-retirement errors	(24)	(36)
Revenue recognition errors	(5)	(13)
Other errors	(7)	(11)

As restated	$(119)	$(252)

As noted in note 4 of the accompanying audited consolidated financial statements, Nortel recorded adjustments related to pensions and post-retirement benefit errors, revenue recognition errors, a prior period tax error, and other adjustments the more significant of which are described below. For additional information regarding the pension and post-retirement benefit errors and the prior period tax error see note 4.
Revenue recognition errors:
Errors related principally to complex arrangements with multiple deliverables in which the timing of revenue recognition was determined to be incorrect. For certain of Nortel’s multiple element arrangements where certain elements such as PCS, specified upgrade rights and/or non-essential hardware or software products or services remained undelivered, Nortel determined that the undelivered element could not be treated as a separate unit of accounting because fair value could not be established. Accordingly,

Nortel should have deferred revenue, and related costs, until the earlier of the point in time that fair value of the undelivered element could be established or all the remaining elements have been delivered. These corrections resulted in an increase/(decrease) of revenue of ($1), $7, and $10 for the first three quarters of 2006 and decreases in revenue of $10, $13, $10, and $4 for the four quarters of 2005. The related cost of revenue impact resulted in increases/(decreases) of ($13), $9 and $13 for the first three quarters of 2006 and ($8), ($8), ($4), and $16 for the four quarters of 2005.
During the third quarter of 2006, Nortel previously recognized $40 of revenue that had been previously deferred by LG-Nortel due to the fact that it believed that LG-Nortel had a practice of providing implicit PCS for which they did not have fair value. A subsequent detailed review of the Enterprise products sold by LG-Nortel led to a conclusion in the third quarter of 2006 that LG-Nortel did not have a practice of providing implicit PCS for certain Enterprise products. As a result, revenue should have been recognized upon delivery. Nortel had previously recorded a cumulative correction of this error in the third quarter of 2006 and, as a result of this restatement, has now recorded it in the appropriate periods. The correction of this error resulted in a $40 reduction in revenue in the third quarter of 2006, with corresponding increases of $10, $14, and $16 in the fourth quarter of 2005, and the first and second quarters of 2006 and a $17 reduction in cost of revenues in the third quarter of 2006, with corresponding increases of $6, $5, and $6 for the fourth quarter of 2005, and the first and second quarters of 2006. Nortel also recorded reductions to minority interest to reflect the noncontrolling interest’s share of the impact of these restatement adjustments.
Previous misapplication of SOP 81-1 resulted in errors on revenues recognized in an arrangement between 2003 and the first quarter of 2006. The misapplication related to the calculation of liquidated damages estimated to be incurred as a result of contractual commitments related to network outages. Prior to the second quarter of 2006, Nortel estimated its liquidated damages based on a quarterly network outage estimate. In the second quarter of 2006, Nortel determined that it should have been recognizing product credits based on an estimate of the total expected outages for the arrangement. Nortel had previously corrected the resulting revenue errors in the second quarter of 2006 and, as a result of the restatement, has recorded the correction in the appropriate periods. The corrections have resulted in an increase/(decrease) in revenue and gross profit of $5, $8 and $5 for the first three quarters of 2006, and ($7), $8, nil and $15 for the four quarters of 2005.
In 2004, Nortel entered into a software arrangement where the customer had the right to suspend payments until delivery of certain future products; therefore, the arrangement fee was not fixed or determinable. Pursuant to SOP 97-2, if at the outset of the arrangement the fee is not fixed or determinable, once all other revenue recognition criteria have been satisfied, revenue should be recognized as payments become due. Previously, the fee was recognized ratably over the term. Due to the lack of a fixed or determinable fee, the amount recognized ratably should have been capped at the amount that was due and payable from the customer. The correction of this error resulted in an increase/(decrease) in both revenue and gross profit of $1, ($5) and ($4) for the first three quarters of 2006, and ($3), $5, ($5), and $10 for the four quarters of 2005.
Other errors
As part of this restatement, Nortel corrected several individually immaterial adjustments relating to prior periods that had been previously recorded in the third quarter of 2006. The errors related to errors in warranty calculations, inventory valuation and other errors. The correction of these errors resulted in a $24 reduction in cost of revenues in the third quarter of 2006, with an offsetting $24 increase in cost of revenues in the second quarter of 2006.
In the third quarter of 2006, Nortel corrected for royalty payments that should have been accrued in the second quarter of 2006. As part of this restatement, Nortel recorded the royalty payments in the correct period, resulting in a $7 reduction in cost of revenues in the third quarter of 2006 with a corresponding $7 increase in the second quarter of 2006.
As part of this restatement, Nortel corrected for various individually immaterial expenses previously recorded in the third quarter of 2006 which related to the second quarter of 2006. The errors related to invoicing issues by certain suppliers and invoicing cut-off errors, which resulted in delayed recognition of accruals. The correction of these errors resulted in an $18 reduction in SG&A expense in the third quarter of 2006, with an offsetting $18 increase in the second quarter of 2006.
As part of this restatement, Nortel corrected for asset impairments that had been provided for previously under Nortel’s restructuring plans in the second quarter of 2006 and errors in the timing of accruals for special charges related to Nortel’s 2006 Restructuring Plan. These corrections resulted in a $3 reduction in special charges in the third quarter of 2006, with an offsetting increase in the second quarter of 2006.

In the third quarter of 2006, Nortel expensed $4 in R&D costs related to inventory that had been previously incorrectly deferred in the first and second quarters of 2006. As part of this restatement, Nortel recorded this correction in the appropriate period, resulting in a $4 reduction in R&D expense in the third quarter of 2006, with an offsetting $3 increase in the second quarter of 2006 and $1 increase in the first quarter of 2006.
Classification Errors
In the second quarter of 2006 Nortel corrected a classification error related to securitization charges incurred in the first quarter of 2006, previously recorded in interest expense — other that should have been recorded in other income — net. As part of this restatement, Nortel has recorded this correction in the appropriate period. This correction resulted in an $8 increase in other income — net in the second quarter of 2006, and a corresponding $8 decrease in other income — net the first quarter of 2006 and an $8 increase in interest expense — other in the second quarter of 2006, and a corresponding $8 decrease in interest expense in the first quarter of 2006.
Nortel corrected a classification error identified in the fourth quarter of 2006 related to the treatment of certain short-term promissory notes classified as notes payable in the third quarter of 2006. Nortel determined that these notes should be classified as trade payable and corrected this classification error as part of this restatement. As a result of this classification error, the movement of these balances had been recorded in cash flows from (used in) financing activities in the third quarter consolidated statement of cash flows. The correction of the classification resulting in $45 reduction in net cash used in operating activities, with a $45 offsetting reduction in net cash from financing activities for the nine months ended September 30, 2006.
An error related to the classification between inventories ô net and other assets was identified in the fourth quarter of 2006. Nortel identified certain deferred costs that were classified as long-term and included in other assets but that related to arrangements where the associated deferred revenue was recorded as a current liability. Nortel has corrected this error and reclassified these deferred costs as a component of inventory — net, included in current assets. This correction resulted in increases in inventory — net and corresponding decreases in other assets of $260, $265, and $265, respectively, for the March 31, June 30, and September 30, 2006 condensed consolidated balance sheets.
(b) Segments
The following tables sets forth information by segment:

	2006
	Three Months			Three Months			Three Months
	Ended			Ended			Ended
	March 31			June 30			September 30
			As			As	As		As
		As	Restated		As	Restated	Previously	As	Restated
	Previously (i)	Restated (ii)	and Recast (iii)	Previously (i)	Restated (ii)	and Recast (iii)	Reported	Restated (ii)	and Recast (iii)
Revenues
Carrier Networks	$1,282	$1,265	$1,071	$1,433	$1,463	$1,262	$1,541	$1,522	$1,337
Enterprise Solutions	439	462	455	475	491	478	609	581	571
Metro Ethernet Networks	306	308	293	465	457	433	429	432	416
Global Services	291	291	506	309	307	545	316	331	541

Total reportable segments	2,318	2,326	2,325	2,682	2,718	2,718	2,895	2,866	2,865
Other	64	64	65	62	62	62	60	60	61

Total revenues	$2,382	$2,390	$2,390	$2,744	$2,780	$2,780	$2,955	$2,926	$2,926

Management EBT
Carrier Networks	$72	$75	$57	$110	$99	$83	$109	$113	$107
Enterprise Solutions	(49)	(34)	(23)	(62)	(51)	(41)	(1)	(13)	1
Metro Ethernet Networks	(32)	(26)	(17)	50	41	47	13	21	33
Global Services	88	88	91	93	90	98	89	100	89

Total reportable segments	79	103	108	191	179	187	210	221	230
Other	(197)	(229)	(234)	(176)	(183)	(191)	(199)	(175)	(184)

Total Management EBT	(118)	(126)	(126)	15	(4)	(4)	11	46	46

Amortization of intangibles	(5)	(5)	(5)	(6)	(6)	(6)	(8)	(8)	(8)
In-process research and development expense	—	—	—	(16)	(16)	(16)	—	—	—
Special charges	(5)	(5)	(5)	(45)	(49)	(49)	(24)	(21)	(21)
Gain (loss) on sale of businesses and assets	42	39	39	(16)	(12)	(12)	16	15	15
Income tax benefit (expense)	(23)	(25)	(25)	(27)	(29)	(29)	(9)	(15)	(15)

Net earnings (loss) from continuing operations	$(109)	$(122)	$(122)	$(95)	$(116)	$(116)	$(14)	$17	$17

(i)	During the third quarter of 2006, Nortel changed its reportable segments. The third quarter of 2006 and the related 2005 comparatives had been previously reported under the new reportable segments. Nortel did not previously report quarterly financial data for the first two quarters of 2006 reflecting its new reportable segments. These amounts have been reclassified to conform to the new reportable segments.

(ii)	In the first quarter of 2007, Nortel restated its financial results for 2005, 2004 and the first nine months of 2006. As a result, the “As Restated” segment information has been updated to reflect the restatement.

(iii)	In the first quarter of 2007, Nortel further refined its segments. Revenues from network implementation services consisting of network planning, engineering, installation and project management services bundled in customer contracts and previously included with sales in each of CN, ES and MEN have now been reallocated to the GS segment for management reporting purposes. The “As Restated and Recast” segment information has been recast to reflect these changes in the reportable segments.

	2005
	Three Months			Three Months
	Ended			Ended
	March 31			June 30
		As	As Restated		As	As Restated
	Previously (i)	Restated (ii)	and Recast (iii)	Previously (i)	Restated (ii)	and Recast (iii)
Revenues
Carrier Networks	$1,369	$1,366	$1,239	$1,333	$1,331	$1,186
Enterprise Solutions	465	464	453	609	605	591
Metro Ethernet Networks	297	295	285	352	349	343
Global Services	257	256	404	307	306	471

Total reportable segments	2,388	2,381	2,381	2,601	2,591	2,591
Other	1	1	1	18	18	18

Total revenues	$2,389	$2,382	$2,382	$2,619	$2,609	$2,609

Management EBT
Carrier Networks	$138	$130	$110	$108	$121	$101
Enterprise Solutions	19	18	20	76	73	75
Metro Ethernet Networks	(58)	(59)	(51)	(20)	(22)	(15)
Global Services	78	77	85	98	97	111

Total reportable segments	177	166	164	262	269	272
Other	(188)	(201)	(199)	(186)	(200)	(203)

Total Management EBT	(11)	(35)	(35)	76	69	69

Amortization of intangibles	(2)	(2)	(2)	(2)	(2)	(2)
Special charges	(14)	(14)	(14)	(92)	(92)	(92)
Gain (loss) on sale of businesses and assets	(22)	(24)	(24)	(11)	(9)	(9)
Shareholder litigation settlement expense (recovery)	—	—	—	—	—	—
Income tax benefit (expense)	(15)	(17)	(17)	9	6	6

Net earnings (loss) from continuing operations	$(64)	$(92)	$(92)	$(20)	$(28)	$(28)

(i)	During the third quarter of 2006, Nortel changed its reportable segments. The third quarter of 2006 and the related 2005 comparatives had been previously reported under the new reportable segments. Nortel did not previously report quarterly financial data for the first two quarters of 2006 reflecting its new reportable segments. These amounts have been reclassified to conform to the new reportable segments.

(ii)	In the first quarter of 2007, Nortel restated its financial results for 2005, 2004 and the first nine months of 2006. As a result, the “As Restated” segment information has been updated to reflect the restatement.

(iii)	In the first quarter of 2007, Nortel further refined its segments. Revenues from network implementation services consisting of network planning, engineering, installation and project management services bundled in customer contracts and previously included with sales in each of CN, ES and MEN have now been reallocated to the GS segment for management reporting purposes. The “As Restated and Recast” segment information has been recast to reflect these changes in the reportable segments.

	2005
	Three Months			Three Months
	Ended			Ended
	September 30			December 31
	As Previously	As	As Restated		As	As Restated
	Reported	Restated (ii)	and Recast (iii)	Previously (i)	Restated (ii)	and Recast (iii)
Revenues
Carrier Networks	$1,251	$1,226	$1,068	$1,716	$1,757	$1,422
Enterprise Solutions	534	535	522	502	501	495
Metro Ethernet Networks	366	364	357	408	400	362
Global Services	302	301	479	308	307	686

Total reportable segments	2,453	2,426	2,426	2,934	2,965	2,965
Other	65	64	64	63	63	63

Total revenues	$2,518	$2,490	$2,490	$2,997	$3,028	$3,028

Management EBT
Carrier Networks	$38	$29	$4	$214	$224	$128
Enterprise Solutions	31	31	37	6	2	9
Metro Ethernet Networks	(18)	(20)	(12)	10	(3)	—
Global Services	85	84	96	97	97	182

Total reportable segments	136	124	125	327	320	319
Other	(158)	(168)	(169)	(192)	(206)	(205)

Total Management EBT	(22)	(44)	(44)	135	114	114

Amortization of intangibles	(7)	(7)	(7)	(6)	(6)	(6)
Special charges	(39)	(39)	(39)	(25)	(24)	(24)
Gain (loss) on sale of businesses and assets	(3)	(3)	(3)	(11)	(11)	(11)
Income tax benefit (expense)	(40)	(42)	(42)	101	134	134

Net earnings (loss) from continuing operations	$(111)	$(135)	$(135)	$194	$207	$207

(i)	During the third quarter of 2006, Nortel changed its reportable segments. The third quarter of 2006 and the related 2005 comparatives had been previously reported under the new reportable segments. Nortel did not previously report quarterly financial data for the first two quarters of 2006 reflecting its new reportable segments. These amounts have been reclassified to conform to the new reportable segments.

(ii)	In the first quarter of 2007, Nortel restated its financial results for 2005, 2004 and the first nine months of 2006. As a result, the “As Restated” segment information has been updated to reflect the restatement.

(iii)	In the first quarter of 2007, Nortel further refined its segments. Revenues from network implementation services consisting of network planning, engineering, installation and project management services bundled in customer contracts and previously included with sales in each of CN, ES and MEN have now been reallocated to the GS segment for management reporting purposes. The “As Restated and Recast” segment information has been recast to reflect these changes in the reportable segments.
(c) Other income — net

	2006
	Three Months		Three Months		Three Months
	Ended		Ended		Ended
	March 31		June 30		September 30
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Interest income	$15	$15	$16	$16	$18	$18
Gain (loss) on sale or write down of investments	(1)	(1)	2	2	(7)	(7)
Currency exchange gains (losses)	9	1	14	15	(3)	—
Other — net	47	42	21	30	38	46

Other income — net	$70	$57	$53	$63	$46	$57

	2005
	Three Months		Three Months		Three Months
	Ended		Ended		Ended
	March 31		June 30		September 30
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Interest income	$14	$16	$14	$16	$15	$17
Gain (loss) on sale or write down of investments	(5)	(5)	21	21	—	—
Currency exchange gains (losses)	29	27	20	17	16	17
Other — net	17	16	22	22	21	21

Other income — net	$55	$54	$77	$76	$52	$55

(d) Accounts receivable — net:

	March 31, 2006		June 30, 2006		September 30, 2006
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Trade receivables	$2,354	$2,044	$2,076	$2,122	$2,237	$2,310
Notes receivable	69	316	1,077	1,033	1,075	1,001
Contracts in process	600	621	602	616	500	496

	3,023	2,981	3,755	3,771	3,812	3,807
Less: provision for doubtful accounts	(93)	(100)	(101)	(105)	(98)	(102)

Accounts receivable — net	$2,930	$2,881	$3,654	$3,666	$3,714	$3,705

(e) Inventories — net:

	March 31, 2006		June 30, 2006		September 30, 2006
	As		As		As
	Previously	As	Previously	As	Previously	As
	Reported	Restated	Reported	Restated	Reported	Restated
Raw materials	$781	$786	$744	$782	$772	$772
Work in progress	56	54	44	16	8	8
Finished goods	856	858	894	906	790	788
Deferred costs	2,110	2,157	2,153	2,191	2,050	2,094

	3,803	3,855	3,835	3,895	3,620	3,662
Less: provision for inventory	(1,033)	(1,032)	(1,070)	(1,069)	(1,067)	(1,067)

Inventories — net	2,770	2,823	2,765	2,826	2,553	2,595
Less: long term deferred costs	(786)	(526)	(730)	(460)	(719)	(456)

Current inventories — net	$1,984	$2,297	$2,035	$2,366	$1,834	$2,139

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
To the Shareholders and Board of Directors of Nortel Networks Limited
We have audited the consolidated financial statements of Nortel Networks Limited and subsidiaries (“Nortel”) as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, and have issued our report thereon dated March 15, 2007 except as to notes 5, 6, 7 and 22, which are as of September 7, 2007 (which report on the consolidated financial statements expressed an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements); such consolidated financial statements and reports are included elsewhere in this Form 8-K. We have also audited management’s assessment of the effectiveness of Nortel’s internal control over financial reporting as of December 31, 2006 and the effectiveness of Nortel’s internal control over financial reporting as of December 31, 2006 and issued our report dated March 15, 2007 (which report expressed an unqualified opinion on management’s assessment of the effectiveness of Nortel’s internal control over financial reporting and an adverse opinion on the effectiveness of Nortel’s internal control over financial reporting because of a material weakness). Our audits also included the consolidated financial statement schedule of Nortel included in this Form 8-K. This consolidated financial statement schedule is the responsibility of Nortel’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
The consolidated financial statement schedule of Nortel as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 has been restated. We therefore withdraw our previous report dated April 28, 2006 on that financial statement schedule, as originally filed.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
March 15, 2007, except as to notes 5, 6, 7 and 22 to the consolidated financial statements which are as of September 7, 2007

Schedule II
Consolidated
NORTEL NETWORKS LIMITED
Valuation and Qualifying Accounts and Reserves
Provision For Uncollectibles(a)

	Balance at	Charged to		Balance at
	Beginning of	Costs and		End of
	Year	Expenses	Deductions(b)	Year(c)
	U.S. GAAP
	(Millions of U.S. dollars)
Year 2006	$173	$5	$56	$122
Year 2005 — As restated	$179	$(10)	$(4)	$173
Year 2004 — As restated	$486	$(178)	$129	$179

(a)	Excludes Discontinued Operations.

(b)	Includes acquisitions and disposals of subsidiaries and divisions and amounts written off, and foreign exchange translation adjustments.

(c)	Includes provisions for uncollectibles on long-term accounts receivable of $34, $33 and $65 as of December 31, 2006, 2005 and 2004, respectively.